CALCULATION OF THE REGISTRATION FEE
Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
6.000% Perpetual Additional Tier 1 Contingent Convertible Capital Securities	$1,000,000,000	$116,200
6.500% Perpetual Additional Tier 1 Contingent Convertible Capital Securities	$1,250,000,000	$145,250

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-202880

Prospectus Supplement to Prospectus dated March 19, 2015

ING Groep N.V.

$1,000,000,000 6.000% Perpetual Additional Tier 1 Contingent Convertible Capital Securities

$1,250,000,000 6.500% Perpetual Additional Tier 1 Contingent Convertible Capital Securities

ING Groep N.V. (the “Issuer”) is offering hereby $1,000,000,000 aggregate principal amount of 6.000% Perpetual Additional Tier 1 Contingent Convertible Capital Securities (the “6.000% Securities”) and $1,250,000,000 aggregate principal amount of 6.500% Perpetual Additional Tier 1 Contingent Convertible Capital Securities (the “6.500% Securities” and, together with the 6.000% Securities, the “Securities”). The initial interest rate on the 6.000% Securities will be 6.000% per annum, and the initial interest rate on the 6.500% Securities will be 6.500% per annum. The interest rate will reset every five years, commencing on April 16, 2020 for the 6.000% Securities and April 16, 2025 for the 6.500% Securities (each, the applicable “First Call Date”), at the sum of the Mid-Market Swap Rate and 4.445% (in the case of the 6.000% Securities) and 4.446% (in the case of the 6.500% Securities).

The Securities are expected to qualify as Additional Tier 1 Capital under CRD IV. Subject to the more detailed description of the Securities in this prospectus supplement and the accompanying prospectus, the Securities:

•	are perpetual securities with no fixed maturity or redemption date;

•	are not redeemable at the option or election of holders;

•	may be redeemed at the Issuer’s option, in whole but not in part, on or after the applicable First Call Date and on any five-year anniversary thereof, or at any time in the event of certain regulatory or tax events;

•	provide that payments of interest shall be due and payable at the sole and absolute discretion of the Issuer and, in certain circumstances, shall not be paid, and any such interest not paid shall be cancelled;

•	automatically convert into ordinary shares if at any time the Issuer determines that the Group CET1 Ratio is less than 7.00% (a “Trigger Event”);

•	are subject to the exercise of the Dutch Bail-in Power by the relevant resolution authority; and

•	constitute the Issuer’s direct unsecured obligations ranking pari passu without any preference among themselves and rank subordinate to Senior Instruments.

Subject to the Issuer’s sole and absolute discretion to pay or cancel payments of interest, interest on the Securities will be payable semi-annually in arrear on April 16 and October 16 of each year, commencing October 16, 2015.

The Securities are not intended to be sold and should not be sold to retail clients in the European Economic Area (the “EEA”), within the meaning of the rules set out in the Temporary Marketing Restriction (Contingent Convertible Securities) Instrument 2014 (as amended or replaced from time to time) other than in circumstances that do not and will not give rise to a contravention of those rules by any person. Prospective investors are referred to the section headed “Marketing Restrictions” on the inside cover page of this prospectus supplement for further information.

By acquiring any Securities, you acknowledge, agree to be bound by, and consent to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the Securities or any expropriation of the Securities, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. See “Notice to Investors” on the inside cover page of this prospectus supplement.

Application has been made to list the Securities on the Global Exchange Market of the Irish Stock Exchange (“GEM Irish Exchange”).

Investing in the Securities involves risks. See “Risk Factors” beginning on page S-21 of this prospectus supplement and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the Securities.

This prospectus supplement includes an Index of Defined Terms on page S-102.

The Securities are not deposit liabilities of ING Groep N.V. and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, The Netherlands or any other jurisdiction.

	Price to Public(1)	Underwriting Compensation	Proceeds, before expenses, to ING Groep N.V.
Per 6.000% Security	100.000%	0.750%	99.250%
Total 6.000% Security	$1,000,000,000	$7,500,000	$ 992,500,000
Per 6.500% Security	100.000%	0.750%	99.250%
Total 6.500% Security	$1,250,000,000	$9,375,000	$ 1,240,625,000

(1)	Plus accrued interest, if any, from April 16, 2015.

The underwriters expect to deliver the Securities to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”) on or about April 16, 2015. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V.

The Securities will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the Securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Lead Managers and Joint Bookrunners

Citigroup	ING	J.P. Morgan	UBS Investment Bank
	(Joint Structuring Coordinator)	(Joint Structuring Coordinator)

Joint Lead Managers

Barclays	BofA Merrill Lynch	COMMERZBANK	HSBC	Natixis	Société Générale Corporate & Investment Banking

Prospectus Supplement dated April 9, 2015

PROSPECTUS SUPPLEMENT

PROSPECTUS

NOTICE TO INVESTORS

Agreements and Acknowledgements of Investors, Including Holders and Beneficial Owners

Dutch Bail-in Power

By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-In Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the Securities or any expropriation of the Securities, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. Each holder and beneficial owner of a Security or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a Security or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any Dutch Bail-in Power by the relevant resolution authority is separate and distinct from a Conversion following a Trigger Event. In addition, by acquiring any Securities, each holder and beneficial owner of a Security or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the Securities for a temporary period.

“Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of ING Groep N.V. and its consolidated subsidiaries, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”) and Regulation (EU) No 806/2014 of the European Parliament and of the Council) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto (which includes any amendments to be made by the forthcoming BRRD (Implementation) Act), or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

A “Trigger Event” shall occur if at any time the Issuer has determined that the Group CET1 Ratio is less than 7.00%.

By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein, including any person acquiring any such Security or interest therein after the date hereof, acknowledges and agrees with and for the benefit of the Issuer and The Bank of New York Mellon, London Branch, as trustee (the “trustee”) as follows:

•	that no exercise of the Dutch Bail-In Power by the relevant resolution authority with respect to the Securities or cancellation or deemed cancellation of interest on the Securities shall give rise to a default for purposes of the applicable provisions of the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	that, to the extent permitted by the Trust Indenture Act, such holder or beneficial owner waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-In Power by the relevant resolution authority with respect to the Securities;

•	that, upon the exercise of any Dutch Bail-In Power by the relevant resolution authority, (i) the trustee shall not be required to take any further directions from holders or beneficial owners of the Securities under the Indenture and (ii) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-In Power by the relevant resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-In Power by the relevant resolution authority, the Securities remain outstanding, then the trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Issuer and the trustee shall agree; and

•	that such holder or beneficial owner (i) consents to the exercise of any Dutch Bail-In Power as it may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to the Securities and (ii) authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement (x) the Conversion and (y) the exercise of any Dutch Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such holder or such beneficial owner.

In addition, the exercise of any Dutch Bail-In Power may require interests in the Securities and/or other actions implementing any Dutch Bail-In Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

Additional Agreements

By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein, including any person acquiring any such Security or interest therein after the date hereof, acknowledges and agrees to all of the terms and conditions of the Securities and, without limitation, acknowledges and agrees, with and for the benefit of the Issuer and the trustee, as follows:

Conversion Upon Trigger Event

Such holder or beneficial owner consents to the Conversion of its Securities following a Trigger Event and consents to the appointment of the Conversion Shares Depository and the issuance of the Conversion Shares to the Conversion Shares Depository, all of which may occur without any further action on the part of such holder or beneficial owner or the trustee. To the extent the Securities are held in the form of global securities, such holder or beneficial owner authorizes, directs and requests DTC, any direct participant therein and any other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner or the trustee. The conversion provisions of the Securities are described in more detail under “Description of the Securities — Conversion Upon Trigger Event.”

Interest Cancellation

Such holder or beneficial owner acknowledges and agrees that (a) interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant Interest Payment Date or related Interest Period or redemption date to the extent that it has been cancelled or deemed cancelled (in whole or in part) by the Issuer in its sole discretion and/or as a result of (i) the Issuer having insufficient Distributable Items, or (ii) the relevant interest payment’s causing the Maximum Distributable Amount to be exceeded; and (b) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Securities. The interest cancellation provisions are described in more detail under “Description of the Securities — Interest Cancellation.”

Waiver of Claims

Such holder or beneficial owner unconditionally and irrevocably agrees to each and every provision of the Indenture and the Securities and waives, to the fullest extent permitted by the Trust Indenture Act and any other applicable law, any and all claims against the trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Trigger Event and/or any Conversion.

Successors and Assigns

Such holder or beneficial owner acknowledges and agrees that all authority conferred or agreed to be conferred by any holder and beneficial owner pursuant to the provisions described above shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of each holder and beneficial owner of a Security or any interest therein.

MARKETING RESTRICTIONS

The Securities described in this prospectus supplement are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Securities to retail investors.

In particular, in August 2014, the UK Financial Conduct Authority (the “FCA”) published the Temporary Marketing Restriction (Contingent Convertible Securities) Instrument 2014 (as amended or replaced from time to time, the “TMR”) which took effect on October 1, 2014. Under the rules set out in the TMR (as amended or replaced from time to time, the “TMR Rules”) certain contingent write-down or convertible securities, such as the Securities, must not be sold to retail clients in the EEA, and nothing may be done that would or might result in the buying of such securities or the holding of a beneficial interest in such securities by a retail client in the EEA (in each case within the meaning of the TMR Rules), other than in accordance with the limited exemptions set out in the TMR Rules.

Certain of the underwriters (or their affiliates) are subject to, and required to comply with, the TMR Rules. By purchasing, or making or accepting an offer to purchase any Securities from the Issuer and/or the underwriters, you represent, warrant, agree with and undertake to the Issuer and each of the underwriters that (1) you are not a retail client in the EEA (as defined in the TMR Rules), (2) whether or not you are subject to the TMR Rules, you will not sell or offer the Securities to retail clients in the EEA or do anything (including the distribution of this document) that would or might result in the buying of the Securities or the holding of a beneficial interest in the Securities by a retail client in the EEA (in each case within the meaning of the TMR Rules), other than (i) in relation to any sale or offer to sell the Securities to a retail client in or resident in the United Kingdom, in any other circumstances that do not and will not give rise to a contravention of the TMR Rules by any person and/or (ii) in relation to any sale or offer to sell the Securities to a retail client in any EEA member state other than the United Kingdom, where (a) you have conducted an assessment and concluded that the relevant retail client understands the risks of an investment in the Securities and is able to bear the potential losses involved in an investment in the Securities and (b) you have at all times acted in relation to such sale or offer in compliance with the Markets in Financial Instruments Directive (2004/39/EC) (“MiFID”) to the extent it applies to you or, to the extent MiFID does not apply to you in a manner which would be in compliance with MiFID if it were to apply to you; and (3) you will at all times comply with all applicable local laws, regulations and regulatory guidance (whether inside or outside the EEA) relating to sales of instruments such as the Securities, including any such laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Securities by investors in any relevant jurisdiction.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Securities from the Issuer and/or the underwriters the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

For the avoidance of doubt, the restrictions described above do not affect the distribution of the Securities in jurisdictions outside of the EEA, including in the United States, provided that any distribution complies with the TMR Rules.

This prospectus supplement has been prepared on the basis that any offer of the Securities in any member state of the EEA which has implemented Directive 2003/71/EC, as amended (including by Directive 2010/73/EU) (the “Prospectus Directive”), will be made pursuant to an exemption under the Prospectus Directive, as implemented in that member state, from the requirement to publish a prospectus for offers of Securities.

The Securities may only be offered in The Netherlands to qualified investors as defined in the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht).

FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain documents incorporated by reference herein may contain “forward-looking statements.” These statements are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. In particular, forward-looking statements include all statements that express forecasts, expectations, plans, outlook and projections with respect to future matters, including trends in results of operations, margins, growth rates, overall market trends, the impact of changes in interest or exchange rates, the availability or cost of financing to ING Groep N.V. and its consolidated subsidiaries (“ING”), anticipated cost savings or synergies, expected investments, the completion of ING’s strategic transactions and restructuring programs, anticipated tax rates, expected cash payments, outcomes of litigation, anticipated deficit reductions in relation to pension schemes and general economic conditions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including factors that are outside ING’s control.

These factors include, but are not limited to:

•	changes in general economic conditions, in particular economic conditions in ING’s core markets;

•	changes in performance of financial markets, including developing markets;

•	consequences of a potential (partial) break-up of the euro;

•	the implementation of ING’s restructuring plan to separate banking and insurance operations;

•	changes in the availability of, and costs associated with, sources of liquidity such as interbank funding, as well as conditions in the credit markets generally, including changes in borrower and counterparty creditworthiness;

•	the frequency and severity of insured loss events;

•	changes affecting mortality and morbidity levels and trends;

•	changes affecting persistency levels;

•	changes affecting interest rate levels;

•	changes affecting currency exchange rates;

•	changes in investor, customer and policyholder behavior;

•	changes in general competitive factors;

•	changes in laws and regulations;

•	changes in the policies of governments and/or regulatory authorities;

•	conclusions with regard to purchase accounting assumptions and methodologies;

•	changes in ownership that could affect the future availability to ING of net operating loss, net capital and built-in loss carry forwards;

•	changes in credit ratings; and

•	ING’s ability to achieve projected operational synergies or to successfully implement the Ambition 2017 program.

Any forward-looking statements made by or on behalf of ING speak only as of the date they are made, and ING assumes no obligation to publicly update or revise any forward looking statements, whether as a result of new information or for any other reason. You should, however, consult any additional disclosures that ING may make in any documents which it publishes and/or files with the U.S. Securities and Exchange Commission (“SEC”).

Additional risks and factors are identified in ING’s filings with the SEC, including in the Issuer’s Annual Report on Form 20-F for the fiscal year ended December 31, 2014 (the “2014 Form 20-F”), which is available on the SEC’s website at http://www.sec.gov.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the GEM Irish Exchange, the SEC or applicable law, ING expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this prospectus supplement or the documents incorporated by reference herein to reflect any change in ING’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that ING has made or may make in documents ING has filed or may file with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-202880) filed by the Issuer with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on the Issuer and the securities the Issuer is offering. Statements in this prospectus supplement concerning any document filed or to be filed by the Issuer as an exhibit to the registration statement or that the Issuer has otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows the Issuer to “incorporate by reference” much of the information filed by the Issuer with the SEC, which means that the Issuer can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents incorporated by reference in this prospectus supplement and the accompanying prospectus by the Issuer, please refer to “Available Information” on page 4 of the accompanying prospectus.

In addition to the documents listed in the accompanying prospectus and the documents incorporated by reference since the date of the accompanying prospectus, the Issuer incorporates by reference in this prospectus supplement and the accompanying prospectus any future documents the Issuer may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K furnished by the Issuer to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

The Issuer will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above or in the accompanying prospectus which the Issuer has incorporated in this prospectus supplement by reference. You should direct your requests to ING Groep N.V., Attention: Investor Relations, Bijlmerplein 888, 1102 MG Amsterdam, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands, telephone: +31-20-563-67-10.

Unless otherwise specified in this prospectus supplement, references to “ING Groep N.V.” or the “Issuer,” are to ING Groep N.V., the holding company incorporated under the laws of The Netherlands, and not to its consolidated subsidiaries; references to “ING,” “ING Group” or the “Group” are to ING Groep N.V. and its consolidated subsidiaries; references to “ING Bank” are to ING Bank N.V., together with its consolidated subsidiaries; and references to the “Trust” are to the Stichting ING Aandelen, an administrative trust that holds more than 99.9% of the outstanding ordinary shares of the Issuer and issues bearer depositary receipts for such shares. “Voya” refers to Voya Financial, Inc., a U.S. holding company which directly and indirectly holds the Issuer’s former U.S. insurance business in which the Issuer has divested its entire interest as of March 9, 2015, as further described in the 2014 Form 20-F. “NN Group” refers to NN Group N.V. (formerly ING Verzekeringen N.V.) and its consolidated subsidiaries, which is publicly listed on Euronext Amsterdam and holds the Issuer’s remaining insurance subsidiary; as of March 20, 2015, the Issuer owned 54.6% of the share capital of NN Group, and is in the process of divesting its remaining interest in NN Group before the end of 2016 in accordance with the Issuer’s restructuring plan agreed with the European Commission, as further described in the 2014 Form 20-F. References to “DTC” shall include any successor clearing system. References to “ordinary shares” means ordinary shares in the capital of the Issuer currently with a nominal value of €0.24 each. References to “€” and “euro” shall be to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended, and references to “$” and “U.S. dollars” shall be to the lawful currency for the time being of the United States.

PRESENTATION OF FINANCIAL INFORMATION

ING prepares financial information in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IFRS-IASB”) for purposes of reporting with the SEC, including financial information contained in this prospectus supplement and the 2014 Form 20-F. ING Group’s accounting policies and its use of various options under IFRS-IASB are described under “Principles of valuation and determination of results” beginning on page F-17 in the consolidated financial statements contained in the 2014 Form 20-F incorporated herein by reference. In this document the IFRS-IASB is used to refer to IFRS-IASB as applied by ING Group.

ING also prepares financial information in accordance with IFRS as adopted by the European Union (“IFRS-EU”), including the decisions ING made with regard to the options available under IFRS as adopted by the EU. For an explanation of the differences between IFRS-IASB and IFRS-EU, see page 3 of the 2014 Form 20-F incorporated herein by reference. For a reconciliation between IFRS-EU and IFRS-IASB, see Note 2.1 to the consolidated financial statements contained in the 2014 Form 20-F incorporated herein by reference.

Capital measures included in this prospectus supplement are based on IFRS-EU, as this is the primary accounting basis for statutory and regulatory reporting used by ING Group.

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole.

Because this section is a summary, it does not describe every aspect of the Securities in detail. This summary is subject to, and qualified by reference to, the section entitled “Description of the Securities.” This Summary uses a number of terms defined elsewhere in this prospectus supplement that are key to understanding the terms of the Securities. See the Index of Defined Terms on page S-102.

The Issuer	ING Groep N.V.

ING Groep N.V. is a holding company incorporated in 1991 under the laws of The Netherlands, with its corporate seat and headquarters in Amsterdam, The Netherlands. ING Group currently serves more than 32 million customers in over 40 countries, offering banking services to meet a broad customer base. ING Groep N.V. is a listed company and holds all shares of ING Bank N.V., which is not separately listed.

Securities Offered	$1,000,000,000 aggregate principal amount of 6.000% Perpetual Additional Tier 1 Contingent Convertible Capital Securities (the “6.000% Securities”) and $1,250,000,000 aggregate principal amount of 6.500% Perpetual Additional Tier 1 Contingent Convertible Capital Securities (the “6.500% Securities” and, together with the 6.000% Securities, the “Securities”).

The 6.000% Securities and 6.500% Securities are separate series (each a “series”) of Securities that have identical terms except for their initial interest rates, First Call Dates and the margin above the Mid-Market Swap Rate, as described further below.

Currency	U.S. dollars

Issue Date	April 16, 2015 (the “Issue Date”).

Perpetual Securities	The Securities are perpetual securities with no fixed maturity or redemption date.

Terms Specific to the 6.000% Securities

Aggregate Principal Amount	$1,000,000,000

Interest Rate and Interest Payment Dates

Except as set forth under “— Interest Payments Discretionary” and “— Restriction on Interest Payments” under “— Terms Common to Each Series of Securities” below, interest will be payable on April 16 and October 16 of each year, commencing on October 16, 2015, at a rate per annum of 6.000%, from and including the Issue Date to but excluding April 16, 2020 (the “6.000% Securities First Call Date”). A payment made on that first Interest Payment Date, if any, would be in respect of the period from (and including) the Issue Date to (but excluding) October 16, 2015. The interest rate on the 6.000% Securities will be reset on the 6.000% Securities First Call Date and each five-year anniversary date thereof (each, a “6.000% Securities Reset Date”) to but excluding the next following 6.000% Securities Reset Date, to a rate per annum equal to the sum of the Mid-Market Swap Rate on the second business day preceding the 6.000% Securities Reset Date and 4.445%.

ISIN	US456837AE31

CUSIP	456837AE3

Common Code	121211289

Terms Specific to the 6.500% Securities

Aggregate Principal Amount	$1,250,000,000

Interest Rate and Interest Payment Dates	Except as set forth under “— Interest Payments Discretionary” and “— Restriction on Interest Payments” under “— Terms Common to Each Series of Securities” below, interest will be payable on April 16 and October 16 of each year, commencing on October 16, 2015, at a rate per annum of 6.500%, from and including the Issue Date to but excluding April 16, 2025 (the “6.500% Securities First Call Date”). A payment made on that first Interest Payment Date, if any, would be in respect of the period from (and including) the Issue Date to (but excluding) October 16, 2015. The interest rate on the Securities will be reset on the 6.500% Securities First Call Date and each five-year anniversary date thereof (each, a “6.500% Securities Reset Date”) to but excluding the next following 6.500% Securities Reset Date, to a rate per annum equal to the sum of the Mid-Market Swap Rate on the second business day preceding the 6.500% Securities Reset Date and 4.446%.

Each of the 6.000% Securities First Call Date and the 6.500% Securities First Call Date is referred to herein as the applicable “First Call Date.” Each of the 6.000% Securities Reset Dates and the 6.500% Securities Reset Date is referred to herein as the applicable “Reset Date.”

ISIN	US456837AF06

CUSIP	456837AF0

Common Code	121212161

Terms Common to Each Series of Securities

Interest Payments Discretionary	Interest on the Securities shall be due and payable at the sole and absolute discretion of the Issuer. If the Issuer does not make an interest payment on any Interest Payment Date or redemption date in whole or in part, such interest payment (or the portion thereof not paid) shall be deemed cancelled and shall not be due and payable. See “Notice to Investors.”

Restriction on Interest Payments	The Issuer shall not make an interest payment on the Securities on any Interest Payment Date or redemption date if and to the extent that:

(a)	the amount of such interest payment otherwise due, together with any interest payments or distributions which have been paid or made or which are required to be paid or made during the then current financial year on other own funds items (excluding any such interest payments or distributions which (i) are not required to be made out of Distributable Items or (ii) have already been provided for, by way of deduction, in the calculation of Distributable Items), in the aggregate exceed the amount of the Issuer’s Distributable Items as at such Interest Payment Date or redemption date; or

(b)	the payment of such interest, when aggregated together with other distributions of the kind referred to in Article 141(2) of the CRD IV Directive (or any provision of applicable law transposing or implementing Article 141(2) of the CRD IV Directive, as amended or replaced (or any provision of applicable law, including the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht), transposing or implementing Article 141(2) of the CRD IV Directive, as amended or replaced)), would cause the Maximum Distributable Amount, if any, then applicable to the Issuer to be exceeded.

The Issuer may, however, in its sole discretion, elect to make a partial interest payment on the Securities to the extent that such partial interest payment may be made without breaching the above restriction.

Agreement to Interest Cancellation	By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein acknowledges and agrees that:

(a)	interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant Interest Payment Date or related Interest Period or redemption date to the extent that it has been cancelled or deemed cancelled (in whole or in part) by the Issuer in its sole discretion and/or as a result of (i) the Issuer having insufficient Distributable Items, or (ii) the relevant interest payment’s causing the Maximum Distributable Amount to be exceeded; and

(b)	a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Securities.

Interest shall only be due and payable on an Interest Payment Date or redemption date to the extent it is not cancelled or deemed cancelled in accordance with the provisions described under “— Interest Payments Discretionary” and “— Restriction on Interest Payments” above. Any interest payment cancelled or deemed cancelled (in each case, in whole or in part) on any Interest Payment Date or redemption date in the circumstances described above shall not accumulate or be payable at any time thereafter, and holders of the Securities shall have no rights thereto (whether upon a Liquidation Event or otherwise) or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

Notice of Interest Cancellation	If practicable, the Issuer shall provide notice of any cancellation of interest (in whole or in part) at least five business days prior to the relevant Interest Payment Date or redemption date to the trustee and the holders of the Securities and shall provide notice of any deemed cancellation of interest to the trustee and the holders of the Securities as promptly as practicable following the relevant Interest Payment Date or redemption date. Failure to provide such notice, however, shall not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give holders of the Securities any rights as a result of such failure.

Additional Amounts	Payment of “Additional Amounts” as defined in the accompanying prospectus, if any, shall be made under the circumstances described in the section entitled “Description of Capital Securities — Payment of Additional Amounts with Respect to the Capital Securities” in the accompanying prospectus.

Treatment of Interest as Dividends for U.S. Federal Income Tax Purposes	As described under “Material U.S. Federal Income Tax Consequences,” in general, the interest payments with respect to the Securities and distributions with respect to Conversion Shares will be treated as dividends for U.S. federal income tax purposes.

Ranking	The Securities shall constitute the direct, unsecured and subordinated obligations of the Issuer, ranking pari passu without any preference among themselves. The rights and claims of the holders of the Securities in respect of or arising from the Securities shall be subordinated to the claims of Senior Instruments.

Liquidation Event

If a liquidation (upon dissolution (ontbinding) or otherwise), moratorium of payments (surseance van betaling) or bankruptcy (faillissement) of the Issuer (any such event, a “Liquidation Event”) occurs prior to a Trigger Event, the Securities shall be subordinated to the Senior Instruments of the Issuer and rank pari passu with the

Parity Instruments of the Issuer. By virtue of such subordination, any payments to the holders of the Securities upon any Liquidation Event shall only be made after all payment obligations of the Issuer in respect of Senior Instruments have been satisfied. The amount of any claim in respect of each Security shall be its principal amount. The exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the Securities shall not constitute a Liquidation Event.

If a Liquidation Event occurs after a Trigger Event but before the Issuer issues the ordinary shares deliverable upon conversion of the Securities as described under “— Conversion Upon Trigger Event” below, each holder of a Security shall have a claim, in lieu of any other payment by us, for the amount, if any, it would have been entitled to receive if the Securities had been converted immediately prior to the Liquidation Event.

Redemption	Subject to the conditions described under “— Conditions to Redemption and Purchase” below, the Issuer may, at its option, redeem all, but not less than all, of the Securities of each series (i) on the applicable First Call Date and on any subsequent Reset Date, (ii) at any time if a Regulatory Event has occurred and is then continuing, or (iii) at any time if a Tax Event has occurred and is then continuing, in each of cases (i)-(iii), at their principal amount, plus accrued and unpaid interest to the redemption date (including Additional Amounts, if any), excluding any interest that has been cancelled or deemed cancelled in accordance with the provisions described under “Description of the Securities — Interest Cancellation — Interest Payments Discretionary” or that the Issuer would not be permitted to pay pursuant to the provisions described under “Description of the Securities — Interest Cancellation — Restriction on Interest Payments.”

A “Regulatory Event” is deemed to have occurred if at any time on or after the Issue Date, as a result of a change in the regulatory classification of the Securities, the Securities have been or will be excluded in whole from the own funds of the Issuer, calculated in accordance with Article 11(2) of the CRD IV Regulation on the basis of the consolidated situation of the Issuer as the parent financial holding company for the Bank, or reclassified in whole as a lower quality form of own funds (that is, no longer Additional Tier 1 Capital).

A “Tax Event” is deemed to have occurred if the Issuer determines that as a result of a Tax Law Change:

(a)	the Issuer will or would be required on the next Interest Payment Date (or if the next Interest Payment Date is scheduled to occur within 30 days, then on the Interest Payment Date immediately following the next Interest Payment Date) to pay holders Additional Amounts; or

(b)	the Issuer would not be entitled to claim a deduction in respect of any interest payments made on the next Interest Payment Date (or if the next Interest Payment Date is scheduled to occur within 30 days, then on the Interest Payment Date immediately following the next Interest Payment Date) in computing the Issuer’s taxation liabilities in The Netherlands, or the amount of the deduction would be materially reduced;

provided that the consequences of such event cannot be avoided by the Issuer taking reasonable measures available to it.

Conditions to Redemption and Purchase	The Issuer may not give notice of any redemption of or redeem, nor may the Issuer or any member of the Group purchase, any Securities unless it has obtained the prior consent of the Relevant Regulator.

“Relevant Regulator” means the European Central Bank or any other body or authority having primary supervisory authority with respect to the Issuer, the Bank or the Group.

Any redemption or purchase of the Securities is subject to additional conditions under CRD IV. See “Description of the Securities — Redemption — Conditions to Redemption and Purchase.”

Conversion Upon Trigger Event Trigger Event	A “Trigger Event” shall occur if at any time the Issuer has determined that the Group CET1 Ratio is less than 7.00%.

If a Trigger Event occurs, the Securities shall be converted, in whole and not in part, into ordinary shares at the Conversion Price.

The “Conversion Price” per ordinary share in respect of the Securities shall be:

•	if the ordinary shares are then admitted to trading on a Relevant Stock Exchange, the highest of (i) the Current Market Price per ordinary share translated into U.S. dollars at the Prevailing Rate, (ii) $9.00 per ordinary share (the “Floor Price”), subject to adjustment as described under “Description of the Securities — Anti-Dilution,” and (iii) the nominal value of an ordinary share of the Issuer translated into U.S. dollars at the Prevailing Rate, and

•	if the ordinary shares are not then admitted to trading on a Relevant Stock Exchange, the higher of (i) the Floor Price and (ii) the nominal value of an ordinary share of the Issuer translated into U.S. dollars at the Prevailing Rate.

The Current Market Price, Floor Price and Prevailing Rate shall each be determined on the date on which the Conversion Notice is given. The nominal value of an ordinary share is currently €0.24, which translated into U.S. dollars at the Noon Buying Rate on April 3, 2015, of $0.9099 to €1.00 is equivalent to $0.2638.

If at the time of conversion the ordinary shares are represented by bearer depositary receipts as described under “Description of the Trust and the Bearer Depositary Receipts” in the accompanying prospectus, and only the bearer depositary receipts are admitted to listing on the Relevant Stock Exchange, the Issuer shall issue ordinary shares to the Trust and cause the Trust to issue the required number of bearer depositary receipts. Holders of the Securities may elect to receive the ordinary shares or bearer depositary receipts in the form of American Depositary Receipts, as described under “Description of American Depositary Shares” in the accompanying prospectus.

Agreement with Respect to the Exercise of Bail-In Power	No principal of, or interest on, the Securities shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to us.

By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the Securities or any expropriation of the Securities, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. Each holder and beneficial owner of a Security or any interest therein further acknowledges and agrees that the rights of the holders and beneficial owners of Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any Dutch Bail-in Power by the relevant resolution authority is separate and distinct from a Conversion following a Trigger Event. In addition, by acquiring any Securities, each holder and beneficial owner of a Security or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the Securities for a temporary period.

“Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”) and Regulation (EU) No 806/2014 of the European Parliament and of the Council) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto (which includes any amendments to be made by the forthcoming BRRD (Implementation) Act), or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

Enforcement Events and Remedies	The trustee and holders of the Securities shall not be entitled to declare the principal amount of the Securities due and payable under any circumstance, provided that upon the occurrence of a Liquidation Event, holders of the Securities shall have the rights and claims described under “— Liquidation Event” above. Your remedies for the Issuer’s breach of any obligations under the Securities are extremely limited, as described under “Description of the Securities — Enforcement Events and Remedies.”

Waiver of Right of Set-off	Subject to applicable law, neither any holder or beneficial owner of Securities nor the trustee acting on behalf of the holders and beneficial owners of Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer in respect of, or arising under, or in connection with, the Securities or the Indenture and each holder and beneficial owner of Securities, by virtue of its holding of any Securities or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of Securities, shall be deemed to have waived all such rights of set-off, compensation or retention. See “Description of the Securities — Waiver of Right of Set-off.”

Form and Delivery

The Securities will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. The Securities will be represented by one or more global securities registered in the name of a nominee of DTC. You may only hold beneficial interests in the Securities through DTC and its direct and indirect participants, including Euroclear SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream Banking”) and DTC and its direct and indirect participants will record your beneficial interest on their books. The Issuer will not issue definitive Securities except as described in the accompanying prospectus. Settlement of the Securities will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Description of Debt Securities — Form, Exchange and Transfer of Capital Securities” and “Clearance and Settlement” in the accompanying prospectus.

Listing	Application has been made to list the 6.000% Securities and the 6.500% Securities on the Global Exchange Market of the Irish Stock Exchange.

Trustee and Principal Paying Agent	The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom, will act as the trustee and initial principal paying agent for the Securities.

Use of Proceeds	The Issuer intends to use the net proceeds of the offering of the Securities to support the development and expansion of its business and to strengthen further its capital base. That development and expansion may occur through the development of existing operations, the establishment of new subsidiaries or acquisitions if suitable opportunities should arise.

Governing Law	The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York, except for the subordination provisions and waiver of set-off provisions, which will be governed by Dutch law.

Risk Factors	Investing in the Securities offered under this prospectus supplement involves risk. For a discussion of certain risks that should be considered in connection with an investment in the Securities, see “Risk Factors” beginning on page S-21 of this prospectus supplement.

Conflict of Interest	ING Financial Markets LLC, an affiliate of the Issuer, is a Financial Industry Regulatory Authority (“FINRA”) member and an underwriter in this offering and has a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121. ING Financial Markets LLC is not permitted to sell the Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

SELECTED FINANCIAL DATA

The following is selected consolidated financial data for the Issuer for the years ended December 31, 2014, 2013 and 2012. The selected consolidated financial data for each of the years ended December 31, 2014, 2013 and 2012 are derived from the IFRS-IASB audited consolidated financial statements of the Group. The Group’s consolidated financial statements for each of the three fiscal years ended December 31, 2014, 2013 and 2012 were audited by Ernst & Young Accountants LLP, an independent registered public accounting firm. The summary below should be read in conjunction with, and is qualified by reference to, the Group’s audited consolidated financial statements, and the related notes thereto, and the other detailed information contained in the 2014 Form 20-F. For more information, see the section entitled “Incorporation of Documents by Reference.”

	Year ended 31 December,
	2014	2014	2013	2012(2)	2011(2)(3)	2010(2)(3)
	$(1)	€
	(in millions, except amounts per share and number of ordinary shares)
IFRS-IASB Consolidated Income Statement Data
Continuing Operations
Interest income	53,894	48,163	51,394	60,003	66,181	69,687
Interest expense	40,126	35,859	39,693	48,119	52,724	56,271

Net interest result	13,768	12,304	11,701	11,884	13,457	13,417
Commission income	2,566	2,293	2,204	2,047	2,496	2,633
Investment and Other income	690	617	3,191	1,223	155	851

Total income	17,024	15,214	17,096	15,154	16,108	16,900

Total expenditure(4)	13,264	11,853	11,123	11,769	11,920	11,916

Result before tax	3,761	3,361	5,973	3,385	4,188	4,984
Taxation	961	859	1,498	856	947	1,131

Net result from continuing operations	2,800	2,502	4,475	2,529	3,241	3,853
Net result from discontinued operations(5)	(1,539)	(1,375)	680	1,359	1,431	(1,413)

Minority interests from continuing and discontinued operations	184	164	265	161	78	80

Net result ING Group IFRS-IASB	1,078	963	4,890	3,727	4,594	2,360

Addition to shareholders’ equity	552	493	4,890	3,727	4,594	2,360
Dividend	526	470	—	—	—	—
Basic earnings per share(6)	0.07	0.06	1.14	0.81	0.81	0.51
Diluted earnings per share(6)	0.07	0.06	1.14	0.81	0.81	0.51
Dividend per share(6)	0.13	0.12	—	—	—	—
Number of ordinary shares outstanding (in millions)	3,854.6	3,854.6	3,836.9	3,801.4	3,782.3	3,780.3

(1)	Euro amounts have been translated into U.S. dollars at the noon buying rate in New York City for cable transfers in euros as certified for customs purposes by the Federal Reserve Bank of New York (the “Noon Buying Rate”) on March 2, 2015 of $1.119 to €1.00.
(2)	The comparative figures of this period have been restated to reflect the new pension accounting requirements under IFRS which took effect on January 1, 2013. See Note 2.1 to the consolidated financial statements contained in the 2014 Form 20-F incorporated herein by reference.

(3)	Periods prior to 2012 are not restated for IFRS 10 (Consolidated Financial Statements), IFRS 11 (Joint Arrangements) or IFRS 12 (Disclosure of Interests in Other Entities).
(4)	Includes all non-interest expenses, including additions to the provision for loan losses. See “Item 5. Operating and Financial Review and Prospects — Liquidity and Capital Resources” in the 2014 Form 20-F incorporated by reference herein.
(5)	The results of NN Group and Voya have been transferred to “Result from discontinued operations.” For details on Discontinued operations. See Note 33 of Note 2.1 to the consolidated financial statements contained in the 2014 Form 20-F incorporated herein by reference.
(6)	Basic earnings per share amounts have been calculated based on the weighted average number of ordinary shares outstanding and shareholders’ equity per share amounts have been calculated based on the number of ordinary shares outstanding at the end of the respective periods. For purposes of this calculation, ING Groep N.V. shares held by Group companies are deducted from the total number of ordinary shares in issue. The effect of dilutive securities is also adjusted.

	Year ended 31 December,
	2014	2014	2013	2012(2)	2011(2)(3)	2010(2)(3)
	$(1)	€
	(in billions, except amounts per share and number of ordinary shares)
IFRS-IASB Consolidated Balance Sheet Data
Total assets	1,105.2	987.7	1,076.6	1,158.1	1,274.2	1,239.3
Investments	109.2	97.6	141.0	200.1	217.4	234.2
Loans and advances to customers	573.4	512.4	527.0	556.9	596.9	608.9
Insurance and investment contracts:			111.8	230.0	278.8	271.1
Customer deposits and other funds on deposit:
Savings accounts of the banking operations	330.7	295.5	289.8	277.8	291.5	324.6
Other deposits and bank funds	210.8	188.4	184.5	177.2	176.0	186.8

Total	541.5	483.9	474.3	454.9	467.5	511.4
Amounts due to banks	33.6	30.0	27.2	38.7	72.2	72.9
Shareholders’ equity	52.1	46.6	42.3	46.5	42.8	39.6
Non-voting equity securities	0	0	1.5	2.3	3.0	5.0
Shareholders’ equity per Ordinary Share	13.54	12.10	11.02	12.22	11.32	10.48
Share capital in number of shares (in millions)	3,858.9	3,858.9	3,840.9	3,831.6	3,831.6	3,831.6

(1)	Euro amounts have been translated into U.S. dollars at the Noon Buying Rate on March 2, 2015 of $1.119 to €1.00.
(2)	The comparative figures of this period have been restated to reflect the new pension accounting requirements under IFRS which took effect on January 1, 2013. See Note 2.1 to the consolidated financial statements contained in the 2014 Form 20-F incorporated herein by reference.
(3)	Periods prior to 2012 are not restated for IFRS 10 (Consolidated Financial Statements), IFRS 11 (Joint Arrangements) or IFRS 12 (Disclosure of Interests in Other Entities).

	Year ended 31 December,
	2014	2013
	(in € billions, except ratios)
Regulatory Capital Ratios(1)
Group CET1 Ratio — Phased-in Basis(2)	13.5%	N/A
Group CET1 Ratio — Fully-Loaded (non-GAAP)(3)(4)	10.5%	N/A
Group CET1 Ratio — Fully-Loaded As Adjusted (non-GAAP)(3)(5)	13.2%	N/A
Group Tier 1 Capital Ratio — Phased-in Basis(2)	13.5%	N/A
Group Total Capital Ratio — Phased-in Basis(2)	14.6%	N/A
Interest Payment Restriction Metrics
Distributable Items(6)	36.2	34.7

(1)	Regulatory capital ratios as of December 31, 2014 are based on CRD IV, which first became applicable to the Issuer for the quarter ended September 30, 2014. The Issuer, unlike the Bank, was not subject to risk-based Capital Regulations prior to that period. A Trigger Event occurs if at any time the Issuer has determined that the Group CET1 Ratio is less than 7.00%. See “Description of the Securities — Conversion Upon Trigger Event.”
(2)	Calculated based on CRD IV on a phased-in basis (that is, an actual basis, including giving effect to transitional adjustments).
(3)	The Issuer is not currently required to disclose Group CET1 Ratio — Fully Loaded and Group CET1 Ratio — Fully Loaded As Adjusted by its relevant regulators, and accordingly these metrics are considered to be non-GAAP financial measures. See page F-223 in the consolidated financial statements contained in the 2014 Form 20-F incorporated herein by reference for a presentation of the Group CET1 Ratio — Fully Loaded compared to the Group CET1 Ratio — Phased-in Basis.
(4)	Calculated based on CRD IV on a fully-loaded basis (that is, without taking into account transitional adjustments) as it will be in effect on January 1, 2019. Group CET1 Ratio — Fully-Loaded (non-GAAP) increases to 11.5% (also non-GAAP) if adjusted to give effect to gains on sale recognized in connection with sales of shares of Voya and NN Group in the first quarter of 2015. The Issuer believes that presenting this ratio as of December 31, 2014 will enhance potential investors’ understanding of the Issuer’s regulatory capital position. The adjustments on a fully-loaded basis, as compared to the actual ratio, reduce common equity Tier 1 capital (“CET1”) in the numerator by approximately €9.0 billion. This reflects €11.3 billion attributable to significant investments in financial institutions (primarily Voya and NN Group) above the CRD IV threshold of 10% of Group eligible CET1, offset by €2.3 billion deducted from CET1 on an actual basis as of December 31, 2014, but not deducted on a fully-loaded basis. The €2.3 billion deduction is primarily due to the Capital Regulations’ allocation of deductions for significant investments in financial institutions between CET1, Additional Tier 1 Capital and Tier 2 capital during the transitional period. Risk-weighted assets are not impacted.
(5)	Calculated based on CRD IV on a fully-loaded basis (that is, without taking into account transitional adjustments) as it will be in effect on January 1, 2019 and further adjusted to reflect a full divestment by the Issuer of its remaining equity ownership of Voya and NN Group. The Issuer divested its remaining equity interest in Voya as of March 9, 2015. The further adjustment for such divestments will increase CET1 by €14.1 billion related to the absence of deduction of significant investments in financial institutions (in this case, Voya and NN Group) above the CRD IV threshold of 10% of Group eligible CET1. This is expected to be partly offset by a total expected equity loss of €6.3 billion as a result of such divestments (representing the difference between the proceeds and the carrying value). Risk-weighted assets will be reduced by €2.6 billion.
(6)	Calculated in accordance with the definition of Distributable Items as described under “Description of the Securities — Interest — Restriction on Interest Payments.” The Issuer may pay interest on the Securities and interest or dividends on other own funds only to the extent of its Distributable Items. See “Description of the Securities — Interest — Restriction on Interest Payments.”

RISK FACTORS

Investing in the Securities offered under this prospectus supplement involves significant risks. You should reach your own investment decision only after consultation with your own financial and legal advisers about risks associated with an investment in the Securities and the suitability of investing in the Securities in light of the particular characteristics and terms of the Securities and of your particular financial circumstances. As part of making an investment decision, you should make sure you thoroughly understand the Securities’ terms, such as the provisions governing Conversion (including, in particular, the circumstances under which a Trigger Event may occur), the agreement by you to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority, that interest is due and payable only at the sole discretion of the Issuer and may be cancelled at the sole discretion of the Issuer, and that there is no scheduled repayment date for the principal of the Securities. You should also carefully consider the risk factors and the other information contained in this prospectus supplement, the accompanying prospectus, the 2014 Form 20-F, and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the Securities and you should evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect an investment in the Securities and your ability to bear the loss of all or a portion of your investment. If any of the risks described below materializes, the Issuer’s business, financial condition and results of operations could suffer, the Securities could be subject to Conversion and/or the Dutch Bail-in Power, and the trading price and liquidity of the Securities and/or its ordinary shares could decline, in which case you could lose some or all of the value of your investment.

Risk Relating to the Issuer

For a description of the risks associated with the Issuer and the Group, see the section entitled “Key Information — Risk Factors” of the 2014 Form 20-F, which is incorporated by reference herein.

Risks Relating to the Securities

The Securities are novel and complex financial instruments that involve a high degree of risk and may not be a suitable investment for all investors.

The Securities are novel and complex financial instruments that involve a high degree of risk. As a result, an investment in the Securities and the Conversion Shares or ADSs issuable following a Trigger Event will involve certain increased risks. Each potential investor of the Securities must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of its own circumstances. In particular, each potential investor should:

(i)	have sufficient knowledge and experience to make a meaningful evaluation of the Securities, the merits and risks of investing in the Securities and the information contained or incorporated by reference in this prospectus supplement or any applicable supplement to this prospectus supplement;

(ii)	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Securities and the impact such investment will have on its overall investment portfolio;

(iii)	have sufficient financial resources and liquidity to bear all of the risks of an investment in the Securities, including where the currency for principal or interest payments, i.e., U.S. dollars, is different from the currency in which such potential investor’s financial activities are principally denominated and the possibility that the entire principal amount of the Securities could be lost, including following the exercise by the relevant resolution authority of any Dutch Bail-in Power;

(iv)	understand thoroughly the terms of the Securities, such as the provisions governing the Conversion (including, in particular, the calculation of the Group CET1 Ratio, as well as under what circumstances a Trigger Event will occur), and be familiar with the behavior of any relevant indices and financial markets, including the possibility that the Securities may become subject to write down or conversion or expropriation if the Dutch Bail-in Power is exercised; and

(v)	be able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

A potential investor should not invest in the Securities unless it has the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Securities will perform under changing conditions, the resulting effects on the likelihood of the Conversion into Conversion Shares and the value of the Securities, and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein.

The Securities have no scheduled maturity and you do not have the right to cause the Securities to be redeemed or otherwise accelerate the repayment of the principal amount of the Securities except in very limited circumstances.

The Securities are perpetual securities and have no fixed maturity date or fixed redemption date and are not redeemable at the option or election of the holders. Accordingly, the Issuer is under no obligation to repay all or any part of the principal amount of the Securities, it has no obligation to redeem the Securities at any time and you have no right to call for their redemption or otherwise claim for the repayment of the principal amount of the Securities (except in the very limited circumstances following the liquidation (upon dissolution or otherwise), moratorium of payments or bankruptcy of the Issuer (any such event, a “Liquidation Event”) where you have a claim as described under “Description of the Securities — Enforcement Events and Remedies”). Therefore, you will receive or realize a cash amount with respect to your investment of principal only (i) if the Issuer at its option redeems the Securities in accordance with their terms and applicable law, (ii) by selling your Securities or, following the occurrence of a Trigger Event and the issue and delivery of Conversion Shares or ADSs, your Conversion Shares or ADSs or (iii) in the liquidation, moratorium of payments or bankruptcy of the Issuer (and, in the case of clause (ii) and (iii), the cash amount received or realized may be less than the principal amount of your Securities). See “— The Issuer may redeem the Securities at its option in certain situations.” for additional information on the Issuer’s ability to redeem the Securities.

Interest on the Securities will be due and payable only at the sole and absolute discretion of the Issuer, and it may (and in certain circumstances will have no choice but to) cancel interest payments (in whole or in part) at any time. Cancelled interest shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto.

Interest on the Securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date or redemption date. In addition, the Issuer shall be restricted from paying any interest otherwise scheduled to be paid on an Interest Payment Date or redemption date if and to the extent that certain regulatory conditions are not satisfied. See “— In addition to the Issuer’s right to cancel (in whole or in part) interest payments at any time, it may be restricted from making interest payments on the Securities in certain circumstances, in which case such interest shall be deemed to have been cancelled. Interest that is deemed cancelled shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto.” for more information. If the Issuer does not make an interest payment on the relevant Interest Payment Date or redemption date (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable. There can, therefore, be no assurances that a holder will receive interest payments in respect of the Securities.

The Issuer may cancel (in whole or in part) any interest payment on the Securities at its discretion and may pay dividends on its ordinary or preference shares, as well as interest on its debt securities (including Parity Instruments), notwithstanding such cancellation. In addition, the Issuer may without restriction use funds that could have been applied to make such cancelled payments to meet its other obligations as they become due. In addition, the Issuer may be restricted by the terms of its Parity Instruments from making interest payments on the Securities if it does not make payments on such Parity Instruments.

Cancelled interest shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation. Furthermore, no cancellation of interest in accordance with the terms of the Indenture shall constitute a default in payment or otherwise under the terms of the Securities. If practicable, the Issuer shall provide notice of any cancellation of interest (in whole or in part) at least five business days prior to the relevant Interest Payment Date or redemption date to the trustee and the holders of the Securities and shall provide notice of any deemed cancellation of interest to the trustee and the holders of the Securities as promptly as practicable following the relevant Interest Payment Date or redemption date. Failure to provide such notice, however, shall not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give holders of the Securities any rights as a result of such failure.

In addition to the Issuer’s right to cancel (in whole or in part) interest payments at any time, it may be restricted from making interest payments on the Securities in certain circumstances, in which case such interest shall be deemed to have been cancelled. Interest that is deemed cancelled shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto.

Except to the extent permitted as described below in respect of partial interest payments, the Issuer shall not make an interest payment on the Securities on any Interest Payment Date or redemption date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable) if and to the extent that:

(a)	the amount of such interest payment otherwise due, together with any interest payments or distributions which have been paid or made or which are required to be paid or made during the then current financial year on other own funds items (excluding any such interest payments or distributions which (i) are not required to be made out of Distributable Items or (ii) have already been provided for, by way of deduction, in the calculation of Distributable Items), in the aggregate exceed the amount of Distributable Items of the Issuer as at such Interest Payment Date or redemption date; or

(b)	the payment of such interest, when aggregated together with other distributions of the kind referred to in Article 141(2) of the CRD IV Directive (or any provision of applicable law transposing or implementing Article 141(2) of the CRD IV Directive, as amended or replaced (or any provision of applicable law, including the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht), transposing or implementing Article 141(2) of the CRD IV Directive, as amended or replaced)), would cause the Maximum Distributable Amount, if any, then applicable to the Issuer to be exceeded.

The “other distributions” referred to in (b) above include, without limitation, distributions in connection with CET1 capital, payments on other Additional Tier 1 Capital instruments (including interest amounts on the Securities) and discretionary staff remuneration.

Further, the Relevant Regulator has wide-ranging powers given to it pursuant to Article 104 of the CRD IV Directive for the purpose of the supervisory review and evaluation process under that directive. These powers include, inter alia, a general power to restrict or prohibit interest payments to holders of Additional Tier 1 Capital securities, such as the Securities. There are no ex-ante limitations on the Relevant Regulator’s discretion to exercise this power. If the Relevant Regulator exercises this power, the Issuer will exercise its discretion to cancel (in whole or in part, as required by the Relevant Regulator) interest payments in respect of the Securities.

Although the Issuer may, in its sole discretion, elect to make a partial interest payment on the Securities, it may only do so to the extent that such partial interest payment may be made without breaching the restrictions in the preceding paragraphs. In addition, the Issuer may cancel (in whole or in part) any interest payment on the Securities at its discretion and may pay dividends on its ordinary or preference shares, as well as interest on its debt securities (including Parity Instruments), notwithstanding such cancellation.

The Issuer will be responsible for determining compliance with this restriction, and neither the trustee nor any agent will be required to monitor such compliance or to perform any calculations in connection therewith.

Any interest deemed cancelled on any relevant Interest Payment Date or redemption date shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such deemed cancellation. Furthermore, no cancellation of interest in accordance with the terms of the Indenture shall constitute a default in payment or otherwise under the terms of the Securities.

As a holding company, the level of the Issuer’s Distributable Items is affected by a number of factors, and insufficient Distributable Items may restrict the Issuer’s ability to make interest payments on the Securities.

As a holding company, the level of the Issuer’s Distributable Items is affected by a number of factors, principally its ability to receive funds, directly or indirectly, from its operating subsidiaries in a manner which creates Distributable Items for the Issuer. Consequently, the Issuer’s future Distributable Items, and therefore its ability to make interest payments, are a function of its existing Distributable Items, future Group profitability and the ability to distribute or dividend profits from its operating subsidiaries up the Group structure to the Issuer. In addition, the Issuer’s Distributable Items may also be adversely affected by the servicing of other debt and equity instruments and there are no restrictions on the Issuer’s ability to make payments on Parity Instruments, other debt instruments or its ordinary shares even if that results in its Distributable Items not being sufficient to make a scheduled interest payment on the Securities.

The ability of the Group’s subsidiaries to pay dividends and the Issuer’s ability to receive distributions and other payments from its investments in other entities is subject to applicable local laws and other restrictions, including their respective regulatory, capital and leverage requirements, statutory reserves, financial and operating performance, accounting regulations and applicable tax laws. These laws, regulations and restrictions could limit the payment of dividends, distributions and other payments to the Issuer by its subsidiaries, which could in time restrict the Issuer’s ability to fund other operations or to maintain or increase its Distributable Items.

Further, the Issuer’s Distributable Items, and therefore its ability to make interest payments, may be adversely affected by the performance of the Group’s business in general, factors affecting its financial position (including capital and leverage), the economic environment in which the Group operates and other factors outside of the Issuer’s control. In addition, adjustments to earnings, as determined by the Board, may fluctuate significantly and may materially adversely affect Distributable Items. The Issuer shall not make an interest payment on the Securities on any Interest Payment Date or redemption date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable) if the level of Distributable

Items is insufficient to fund that payment, as discussed in the risk factor “— In addition to the Issuer’s right to cancel (in whole or in part) interest payments at any time, it may be restricted from making interest payments on the Securities in certain circumstances, in which case such interest shall be deemed to have been cancelled. Interest that is deemed cancelled shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto.” above.

CRD IV includes capital requirements that are in addition to the minimum capital ratio of CET1 to risk-adjusted assets and other minimum capital ratios. These additional capital requirements will restrict the Issuer’s ability to make discretionary distributions in certain circumstances, in which case it may reduce or cancel interest payments on the Securities.

The rules applicable to the capital of financial institutions have changed across the European Union in order to implement the Basel III measures issued by the Basel Committee on Banking Supervision. The European legislative package consists of a fourth capital requirements directive and a new capital requirements regulation, collectively known as “CRD IV.” CRD IV entered into force in The Netherlands in phases on January 1, 2014, with full implementation by January 1, 2019.

Under CRD IV, credit institutions, such as ING Bank, are required, on a consolidated basis, to hold a minimum amount of regulatory capital of 8% of risk weighted assets (of which at least 4.5% must be CET1 capital and at least 6% must be Tier 1 capital). Since ING Bank is controlled by the Issuer, these capital requirements are assessed on the basis of the consolidated situation of the Issuer. In addition to these so-called minimum “own funds” (i.e., total regulatory capital) requirements, CRD IV also introduces capital buffer requirements that are in addition to the minimum “own funds” requirement and are required to be met with CET1 capital. CRD IV introduces five new capital buffers: (i) the capital conservation buffer, (ii) the institution-specific counter-cyclical buffer, and the higher of (depending on the institution) (iii) the systemic risk buffer, (iv) the global systemically important institutions buffer and (v) the other systemically important institutions buffer. Subject to transitional provisions, the capital conservation buffer (currently, 2.5%) and systemic risk buffer (currently, 3.0%) shall apply to the Issuer and some or all of the other buffers may be applicable to the Issuer from time to time as determined by a competent authority (see “—Implementation of Basel III/CRD IV and additional Relevant Regulator supervisory expectations”).

In addition to the “Pillar 1” capital requirements described above, CRD IV contemplates that competent authorities may require additional “Pillar 2” capital to be maintained by an institution relating to elements of risks which are not fully captured by the minimum “own funds” requirements (“additional own funds requirements”) or to address macro-prudential requirements.

The European Banking Authority (“EBA”) published guidelines on December 19, 2014 addressed to national supervisors on common procedures and methodologies for the supervisory review and evaluation process (“SREP”) which contained guidelines proposing a common approach to determining the amount and composition of additional own funds requirements and which is to be implemented by January 1, 2016. These guidelines contemplate that national supervisors should set by January 1, 2019 (or earlier, if they so decide at their discretion) a requirement to cover certain risks with additional own funds which is composed of at least 56% CET1 capital and at least 75% Tier 1 capital and the remainder in Tier 2 capital. The guidelines also contemplate that national supervisors should not set additional own funds requirements in respect of risks which are already covered by capital buffer requirements and/or additional macro-prudential requirements; accordingly, the combined buffer requirement (as discussed below) is in addition to the minimum own funds requirement and to the additional own funds requirement. There can be no assurance as to the relationship between the “Pillar 2” additional own funds requirements and the restrictions on discretionary payments referred to below and as to how and when effect will be given to the EBA’s minimum guidelines in The Netherlands, including as to the consequences for an institution of its capital levels falling below the minimum, buffer and additional requirements referred to above. There can also be no assurance as to the applicable future “Pillar 2” additional own funds requirements (since such requirements may change from time to time), as to the manner in which “Pillar 2” additional own funds requirements may be disclosed publicly in the future or that such restrictions will not cease to apply.

Under Article 141(2) (Restrictions on distributions) of the CRD IV Directive, member states of the European Union must require that institutions that fail to meet the “combined buffer requirement” (broadly, the combination of the capital conservation buffer, the institution-specific counter-cyclical buffer and the higher of (depending on the institution), the systemic risk buffer, the global systemically important institutions buffer and the other systemically important institutions buffer, in each case as applicable to the institution) will be subject to restricted “discretionary payments” (which are defined broadly by CRD IV as distributions in connection with CET1 capital, payments on Additional Tier 1 Capital instruments (including interest amounts on the Securities) and payments of discretionary staff remuneration).

The “combined buffer requirement,” and the associated restrictions under Article 141(2) (Restrictions on distributions) of the CRD IV Directive, are scheduled to transition in from January 1, 2016 at a rate of 25% of such requirement per annum. In the event of a breach of the “combined buffer requirement,” the restrictions under Article 141(2) will be scaled according to the extent of the breach of the “combined buffer requirement” and calculated as a percentage of the profits of the institution since the most recent decision on the distribution of profits or “discretionary payment” of the institution. Such calculation will result in a “maximum distributable amount” in each relevant period. As an example, the scaling is such that in the bottom quartile of the “combined buffer requirement,” no “discretionary distributions” will be permitted to be paid. As a consequence, in the event of breach of the combined buffer requirement it may be necessary to reduce payments that would, but for the breach of the combined buffer requirement, be discretionary, including potentially exercising the Issuer’s discretion to cancel (in whole or in part) interest payments in respect of the Securities.

The Issuer’s capital requirements (calculated on the basis of the consolidated situation of the Issuer as the parent financial holding company of the Bank) are, by their nature, calculated by reference to a number of factors any one of which or combination of which may not be easily observable or capable of calculation by investors. Holders of the Securities may not be able to predict accurately the proximity of the risk of discretionary payments (of interest and principal) on the Securities being prohibited from time to time as a result of the operation of Article 141(2) (Restrictions on distributions) of the CRD IV Directive.

The implementation of Article 141(2) of the CRD IV Directive in The Netherlands, including its inter-relationship with the minimum and additional capital requirements, buffers and macro-prudential tools referred to above (including the calculation of the Maximum Distributable Amount), remains uncertain in many respects. Such uncertainty can be expected to continue while the relevant authorities in the European Union (the “EU”) and The Netherlands continue to develop their approach to the application of the relevant rules.

In addition, CRD IV includes a requirement for credit institutions to calculate, report, monitor and publish their leverage ratios, defined as their tier 1 capital as a percentage of their total exposure measure. During the observation period for the introduction of the leverage ratio, the leverage ratio – using the Basel III standard – is required to be maintained at a level of at least 3% This requirement will be harmonised at EU level from January 1, 2018, until which date regulators may apply such measures as they consider appropriate. The Dutch government has indicated that Dutch systematically important banks should have a leverage ratio of at least 4% by 2018.

There can be no assurance, however, that the leverage ratio specified above, or any of the minimum own funds requirements, additional own funds requirements or buffer capital requirements applicable to the Issuer and/or the Group will not be amended in the future to include new and more onerous capital requirements, which in turn may affect the Issuer’s capacity to make payments of interest on the Securities. Any non-payment or perceived risk of non-payment will have an impact on the price of the Securities. See further the risk factor entitled “— Implementation of Basel III/CRD IV and additional Relevant Regulator supervisory expectations” and “— In addition to the Issuer’s right to cancel (in whole or in part) interest payments at any time, it may be restricted from making interest payments on the Securities in certain circumstances, in which case such interest shall be deemed to have been cancelled. Interest that is deemed cancelled shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto..”

Current regulatory proposals may also, if adopted and once implemented, impose further restrictions on the Issuer’s ability to make payments on the Securities. For example, recent proposals made by the Financial Stability Board recommend the adoption of total loss absorbing capacity (“TLAC”) requirements for global systemically important banks in addition to existing minimum regulatory capital requirements. The proposals currently contemplate that only CET1 capital in excess of that required to satisfy minimum TLAC requirements may count towards regulatory capital buffers, such as the combined buffer requirement introduced by CRD IV. As a result, the introduction of such additional capital requirements may impact the Issuer’s ability to meet the “combined buffer requirement,” which in turn, might impact its ability to make payments on the Securities (which could affect the market value of the Securities), as it will trigger restrictions relating to “maximum distributable amounts” described above.

The Securities may be traded with accrued interest, but under certain circumstances described above, such interest may be cancelled and not paid on the relevant Interest Payment Date or redemption date.

The Securities may trade, and/or the prices for the Securities may appear, on the Global Exchange Market of the Irish Stock Exchange (“GEM Irish Exchange”) and in other trading systems with accrued interest. If this occurs, purchasers of Securities in the secondary market will pay a price that includes such accrued interest upon purchase of the Securities. However, if a payment of interest on any Interest Payment Date or redemption date is cancelled or deemed cancelled (in each case, in whole or in part) as described herein and thus is not due and payable, purchasers of such Securities will not be entitled to that interest payment (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment, the portion of such interest payment not paid) on the relevant Interest Payment Date or redemption date.

The interest rate on the Securities will reset on each relevant Reset Date, which may affect the market value of the Securities.

The initial interest rate on the         % Securities will be         % per annum, and the initial interest rate on the         % Securities will be         % per annum. The interest rate in respect of each series of Securities will be reset on each relevant Reset Date such that from (and including) each such Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Mid-Market Swap Rate on the relevant Reset Determination Date immediately preceding the relevant Reset Date and (i)         % in the case of the         % Securities and         % in the case of the         % Securities. In each case, the interest rate for the Securities of a series following any relevant Reset Date may be less than the applicable initial interest rate and/or the interest rate that applies immediately prior to such Reset Date, which could affect the amount of any interest payments under the Securities and so the market value of the Securities.

The Securities may be subject to Conversion and upon the occurrence of such an event you could lose all or part of the value of your investment in the Securities.

A Trigger Event will occur if at any time the Issuer has determined that the Group CET1 Ratio is less than 7.00%. Upon the occurrence of a Trigger Event, Conversion will occur at the Conversion Price as described in “Description of the Securities — Conversion Upon Trigger Event — Conversion Shares and Conversion Price,” at which point all of the Issuer’s obligations to the holders under the Securities shall be irrevocably and automatically released in consideration of the Issuer’s issuance and delivery of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient) on the Conversion Date, and under no circumstances shall such released obligations be reinstated. As a result, you could lose all or part of the value of your investment in the Securities, as, following Conversion, you will receive only the Conversion Shares or, if you elect, ADSs, and the realizable value of the Conversion Shares or ADSs may be significantly less than the principal amount of the Securities you hold. At the time the Conversion Shares are issued, the Conversion Price may not reflect the market price of the Issuer’s Conversion Shares, which could be significantly lower than the Conversion Price. As a result, the value of the Conversion Shares or ADSs you receive may be significantly less than the principal amount of the Securities. Furthermore, upon the occurrence of Conversion, you will no longer have a debt claim in relation to principal and any accrued but unpaid interest on the Securities shall be cancelled and shall not become due and payable at any time. See “Description of the Securities — Conversion Upon Trigger Event” for more information.

In addition, upon the occurrence of Conversion, the holders will not be entitled to any compensation in the event of any improvement in the Group CET1 Ratio after the Conversion Date.

The circumstances surrounding or triggering Conversion are unpredictable, and there are a number of factors, including factors outside the Issuer’s control, that could affect the Group CET1 Ratio. The Issuer has no obligation to operate its business in such a way, or take any mitigating actions, to maintain or restore the Group CET1 Ratio and to avoid a Trigger Event and actions it takes could result in the Group CET1 Ratio falling.

The occurrence of a Trigger Event and therefore Conversion is inherently unpredictable and depends on a number of factors, including those discussed in greater detail in the following paragraphs, any of which may be outside the Issuer’s control. Although the Issuer currently publicly reports the Group CET1 Ratio only as of each quarterly period end, a Trigger Event could occur at any time if the Group CET1 Ratio is determined by the Issuer to be less than 7.00%. Thus, investors may receive only limited, if any, warning of any deterioration in the Group CET1 Ratio. In addition, the Issuer’s regulator may instruct the Issuer to calculate the ratio as at any date. Moreover, any indication that the Group CET1 Ratio is moving towards the level of a Trigger Event may have an adverse effect on the market price of the Securities. A decline or perceived decline in the Group CET1 Ratio may significantly affect the trading price of the Securities.

The Group CET1 Ratio may be affected by one or more factors, including, among other things, changes in the mix of the Issuer’s business, major events affecting the Issuer’s earnings, dividend payments by the Issuer, regulatory changes (including changes to definitions and calculations of regulatory capital ratios and their components, including Group CET1 Capital and Group Total Risk Exposure Amount) and the Issuer’s ability to manage its Group Total Risk Exposure Amount in both its ongoing businesses and those which it may seek to exit. In addition, the Issuer has capital resources and risk weighted assets denominated in foreign currencies, and changes in foreign exchange rates will result in changes in the euro equivalent value of foreign currency denominated capital resources and risk weighted assets. As a result, the Group CET1 Ratio is exposed to foreign currency movements. Actions that the Issuer takes could also affect the Group CET1 Ratio, including causing it to decline. For example, the Issuer is required to dispose of its remaining interest in NN Group before the year-end of 2016 in order to comply with the requirements of its restructuring plan set by the EU Commission. The manner in which such remaining stake is disposed of, including by way of spin-off, could result in a decline in the Group CET 1 Ratio. The Issuer has no obligation to increase its Group CET1 Capital, reduce its Group Total Risk Exposure Amount or otherwise operate its business in such a way, or take mitigating actions in order to prevent its Group CET1 Ratio from falling below 7.00% or to maintain or increase its Group CET1 Ratio or to otherwise consider the interests of the holders of the Securities in connection with any of its business decisions that might affect the Group CET1 Ratio.

The calculation of the Group CET1 Ratio may also be affected by changes in applicable accounting rules, or by changes to regulatory adjustments which modify the regulatory capital impact of accounting rules. Moreover, even if changes in applicable accounting rules, or changes to regulatory adjustments which modify accounting rules, are not yet in force as of the relevant calculation date, the Relevant Regulator could require the Issuer to reflect such changes in any particular calculation of the Group CET1 Ratio.

Accordingly, accounting changes or regulatory changes may have a material adverse impact on the Group’s calculations of regulatory capital, including Group CET1 Capital and Group Total Risk Exposure Amount, and the Group CET1 Ratio.

Because of the inherent uncertainty regarding whether a Trigger Event will occur and there being no affirmative obligation on the Issuer’s part to prevent its occurrence, it will be difficult to predict when, if at all, Conversion may occur. Accordingly, the trading behavior of the Securities is not necessarily expected to follow the trading behavior of other types of security. Any indication or perceived indication that the Group CET1 Ratio is approaching the level that would cause a Trigger Event (and subsequent Conversion) to occur can be expected to have a material adverse effect on the market price of the Securities. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with a yield comparable to other types of subordinated securities, including the Issuer’s other subordinated debt securities. In addition, the risk of Conversion could drive down the price of ordinary shares and have a material adverse effect on the market value of Conversion Shares or ADSs received upon Conversion.

The Issuer’s Group CET1 Ratio will be affected by its business decisions and, in making such decisions, its interests may not be aligned with those of the holders of the Securities.

As discussed in “— The circumstances surrounding or triggering Conversion are unpredictable, and there are a number of factors, including factors outside the Issuer’s control, that could affect the Group CET1 Ratio. The Issuer has no obligation to operate its business in such a way, or take any mitigating actions, to maintain or restore the Group CET1 Ratio and to avoid a Trigger Event and actions it takes could result in the Group CET1 Ratio falling” above, the Group CET1 Ratio could be affected by a number of factors. It will also depend on the Group’s decisions relating to its businesses and operations, as well as the management of its capital position. The Issuer will have no obligation to consider the interests of the holders of the Securities in connection with the Issuer’s strategic decisions, including in respect of its capital management. Holders of the Securities will not have any claim against the Issuer or any other member of the Group relating to decisions that affect the business and operations of the Group, including its capital position, regardless of whether they result in the occurrence of a Trigger Event. Such decisions could cause holders of the Securities to lose all or part of the value of their investment in the Securities.

Holders will bear the risk of changes in the Group CET1 Ratio.

The market price of the Securities is expected to be affected by changes in the Group CET1 Ratio. Changes in the Group CET1 Ratio may be caused by changes in the amount of Group CET1 Capital and/or Group Total Risk Exposure Amount (each of which shall be calculated by the Issuer on a consolidated basis and such calculation shall be binding on the trustee and the holders), as well as changes to their respective definition and interpretation under the Capital Regulations. See “— The circumstances surrounding or triggering Conversion are unpredictable, and there are a number of factors, including factors outside the Issuer’s control, that could affect the Group CET1 Ratio. The Issuer has no obligation to operate its business in such a way, or take any mitigating actions, to maintain or restore the Group CET1 Ratio and to avoid a Trigger Event and actions it takes could result in the Group CET1 Ratio falling.”

Issuance of the Conversion Shares to the Conversion Shares Depository shall constitute a complete, irrevocable and automatic release of all of the Issuer’s obligations in respect of the Securities.

Upon a Conversion, all of the Issuer’s obligations to the holders under the Securities shall be irrevocably and automatically released in consideration of the Issuer’s issuance and delivery of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient) on the Conversion Date, and under no circumstances shall such released obligations be reinstated. Provided that the Issuer issues the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient as contemplated above) in accordance with the terms of the Indenture as described herein, with effect from the Conversion Date, holders of the Securities shall have recourse only to the Conversion Shares Depository (or to such other relevant recipient, as applicable) for the delivery to them of Conversion Shares. The holders’ sole recourse for the Issuer’s failure to issue and deliver the Conversion Shares to the Conversion Shares Depositary (or to the other relevant recipient) on the Conversion Date shall be the right to demand that the Issuer make such issuance and delivery.

In addition, the Issuer has not yet appointed a Conversion Shares Depository and it may not be able to appoint a Conversion Shares Depository if Conversion occurs. In such a scenario, the Issuer would inform holders of the Securities via DTC or the trustee or otherwise, as practicable, of any alternative arrangements in connection with the issuance and/or delivery of the Conversion Shares and such arrangements may be disadvantageous to, and more restrictive on, the holders of the Securities. For example, such arrangements may involve holders of the Securities having to wait longer to receive their Conversion Shares than would be the case under the arrangements expected to be entered into with a Conversion Shares Depository. Under these circumstances, the Issuer’s issuance of the Conversion Shares to the relevant recipient in accordance with these alternative arrangements shall constitute a complete, irrevocable and automatic release of all of the Issuer’s obligations in respect of the Securities.

Following Conversion, the Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the holder’s right to receive Conversion Shares or, if the holder elects, ADSs from the Conversion Shares Depository, and the rights of the holders of the Securities will be limited accordingly.

Following Conversion, the Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the holder’s right to receive Conversion Shares or, if the holder elects, ADSs from the Conversion Shares Depository. All obligations of the Issuer under the Securities shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient) on the Conversion Date, and under no circumstances shall such released obligations be reinstated. The Securities shall be cancelled on the applicable Cancellation Date.

Although the Issuer currently expects that beneficial interests in the Securities will be transferrable between the Conversion Date and the Suspension Date and that any trades in the Securities would clear and settle through DTC in such period, there is no guarantee that this will be the case. Even if the Securities are transferable following Conversion, there is no guarantee that an active trading market will exist for the Securities following Conversion. Accordingly, the price received for the sale of any beneficial interest under a Security during this period may not reflect the market price of such Security or the Conversion Shares or ADSs. Furthermore, transfers of beneficial interests in the Securities may be restricted following the Conversion Date, for example if the clearance and settlement of transactions in the Securities is suspended by DTC at an earlier time than currently expected. In such a situation it may not be possible to transfer beneficial interests in the Securities and trading in the Securities may cease.

In addition, the Issuer has been advised by DTC that it will suspend all clearance and settlement of transactions in the Securities on the Suspension Date. As a result, holders of the Securities will not be able to settle the transfer of any Securities through DTC following the Suspension Date, and any sale or other transfer of the Securities that a holder of the Securities may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC.

The Securities may cease to be admitted to trading on the GEM Irish Exchange or any other stock exchange on which the Securities are then listed or admitted to trading after the Suspension Date.

Moreover, although the holders will become entitled to claim for delivery of the Conversion Shares upon the issuance of such Conversion Shares to the Conversion Shares Depository and the Conversion Shares will be issued to the Conversion Shares Depository (or the relevant recipient), no holder will be able to sell or otherwise transfer any Conversion Shares or, if the holder elects, ADSs, until such time as they are finally delivered to such holder and registered in their name.

Holders will have to submit a Conversion Shares Settlement Notice in order to receive delivery of the Conversion Shares or, if the holder elects, ADSs.

In order to obtain delivery of the relevant Conversion Shares or, if the holder elects (provided that the Issuer maintains an ADS depositary facility at the time of such election), ADSs, a holder must deliver a Conversion Shares Settlement Notice (and the relevant Securities, if applicable) to the Conversion Shares Depository. The Conversion Shares Settlement Notice must contain certain information, including the holder’s account details with the securities depositary system operated by Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (“Euroclear Netherlands”) or ADS depositary account information, as applicable. Accordingly, holders of Securities (or their nominee, custodian or other representative) will have to have an account with Euroclear Netherlands in order to receive the Conversion Shares or must be a direct or indirect registered ADS holder in order to receive ADSs. If a holder of the Securities fails to properly complete and deliver a Conversion Shares Settlement Notice on or before the Notice Cut-Off Date, the Conversion Shares Depository shall continue to hold the relevant Conversion Shares until a Conversion Shares Settlement Notice (and the relevant Securities, if applicable) is or are so delivered. However, the relevant Securities shall be cancelled on the Final Cancellation Date and any holder of Securities delivering a Conversion Shares Settlement Notice after the Notice Cut-Off Date will have to provide evidence of its entitlement to the relevant Conversion Shares or, if the holder elects, ADSs satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Conversion Shares or, if the holder elects, ADSs. The Issuer shall have no liability to any holder of the Securities for any loss resulting from such holder’s not receiving any Conversion Shares or, if the holder elects, ADSs or from any delay in the receipt thereof as a result of such holder’s failing to submit a valid Conversion Shares Settlement Notice on a timely basis or at all.

Prior to receipt of the Conversion Shares, holders of the Securities will not be entitled to any rights with respect to the Conversion Shares, but will be subject to all changes made with respect to the Conversion Shares.

The exercise of voting rights and rights related thereto with respect to any Conversion Shares is only possible after issue and delivery of the Conversion Shares or, if the holder elects, ADSs following the Conversion Date and the completion of any and all formalities in accordance with the provisions of, and subject to the limitations provided in, Dutch law and the articles of association of the Issuer.

As a result of your receiving Conversion Shares or, if the holder elects, ADSs upon a Trigger Event, you are particularly exposed to changes in the market price of the Conversion Shares or ADSs.

Investors in convertible or exchangeable securities may seek to hedge their exposure in the underlying equity securities at the time of acquisition of the convertible or exchangeable securities, often through short selling of the underlying equity securities or through similar transactions. Prospective investors in the Securities may look to sell Conversion Shares in anticipation of taking a position in, or during the term of, the Securities. This could drive down the price of the Conversion Shares or ADSs. Since the Securities will mandatorily convert into a variable number of Conversion Shares upon a Trigger Event, the price of the Conversion Shares and/or ADSs may be more volatile if the Issuer is trending toward a Trigger Event. Any movement in the price of the Conversion Shares could also impact the price of the Securities.

You may be subject to taxes upon Conversion.

Neither the Issuer, nor any member of the Group will pay any taxes or capital, stamp, issue and registration or transfer taxes or duties arising upon Conversion or that may arise or be paid as a consequence of the issue and delivery of Conversion Shares to the Conversion Shares Depository. A holder of Securities must pay any taxes and capital, stamp, issue and registration and transfer taxes or duties arising upon Conversion in connection with the issue and delivery of the Conversion Shares to the Conversion Shares Depository and such holder must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of such holder’s Security or interest therein, in each case as are attributable to such holder. Any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on delivery or transfer of Conversion Shares or ADSs to a purchaser in any Conversion shall be payable by the relevant purchaser of those Conversion Shares or, if the holder elects, ADSs, as applicable.

Holders do not have anti-dilution protection in all circumstances.

The number of Conversion Shares to be issued to the Conversion Shares Depository upon Conversion will be the aggregate principal amount of the Securities outstanding immediately prior to Conversion on the Conversion Date divided by the Conversion Price (rounded down to the nearest whole number of Conversion Shares). The Conversion Price will be equal to the highest of (i) the Current Market Price (as defined in “Description of the Securities — Anti-Dilution — Definitions”) for ordinary shares translated into U.S. dollars at the Prevailing Rate on the date on which the Conversion Notice is given, (ii) the Floor Price and (iii) the nominal value of an ordinary share (currently €0.24) translated into U.S. dollars at the Prevailing Rate on the date on which the Conversion Notice is given, if the ordinary shares are then admitted to trading on a Relevant Stock Exchange, and if they are not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above, in each case on the date on which the Conversion Notice is given. If the Current Market Price is lower than the Floor Price, then the Floor Price will be used to calculate the number of Conversion Shares to be issued upon Conversion, resulting in the issuance of a lower number of Conversion Shares than would be issued if such number were to be calculated based on the Current Market Price. Thus, the Floor Price effectively caps the number of Conversion Shares that may be issued and limits the value that a holder of Securities may receive upon Conversion if the Current Market Price is below the Floor Price on the Conversion Date.

The Floor Price will be adjusted (which may lead to a change in the Conversion Price) if there is (i) a consolidation, reclassification or subdivision of ordinary shares, (ii) an issuance of ordinary shares in certain circumstances by way of capitalization of profits or reserves, (iii) an Extraordinary Dividend, (iv) a rights issue, (v) an issuance of securities other than ordinary shares (or options, warrants or other rights to subscribe or purchase such shares), (vi) an issuance of ordinary shares (other than Conversion Shares or other ordinary shares issued in exchange for certain convertible instruments) wholly for cash or for no consideration, (vii) an issuance of securities (other than the Securities or any further issuance of the Securities), (viii) a modification of the rights of conversion, exchange, subscription purchase or acquisition attaching to any securities other than the Securities (or any further issuance of Securities), (ix) an issuance of securities in connection with which shareholders of the Issuer are entitled to participate in arrangements whereby such securities may be acquired by them or (x) a determination is made by the Issuer that the Floor Price should be reduced for whatever reason (but only in the situations and only to the extent provided in “Description of the Securities — Anti-Dilution”). These may include any modifications as an Independent Financial Adviser (as defined under “Description of the Securities — Anti-Dilution — Definitions”) shall determine to be appropriate, including for certain situations falling between the Conversion Date and the applicable Settlement Date. There is no requirement that there should be an adjustment for every corporate or other event that may affect the market price of the Conversion Shares. Furthermore, the adjustment events that are included are less extensive than those often included in the terms of convertible securities. Accordingly, the occurrence of events in respect of which no adjustment to the Conversion Price is made may adversely affect the value of the Securities.

Holders of the Securities may be obliged to make a take-over bid following a Trigger Event if they take delivery of ordinary shares.

Upon the occurrence of a Trigger Event, holders of the Securities receiving Conversion Shares or ADSs from the Conversion Shares Depository may have to make a take-over bid addressed to the shareholders of the Issuer pursuant to the rules of Dutch law implementing the Takeovers Directive (2004/25/EC) as amended or replaced from time to time if their aggregate holdings in the Issuer reach a specified percentage (currently 30%) of the voting rights in the Issuer as a result of Conversion of the Securities into Conversion Shares.

Holders may be subject to disclosure obligations and/or may need approval from the Issuer’s regulator under certain circumstances.

As the holders of the Securities may receive Conversion Shares if a Trigger Event occurs, an investment in the Securities may result in holders, following Conversion, having to comply with certain disclosure and/or regulatory approval requirements pursuant to applicable laws and regulations applicable in The Netherlands. For example, pursuant to Dutch law, the Issuer (and the Netherlands Authority for the Financial Markets) must be notified by a person when the percentage of voting rights or shares in the Issuer (including, for this purpose, depositary receipts) controlled by that person (together with its concert parties), by virtue of direct or indirect holdings of shares aggregated with direct or indirect holdings of certain financial instruments, reaches or crosses 3% and certain specified percentage points thereafter.

Furthermore, as Conversion Shares may represent capital instruments in or voting securities of a parent undertaking of a number of regulated group entities, under the laws of The Netherlands and other jurisdictions, ownership of the Securities themselves or Conversion Shares above certain levels may require the holder to obtain regulatory approval or subject the holder to additional regulation.

Non-compliance with such disclosure and/or approval requirements may lead to the incurrence by holders of the Securities of substantial fines or other criminal and/or civil penalties and/or suspension of voting rights associated with the Conversion Shares. Accordingly, each potential investor should consult its legal advisers as to the terms of the Securities, in respect of its existing shareholding and the level of holding it would have if it receives Conversion Shares following a Trigger Event.

Implementation of Basel III / CRD IV and additional Relevant Regulator supervisory expectations.

Introduction

CRD IV introduces significant changes in the prudential regulatory regime applicable to banks, including: increased minimum capital ratios; changes to the definition of capital and the calculation of risk weighted assets or Group Total Risk Exposure Amount; and the introduction of new measures relating to leverage, liquidity and funding. CRD IV permits a transitional period for certain of the enhanced capital requirements and certain other measures, such as the CRD IV leverage ratio, which are not expected to be finally implemented until 2018. Ahead of the anticipated CRD IV timetable, the Relevant Regulator’s supervisory expectation is for the Group to meet certain capital and leverage ratio targets within certain prescribed timeframes.

CRD IV requirements adopted in The Netherlands may change, whether as a result of further changes to CRD IV agreed by EU legislators, binding regulatory technical standards to be developed by the EBA or changes to the way in which the Relevant Regulator interprets and applies these requirements to banks located in The Netherlands (including as regards individual model approvals granted under CRD II and III).

Such changes, either individually and/or in aggregate, may lead to further unexpected enhanced requirements in relation to the Group’s CRD IV capital, leverage, liquidity and funding ratios or alter the way such ratios are calculated. If the Relevant Regulator’s rules, guidance or expectations in relation to capital or leverage were to be amended in the future in a manner other than as set out in published statements, and depending on the content of final binding regulatory technical standards developed by the EBA, it could be materially more difficult for the Group to maintain compliance with prudential requirements. This may result in a need for further management actions to meet the changed requirements, such as: increasing capital, reducing leverage and risk weighted assets, modifying legal entity structure (including with regard to issuance and deployment of capital and funding for the Group) and changing the Group’s business mix or exiting other businesses and/or undertaking other actions to strengthen the Issuer’s capital position.

Group CET1 Ratio: CRD IV has introduced a new calculation of CET1 and risk weighted assets. Future regulatory changes to the calculation of CET1 and/or risk weighted assets may negatively affect the Group CET1 Ratio and thus increase the risk of a Trigger Event, which will lead to Conversion, as a result of which you could lose all or part of the value of your investment in the Securities.

Under CRD IV, the Issuer will be required to calculate the Group’s capital resources for regulatory purposes on the basis of “common equity tier 1 capital” instead of “core tier 1 capital” and calculate the Group’s risk weighted assets or Group Total Risk Exposure Amount, which represent the Group’s assets adjusted for their associated risk, on a different basis than the Issuer did prior to CRD IV. The CRD IV legislation sets out a minimum pace of introduction of these enhanced capital requirements (the “Transitional Provisions”). The Transitional Provisions are designed to implement certain CRD IV requirements in stages over a prescribed period; however, each of the member states of the European Union (each an “EU Member State”) has the discretion to accelerate that minimum pace of transition.

Regulatory initiatives may impact the calculation of the Issuer’s risk-weighted assets, being the denominator of the Group’s Group CET1 Ratio. The Basel Committee on Banking Supervision is currently consulting on revisions to the standardized approach for credit risk, with the main proposed changes (i) being to reduce reliance on external credit ratings for the purposes of assessing the credit profile of a financial institution’s assets by replacing such credit ratings with a number of risk drivers which will vary depending on the type of exposure and (ii) require that, in calculating risk-based capital ratios, banks use in the denominator of their ratios the higher of risk-weighted assets as calculated under the standardized approach and, for banks that apply advanced approaches, the advanced approaches. Although the timing for adoption, contents and impact of these proposals remain subject to considerable uncertainty, the implementation of this new risk assessment framework may impact the calculation of the Group’s risk-weighted assets and, consequently, the Group’s Group CET1 Ratio.

Any changes that may occur in the application of the CRD IV rules in The Netherlands subsequent to the date of this prospectus supplement and/or any subsequent changes to such rules and other variables may individually and/or in the aggregate negatively affect the Group’s Group CET1 Ratio and thus increase the risk of a Trigger Event, which will lead to Conversion, as a result of which you could lose all or part of the value of your investment in the Securities.

The Issuer may redeem the Securities at its option in certain situations.

The Securities of each series may be redeemed at the Issuer’s option, in whole but not in part, on any Reset Date on or after the applicable First Call Date, or at any time in the event of certain regulatory or tax events, as described under “Description of the Securities — Redemption.” If the Issuer redeems the Securities, you may not be able to reinvest the redemption proceeds in securities offering a comparable anticipated rate of return. The exercise of (or perceived likelihood of exercise of) the redemption feature of the Securities may limit their market value, which is unlikely to rise substantially above the price at which the Securities can be redeemed. In addition, any early redemption of the Securities is subject to its obtaining the Relevant Regulator’s prior consent, regardless of whether such redemption would be favorable or unfavorable to you. See “Description of the Securities — Redemption — Conditions to Redemption and Purchase” concerning conditions to redemption. Furthermore, you have no right to require the Issuer to redeem the Securities. Also, upon the occurrence of any event giving the Issuer the right to redeem the Securities prior to maturity, the Issuer may, instead of redeeming the Securities, choose to redeem other outstanding capital instruments if the terms of those capital instruments so provide, leaving the holders of the Securities subject to the risk of Conversion while other investors are redeemed at par or other advantageous prices.

Subjects that were discussed in the exchange of views on Article 29a of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) referenced in the definition of “Tax Law Change” under “Description of the Securities — Redemption” will not give rise to a Tax Event. A determination that this

Article 29a, which provides debt treatment of the Securities for the purpose of Dutch corporate income tax and (indirectly) dividend withholding tax purposes, results in a tax treatment that is not in line with European law, will therefore not constitute a Tax Law Change that would give the Issuer the right to redeem Securities of either series prior to the applicable First Call Date. However, if such a determination were made with respect to the Securities (which the Issuer believes is unlikely), amounts the Issuer would have to pay to the Dutch State with respect to interest payments that have previously been treated as an expense for Dutch corporate income tax purposes and that have been paid free of withholding taxes could be substantial, and the non-deductibility of interest and the obligation to withhold dividend withholding tax may cause the Issuer to redeem the Securities at the earliest possible date on or after the applicable First Call Date.

The Issuer’s obligations under the Securities will be unsecured and subordinated, and the rights of the holders of Conversion Shares will be further subordinated upon conversion into Conversion Shares.

The Issuer’s obligations under the Securities will be unsecured and subordinated to all of the Issuer’s existing and future obligations to Senior Instruments. If a Liquidation Event of the Issuer occurs prior to a Trigger Event, the Securities shall be subordinated to Senior Instruments of the Issuer, and rank pari passu with all Parity Instruments of the Issuer. By virtue of such subordination, payments, if any, to the holders of the Securities upon any Liquidation Event shall only be made after all payment obligations of the Issuer in respect of Senior Instruments have been satisfied. The amount of any claim in respect of each Security shall be its principal amount.

If a Liquidation Event occurs after a Trigger Event but before the Conversion Shares deliverable upon Conversion are issued and delivered to the Conversion Share Depositary (or other relevant person), each holder of a Security shall have a claim, in lieu of any other payment by the Issuer, for the amount, if any, it would have been entitled to receive if the Conversion relating to such Trigger Event had occurred immediately prior to the Liquidation Event.

Subject to complying with applicable regulatory requirements, the Issuer expects from time to time to incur additional indebtedness or other obligations that will constitute senior, parity or subordinated indebtedness (which may include Senior Instruments and Parity Instruments), and the Securities do not contain any provisions restricting the ability of the Issuer or its subsidiaries to incur such indebtedness. Although the Securities may pay a higher rate of interest than comparable securities which are not so subordinated, there is a real risk that an investor in the Securities will lose all or some of its investment should the Issuer become insolvent since its assets would be available to pay such amounts only after all of its senior and more senior subordinated creditors have been paid in full.

Therefore, if, prior to the occurrence of a Trigger Event, a Liquidation Event occurs, the liquidator or administrator of the Issuer in a distribution would first apply assets of the Issuer to satisfy all rights and claims of holders of Senior Instruments. If the Issuer does not have sufficient assets to settle claims of such Senior Instrument holders in full, the claims of the holders of the Securities will not be settled and, as a result, the holders will lose the entire amount of their investment in the Securities. The Securities will share equally in payment with claims under Parity Instruments (or with claims in respect of ordinary shares, in the event of a Liquidation Event of the Issuer occurring in the intervening period between a Trigger Event and the Conversion Date) if the Issuer does not have sufficient funds to make full payments on all of them, as applicable. In such a situation, holders could lose all or part of their investment.

In addition, holders should be aware that, upon the occurrence of a Trigger Event, all of the Issuer’s obligations under the Securities shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient), and each holder will be effectively further subordinated due to the change in their status following a Liquidation Event after the Trigger Event from being the holder of a debt instrument ranking ahead of holders of ordinary shares to being the holder of ordinary shares or being entitled to delivery of ordinary shares as evidenced by the Security.

As a result, upon the occurrence of Conversion, the holders could lose all or part of their investment in the Securities irrespective of whether the Issuer has sufficient assets available to settle what would have been the claims of the holders of the Securities or other securities subordinated to the same extent as the Securities, in proceedings relating to a Liquidation Event or otherwise. Therefore, even if other securities that rank pari passu with the Securities are paid in full, following the Trigger Event, the holders will have no rights to the repayment of the principal amount of the Securities or the payment of interest on the Securities and will rank as holders of ordinary shares (or beneficial owners of ordinary shares).

The Securities are obligations only of the Issuer, and claims against the Issuer are structurally subordinated to the creditors of and other claimants against its subsidiaries.

The Securities are the obligations only of the Issuer. The Issuer’s rights to participate in the assets of any subsidiary if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and any preference shareholders, except in the limited circumstance where the Issuer is a creditor with claims that are recognised to be ranked ahead of or pari passu with such claims. Accordingly, if one of the Issuer’s subsidiaries were to be wound up, liquidated or dissolved, (i) the holders would have no right to proceed against the assets of such subsidiary, and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of the creditors of such subsidiary, including holders (which may include the Issuer) of any preference shares and other Tier 1 capital instruments of such other subsidiary, before the Issuer, to the extent the Issuer is an ordinary shareholder of such other subsidiary and would be entitled to receive any distributions from such other subsidiary.

There is no restriction on the amount or type of further securities or indebtedness that the Issuer or its subsidiaries may issue, incur or guarantee

Subject to complying with applicable regulatory requirements in respect of the Issuer’s leverage and capital ratios, there is no restriction on the amount or type of further securities or indebtedness that the Issuer or its subsidiaries may issue, incur or guarantee, as the case may be, that rank senior to, or pari passu with, the Securities offered hereby. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the Securities following a Liquidation Event and may limit its ability to meet its obligations under the Securities. In addition, the Securities do not contain any restriction on ING Groep N.V.’s issuing securities that may have preferential rights to the Securities or securities with similar or different provisions to those described herein.

Limited remedies in the case of non-payment under the Securities

The trustee and holders of the Securities shall not be entitled to declare the principal amount of the Securities due and payable under any circumstance, provided that upon the occurrence of a Liquidation Event, holders of the Securities shall have the rights and claims described under “Description of the Securities — Ranking.” Your remedies for the Issuer’s breach of any obligations under the Securities are extremely limited, as described under “Description of the Securities — Enforcement Events and Remedies.”

As described under “Description of the Securities — Interest Cancellation,” the Issuer may in its absolute discretion cancel any interest payment, in whole or in part, on any Interest Payment Date or redemption date and the Issuer’s failure to make any payment of interest on an Interest Payment Date or redemption date, in whole or in part, shall be deemed to cancel its obligation to make such payment, which shall not then be due and payable. Accordingly, the non-payment of interest on any Interest Payment Date or redemption date (in whole or in part) is not a default in payment or otherwise under the terms of the Securities or the Indenture. In addition, neither the occurrence of a Conversion nor the exercise of the Dutch Bail-In Power by the relevant resolution authority with respect to the Securities shall constitute a default under the Securities or the Indenture, and following a Conversion no holder of the Securities will have any rights against the Issuer with respect to the repayment of the principal of, or interest on, the Securities. By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein acknowledges and agrees that no exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the Securities or cancellation or deemed cancellation of interest on the Securities in whole or in part in accordance with the terms of the Indenture and the Securities shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

The sole remedies of the holders of the Securities and the trustee for the Issuer’s breach of any obligation under the Securities or the Indenture shall be (1) to demand payment of the principal amount of the Securities if not paid within 14 days of the date fixed for redemption (provided that (i) the notice of redemption shall not have been revoked as described under “Description of the Securities — Redemption — Notice of Redemption” and (ii) the applicable conditions described under “Description of the Securities — Conditions to Redemption and Purchase” shall have been satisfied), (2) to seek enforcement of any other obligation of the Issuer under the Securities or the Indenture (other than any payment obligation) or damages for the Issuer’s failure to satisfy any such obligation, and (3) to exercise the remedies described under “Description of the Securities — Ranking.” The foregoing shall not prevent the holders of the Securities or the trustee from instituting proceedings for the bankruptcy of the Issuer.

Following the occurrence of a Trigger Event, all of the Issuer’s obligations under the Securities shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient) on the Conversion Date, and no principal or interest can become due and payable after such date. Conversion will not constitute a default under the Indenture.

Under the terms of the Indenture, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the Securities is not a default in payment or otherwise.

For further detail regarding the limited remedies of the trustee and the holders of the Securities, see “Description of the Securities — Enforcement Events and Remedies” and “Description of the Securities — Trustee’s Duties” in this prospectus supplement.

Regulatory action in the event of a bank failure could materially adversely affect the value of the Securities

European resolution regime and loss absorption at the point of non-viability

The Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”) was adopted by the European Parliament on April 15, 2014 and the Council of the European Union on May 6, 2014. The stated aim of the BRRD, which came into force on January 1, 2015, is to provide supervisory authorities, including the relevant resolution authority, with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ exposure to losses.

The powers granted to supervisory authorities under the BRRD include (but are not limited to) the introduction of a statutory “write-down and conversion power” and a “bail-in” power, which will give the relevant resolution authority the power to cancel all or a portion of the principal amount of, or interest on, certain unsecured liabilities (which could include the Securities) of a failing financial institution or a relevant holding company (such as the Issuer) and/or to convert certain debt claims (which could include the Securities) into another security, including ordinary shares of the surviving Group entity, if any, or bridge institution, if any. The BRRD has not yet been implemented in Dutch law. On November 21, 2014 a consultation document for the proposal for the Dutch Implementation Act for the European Framework for the Recovery and Resolution of Banks and Investment Firms was published for public consultation purposes. The Dutch legislator did not achieve implementation and entry into force of the legislation by January 1, 2015 as required by the BRRD. The legislator’s actual target date for implementation is not yet known but it is expected that the implementation will occur at the end of 2015. Accordingly, the majority of measures set out in the BRRD (including the write-down and conversion powers relating to Tier 1 capital instruments, such as the Securities, and Tier 2 capital instruments) still require implementation in The Netherlands. See also “— Under the terms of the Securities, you have agreed to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority.”

In addition to a “write-down and conversion power” and a “bail-in” power, the powers currently proposed to be granted to the relevant resolution authority under the BRRD include the power to (i) direct the sale of the relevant financial institution or the whole or part of its business on commercial terms without requiring the consent of the shareholders or complying with the procedural requirements that would otherwise apply, (ii) transfer all or part of the business of the relevant financial institution to a “bridge institution” (a publicly controlled entity) and (iii) transfer the impaired or problem assets of the relevant financial institution to an asset management vehicle to allow them to be managed over time. In addition, among the broader powers to be granted to the relevant resolution authority under the BRRD, the BRRD will provide powers to the relevant resolution authority to amend the maturity date and/or any interest payment date of debt instruments or other eligible liabilities of the relevant financial institution and/or impose a temporary suspension of payments.

The BRRD contains safeguards for shareholders and creditors in respect of the application of the “bail-in” powers which aim to ensure that on a resolution they do not incur greater losses than they would have incurred had the relevant financial institution been wound up under normal insolvency proceedings.

There remains uncertainty as to the full impact of the BRRD on the Issuer, the Group and on holders of the Securities, and there can be no assurance that, once it is implemented, the manner in which it is implemented or the taking of any actions by the relevant resolution authority currently contemplated in the BRRD would not adversely affect the rights of holders of the Securities, the price or value of an investment in the Securities and/or its ability to satisfy its obligations under the Securities.

Recital 45 and Article 518 of the CRD IV Regulation state that if measures of the type included in the BRRD are not adopted by December 31, 2015, the European Commission should review and report whether the CRD IV Regulation should be amended so as to include write-down and conversion powers in order to ensure that relevant capital instruments fully absorb losses at the point of non-viability of the issuing institution and before any other resolution action is taken. Given the adoption of the BRRD, it is likely that no such amendment to the CRD IV Regulation would be necessary. However, there is a risk that should such an amendment be necessary, it would result in any Securities being used to absorb losses on the occurrence of a non-viability event.

The exercise of any such power or any suggestion of such exercise could, therefore, materially adversely affect the value of any Securities subject to the BRRD and could lead to the holders of the Securities losing some or all of their investment in the Securities.

Dutch Intervention Act

In June 2012, the “Intervention Act” (Wet bijzondere maatregelen financiële ondernemingen) came into force in The Netherlands, with retroactive effect from January 20, 2012. The Intervention Act mainly amends the Dutch Financial Supervision Act and the Dutch Insolvency Act and allows Dutch authorities to take certain actions when banks and insurers fail and cannot be wound up under ordinary insolvency rules due to concerns regarding the stability of the overall financial system. Within the context of the resolution tools provided in the Intervention Act, holders of certain securities subject to resolution could be affected by issuer substitution or replacement, transfer of debt, expropriation, modification of terms and/or suspension or termination of listings.

It is possible that, pursuant to the BRRD or other resolution or recovery rules which may in the future be applicable to the Issuer, new powers may be given to the Dutch Central Bank or another relevant resolution authority which could be used in such a way as to result in the Securities absorbing losses (“Statutory Loss Absorption”).

Pursuant to the exercise of any Statutory Loss Absorption measures, the Securities could become subject to a determination by the relevant resolution authority or the Issuer (following instructions from the relevant resolution authority) that all or part of the principal amount of the Securities, including accrued but unpaid interest in respect thereof, must be written off or otherwise converted into CET1 capital or otherwise be applied to absorb losses. Such determination shall not constitute a default under the Securities and holders will have no further claims in respect of any amount so written off or otherwise as a result of such Statutory Loss Absorption. Any such Statutory Loss Absorption may be applied by the relevant resolution authority either at the point of non-viability (and independently of resolution action) or together with a resolution action and could occur before the Trigger Event.

Any determination that all or part of the principal amount of the Securities will be subject to Statutory Loss Absorption may be inherently unpredictable and may depend on a number of factors which may be outside the Issuer’s control. Accordingly, trading behaviour in respect of Securities which are subject to Statutory Loss Absorption is not necessarily expected to follow trading behaviour associated with other types of securities. Any indication that Securities will become subject to Statutory Loss Absorption could have an adverse effect on the market price of the relevant Securities. Potential investors should consider the risk that a Holder may lose all of its investment in such Securities, including the principal amount plus any accrued but unpaid Interest, if those Statutory Loss Absorption measures were to be taken.

The provisions of Regulation (EU) No 806/2014 of the European Parliament and of the Council (the “SRM Regulation”) relating to the cooperation between the Single Resolution Board and the national resolution authorities for the preparation of the banks’ resolution plans became applicable from January 1, 2015. Under the SRM Regulation, the Single Resolution Board became fully operational as of January 1, 2015 and as from that date has the power to collect information and cooperate with the national resolutions authorities for the elaboration of resolution planning. The Single Resolution Board is also granted the same resolution tools as those set out in the Bank Recovery and Resolution Directive, including a bail-in tool. The SRM Regulation will start to apply from January 1, 2016.

Further, on July 10, 2013, the European Commission announced that it had adapted its temporary state aid rules for assessing public support to financial institutions during the crisis (the “Revised State Aid Guidelines”). The Revised State Aid Guidelines provide for strengthened burden-sharing requirements, which require banks with capital needs to obtain shareholders’ and subordinated debt holders’ contribution before resorting to public recapitalisations or asset protection measures. The European Commission has applied the principles set out in the new rules from August 1, 2013. In these guidelines, the European Commission has made it clear that any burden sharing imposed on subordinated debt holders will be made in line with principles and rules set out in the Bank Recovery and Resolution Directive.

It is possible that under the Intervention Act, the BRRD, the SRM Regulation or any other future similar proposals, any new resolution powers given to the Dutch Central Bank or another relevant authority could be used in such a way as to result in capital instruments of the Issuer, such as the Securities, absorbing losses or otherwise affecting the rights of holders either in the course of any resolution of the Issuer or, prior thereto, at the point of non-viability.

The Intervention Act and BRRD could negatively affect the position of holders and the credit rating attached to the Securities, in particular if and when any of the above proceedings would be commenced against the Issuer, since the application of any such legislation may affect the rights and effective remedies of the holders as well as the market value of the Securities. Investors in the Securities may lose their investment if resolution measures are taken.

If these powers were to be exercised in respect of the Issuer (or any member of the Group), there could be a material adverse effect on the rights of holders of Securities, including through a material adverse effect on the price of the Securities.

Bail-in option in the Intervention Act

The Intervention Act (as implemented in the Dutch Financial Supervision Act) confers a bail-in power to the Dutch Minister of Finance in relation to shares and other capital components issued by or with the cooperation of a financial institution if there is a grave and immediate threat to the stability of the financial system.

In addition, the Dutch Central Bank can exercise certain powers if (i) there are signs of a dangerous development regarding the equity capital, liquidity, solvency or technical provisions of a bank or issuer, and (ii) it is reasonably foreseeable that this development will not be reversed sufficiently or in good time. Resolution powers which can be exercised by the Dutch Central Bank upon the occurrence of such circumstances include: (i) the sale of the problem institution to a private party by transfer of shares, (ii) the transfer of the problem institution to a private party, with funding from the deposit guarantee scheme, (iii) the transfer of the problem institution’s assets to be split up into a good bank and a bad bank. In cases where no private party is available for such a transfer, a bridge institution can take over the problem institution in whole or in part on a temporary basis. Resolution tools will also be provided to the Dutch Central Bank under the future Dutch implementation legislation of the BRRD. Such resolution tools include loss absorption and conversion powers and bridge institution and sale of business tools. The exact scope and content of resolution powers under the Dutch implementation legislation of the BRRD remain currently uncertain.

The Dutch Intervention Act (as implemented in the Dutch Financial Supervision Act) also provides for a stay on the exercise of (amongst others) early termination and acceleration rights stipulated in contracts with a bank, insurer or affiliated party which has its seat in The Netherlands. Such rights can only be exercised by a party to the contract upon having obtained prior approval of the Dutch Central Bank. The stay applies only to trigger events listed in the Dutch Financial Supervision Act. The statutory stay applies irrespective of the law governing the contract.

For more information on changes in law, see “— Changes in law, or changes in the regulatory classification of the Securities due to other factors, may adversely affect the rights of holders of the Securities.”

Under the terms of the Securities, you have agreed to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority.

By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all or a portion of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the Securities or any expropriation of the Securities, in each case, to give effect to the exercise by the relevant resolution authority of such bail-in power. With respect to the above, references to principal and interest shall include only those payments of principal and interest (if any) that have become due and payable, but which have not been paid, prior to the exercise of any Dutch Bail-in Power. Each holder and beneficial owner of a Security or any interest therein further acknowledges and agrees that the rights of the holders of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any Securities, each holder and beneficial owner of a Security or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the Securities for a temporary period.

For these purposes, a “Dutch Bail-in Power” is any statutory expropriation, write-down, conversion or other power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The

Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and the SRM Regulation) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto (which includes any amendments to be made by the forthcoming BRRD (Implementation) Act), or otherwise, pursuant to which securities or obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be expropriated, reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

Accordingly, any Dutch Bail-in Power may be exercised in such a manner as to result in you and other holders or beneficial owners of the Securities losing all or a part of the value of your or its investment in the Securities or receiving a different security from the Securities, which may be worth significantly less than the Securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant resolution authority may exercise its authority to implement the Dutch Bail-in Power without providing any advance notice to the holders of the Securities. For more information, see “Description of the Securities — Agreement with Respect to the Exercise of Dutch Bail-in Power.” See also “— Regulatory action in the event of a bank failure could materially adversely affect the value of the Securities.”

The circumstances under which the relevant resolution authority would exercise its proposed Dutch Bail-in Power are currently uncertain.

Despite there being proposed pre-conditions for the exercise of the Dutch Bail-in Power, there remains uncertainty regarding the specific factors which the relevant resolution authority would consider in deciding whether to exercise the Dutch Bail-in Power with respect to the relevant financial institution and/or securities, such as the Securities, issued by that institution.

Moreover, as the final criteria that the relevant resolution authority would consider in exercising any Dutch Bail-in Power are expected to provide it with considerable discretion, holders of the Securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such Dutch Bail-in Power and consequently its potential effect on the Group and the Securities.

The rights of holders of the Securities to challenge the exercise of any Dutch Bail-in Power by the relevant resolution authority are likely to be limited.

There is some uncertainty as to the extent of any due process rights or procedures that will be provided to holders of securities (including the Securities) subject to the Dutch Bail-in Power and to the broader resolution powers of the relevant resolution authority when the BRRD is implemented in The Netherlands. Holders of the Securities may have only limited rights to challenge, to demand compensation for losses and/or seek a suspension of any decision of the relevant resolution authority to exercise its Dutch Bail-in Power or to have that decision reviewed by a judicial or administrative process or otherwise.

The market value of the Securities may be influenced by unpredictable factors.

Certain factors, many of which are beyond the Issuer’s control, will influence the value of the Securities and the price, if any, at which securities dealers may be willing to purchase or sell the Securities in the secondary market, including:

•	its creditworthiness from time to time;

•	supply and demand for the Securities;

•	economic, financial, political or regulatory events or judicial decisions that affect ING or the financial markets generally, including the introduction of any financial transactions tax; and

•	the trading price of its ordinary shares, bearer depositary receipts in respect thereof and/or ADSs.

Accordingly, if you sell your Securities in the secondary market, you may not be able to obtain a price equal to the principal amount of the Securities or a price equal to the price that you paid for the Securities.

There is no established trading market for the Securities and one may not develop.

Each series of Securities is a new issue of securities and has no established trading market. Although application will be made to have the Securities admitted to listing and to trading on the GEM Irish Exchange, there can be no assurance that an active trading market will develop. If the Securities are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and the financial condition of the Issuer. Even if an active trading market does develop, it may not be liquid and may not continue. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. This is particularly the case for securities that are especially sensitive to interest rates, currency or market risks, are designed for specific investment objectives and strategies, have been structured to meet the investment requirements of limited categories of investors or include features such as Conversion or Dutch Bail-in Power. If the secondary market for the Securities is limited, there may be few buyers for the Securities and this may significantly reduce the relevant market price of the Securities.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Securities could cause the liquidity or market value of the Securities to decline.

Upon issuance, it is expected that the Securities will be rated by nationally recognized statistical ratings organizations and may in the future be rated by additional rating agencies. However, the Issuer is under no obligation to ensure the Securities are rated by any rating agency and any rating initially assigned to the Securities may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to the Issuer’s business, so warrant. If the Issuer determines to no longer maintain one or more ratings, or if any rating agency lowers or withdraws its rating, such event could reduce the liquidity or market value of the Securities.

In addition to ratings assigned by any hired rating agencies, rating agencies not hired by the Issuer to rate the Securities may assign unsolicited ratings. If any non-hired rating agency assigns an unsolicited rating to the Securities, there can be no assurance that such rating will not differ from, or be lower than, the ratings provided by a hired rating agency. The decision to decline a rating assigned by a hired rating agency, the delayed publication of such rating or the assignment of a non-solicited rating by a rating agency not hired by the Issuer could adversely affect the market value and liquidity of the Securities.

The Securities are not investment grade and are subject to the risks associated with non-investment grade securities.

The Securities, upon issuance, will not be considered to be investment grade securities, and as such will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, increases in leverage or deteriorating outlooks for the Issuer, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities such as the Securities.

Credit ratings may not reflect all risks.

One or more independent credit rating agencies may assign credit ratings to the Securities. The ratings may not reflect the potential impact of all risks related to the structure, market, Conversion, Dutch Bail-in Power, additional factors discussed herein and other factors that may affect the value of the Securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

Moreover, the rating agencies that currently, or may in the future, publish a rating for the Issuer or the Securities may change the methodologies that they use for analyzing securities with features similar to the Securities. For example, Standard & Poor’s Rating Group (“S&P”) published revised criteria for determining credit ratings on bank hybrid capital instruments to reflect changes in the regulatory framework for such capital instruments. S&P also announced downgrades of at least one notch for the majority of regulatory tier 1 securities, which were outstanding when it published its revised criteria. On March 17, 2015, Moody’s Investors Service, Inc. also announced that it was reviewing its methodology for rating banks globally and has placed banks and their holding companies across Europe on review, including the Group and the Bank.

Real or expected downgrades, suspensions or withdrawals of, or changes in the methodology used to determine, credit ratings assigned to the Issuer or the Securities could cause the liquidity or trading prices of the Securities to decline significantly. Additionally, any uncertainty about the extent of any anticipated changes to the credit ratings assigned to the Issuer or the Securities may adversely affect the market value of the Securities.

Changes in law, or changes in the regulatory classification of the Securities due to other factors, may adversely affect the rights of holders of the Securities.

Changes in law after the date hereof may affect the rights of holders as well as the market value of the Securities. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Securities, which may have an adverse effect on an investment in the Securities.

In addition, any change in law or regulation that triggers a Regulatory Event or a Tax Event would entitle the Issuer, at the Issuer’s option, to redeem the Securities, in whole but not in part, as more particularly described under “Description of the Securities — Redemption.” See also “— The Issuer may redeem the Securities at its option in certain situations.”

A Regulatory Event is triggered by a change in the regulatory classification of the Securities such that they will be excluded from the own funds of the Issuer, calculated as more fully described in the sections referred to above. A change in the regulatory classification may be caused by reasons other than changes in law (such as changes in the corporate structure of the Group) such that the Securities are no longer eligible as own funds of the Issuer, which would allow the Issuer, at its option, to redeem the Securities as described in the preceding paragraph and may affect the trading price of the Securities.

Any legislative and regulatory uncertainty could also affect an investor’s ability to accurately value the Securities and, therefore, affect the trading price of the Securities given the extent and impact on the Securities that one or more regulatory or legislative changes, including those described above, could have on the Securities.

The financial services industry continues to be the focus of significant regulatory reforms which may adversely affect the Group’s business, financial performance and capital plans.

A number of regulators are currently proposing, considering or implementing legislation and rule making that could have a significant impact on the future legal entity structure, business mix and management of the Group. These initiatives include (a) the European Commission proposals of January 2014 for a directive to implement recommendations of the EU High Level Expert Group Review (the Liikanen Review), (b) the final rules issued by the U.S. Board of Governors of the Federal Reserve System implementing various enhanced prudential standards under Section 165 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 applicable to certain foreign banking organizations and their U.S. operations and (c) the European Commission’s proposal for a directive providing for a new European Union framework for the recovery and resolution of credit institutions and investment firms. These laws and regulations and the way in which they are interpreted and implemented by regulators may have a number of significant consequences, including changes to the legal entity structure of the Group, changes to how and where capital and funding is raised and deployed within the Group, increased requirements for loss-absorbing capacity within the Group and/or at the level of certain legal entities or sub-groups within the Group and potential modifications to the Group’s business mix and model (including potential exit of certain business activities). These and other regulatory changes, and the resulting actions taken to address such regulatory changes, may have an adverse impact on the Group’s, and therefore the Issuer’s, performance and financial condition, which could in turn affect the levels of Group CET1 Capital and Group Total Risk Exposure Amount and, therefore, the resulting Group CET1 Ratio. It is not yet possible to predict the detail of such legislation or regulatory rulemaking or the ultimate consequences to the Group or the holders of the Securities which could be material.

See also “— Implementation of Basel III / CRD IV and additional Relevant Regulator supervisory expectations.”

Because the Issuer is a Dutch company and because Stichting ING Aandelen holds more than 99.9% of its ordinary shares, the rights of its depositary receipt holders may differ from the rights of shareholders in other jurisdictions or companies that do not use a similar trust structure, which could affect holders’ rights as an equity investor.

While holders of the Issuer’s Depository Receipts are entitled to attend and speak at its general meeting of Shareholders (“General Meeting”), voting rights are not attached to the Depository Receipts. Stichting ING Aandelen (the “Trust”) holds more than 99.9% of the ordinary shares, and exercises the voting rights attached to the ordinary shares (for which Depository Receipts have been issued). Holders of Depository Receipts who attend — in person or by proxy — the General Meeting must obtain, and are entitled to, voting rights by proxy from the Trust. Holders of Depository Receipts who do not attend the General Meeting may give binding voting instructions to the Trust. The Trust is entitled to vote on any ordinary shares underlying the Depository Receipts for which the Trust has not granted voting proxies, or voting instructions have not been given to the Trust. In exercising its voting discretion, the Trust is required to be guided primarily by the interests of the holders of Depository Receipts, while also taking into account:

•	the Issuer’s interests, and

•	the interests of the Issuer’s affiliates.

The Trust may, but has no obligation to, consult with the holders of Depository Receipts in exercising its voting rights in respect of any ordinary shares for which it is entitled to vote. These arrangements may differ from practices in other jurisdictions, and accordingly may affect the rights of the holders of Depository Receipts and their power to affect the Issuer’s business and operations.

You will bear the risk of depreciation of the euro against the U.S. dollar.

Upon a Conversion (except in the case of a Liquidation Event), you will be entitled to receive ordinary shares or bearer depositary receipts of the Issuer. The bearer depositary receipts representing ordinary shares trade in euro. The U.S. dollar value of the Issuer’s bearer depositary receipts may fluctuate depending on the exchange rate between the U.S. dollar and the euro. For example, if the euro depreciates relative to the U.S. dollar, the U.S. dollar value of the Issuer’s bearer depositary receipts will decrease. The Floor Price is fixed at $9.00 per ordinary share, subject to adjustment as described under “Description of the Securities — Anti-Dilution” below. Therefore, if the Floor Price is used to calculate the number of Conversion Shares to be issued after a Conversion (because the Floor Price is higher than the Current Market Price on the relevant date), and the euro has depreciated against the U.S. dollar since the Issue Date, you will receive fewer Conversion Shares than you would have received if the euro had not depreciated or had appreciated against the U.S. dollar. If this happens you will not receive any additional compensation.

The Indenture contains provisions which may permit modification of the Securities without the consent of all investors.

The Indenture contain provisions permitting modifications and amendments to the Securities without the consent of holders of the Securities in certain instances, and with the consent of not less than two-thirds in aggregate outstanding principal amount of the Securities in other circumstances. Decisions by such holders of the Securities will bind all holders of the Securities including holders of the Securities who did not attend and vote at the relevant meeting and holders of the Securities who voted in a manner contrary to the majority. For further information, see “Description of the Securities — Modification and Waiver.”

Legality of Purchase.

Neither the Issuer nor any of its affiliates has or assumes responsibility for the lawfulness of the acquisition of the Securities by a prospective investor in the Securities, whether under the laws of the jurisdiction of its incorporation or the jurisdiction in which it operates (if different), or for compliance by that prospective investor with any law, regulation or regulatory policy applicable to it. The Joint Lead Managers are also required to comply with the TMR Rules and as a result of this compliance, prospective investors will be required to give the representations, warranties, agreements and undertakings. For further information, see “Marketing Restrictions” above.

The Securities have a minimum denomination.

As the Securities may only be held and transferred in a minimum denomination plus a higher integral multiple of another smaller amount, it is possible that the Securities may be traded in amounts in excess of $200,000 (or its equivalent) that are not integral multiples of $1,000 (or its equivalent). Under the Indenture, a holder of the Securities will be required to hold an amount of Securities that is not less than the minimum denomination of $200,000.

A holder of the Securities may be subject to the EU Savings Tax Directive.

EC Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”) requires EU Member States to provide to the tax authorities of other EU Member States details of payments of interest and other similar income paid by a person established within its jurisdiction to (or secured by such a person for the benefit of) an individual resident, or to (or secured for) certain other types of entity established, in that other EU Member State, except that Austria will instead impose a withholding system for a transitional period (subject to a procedure whereby, on meeting certain conditions, the beneficial owner of the interest or other income may request that no tax be withheld) unless during such period it elects otherwise. A number of third countries and territories have adopted similar measures to the Savings Directive.

The Council of the European Union has adopted a Directive (the “Amending Savings Directive”) which would, when implemented, amend and broaden the scope of the requirements of the Savings Directive described above, including by expanding the range of payments covered by the Savings Directive, in particular to include additional types of income payable on securities, and by expanding the circumstances in which payments must be reported or paid subject to withholding. The Amending Savings Directive requires EU Member States to adopt national legislation necessary to comply with it by January 1, 2016, which legislation must apply from January 1, 2017.

On December 9, 2014, EU Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation (“DAC2”) which provides for mandatory automatic exchange of financial information as foreseen in the OECD global standard. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU (“DAC1”). DAC2 requires EU Member States to adopt national legislation necessary to comply with it by December 31, 2015, which legislation must apply from January 1, 2016 (January 1, 2017 in the case of Austria). DAC2 is generally broader in scope than the Savings Directive, although it does not impose withholding taxes, and provides that to the extent there is overlap of scope, DAC2 prevails. The European Commission has therefore published a proposal for a Council Directive repealing the Savings Directive from January 1, 2016 (January 1, 2017 in the case of Austria) (in each case subject to transitional arrangements). The proposal also provides that, if it is adopted, EU Member States will not be required to implement the Amending Savings Directive. Information reporting and exchange will however still be required under DAC1 (as amended).

If a payment were to be made or collected through an EU Member State which has opted for a withholding system and an amount of, or in respect of, tax were to be withheld from that payment, neither the Issuer nor any paying agent nor any other person would be obliged to pay additional amounts with respect to any Security as a result of the imposition of such withholding tax. The Issuer is required to maintain a paying agent with a specified office in an EU Member State that is not obliged to withhold or deduct tax pursuant to the Savings Directive. However, investors should be aware that any custodians or intermediaries through which they hold their interest in the Securities may nonetheless be obliged to withhold or deduct tax pursuant to such laws unless the investor meets certain conditions, including providing any information that may be necessary to enable such persons to make payments free from withholding and in compliance with the Savings Directive, as amended.

Investors who are in any doubt as to their position or would like to know more should consult their professional advisers.

If you are a U.S. holder (as defined in the accompanying prospectus), you may be subject to U.S. tax upon adjustments (or failure to make adjustments) to the Conversion Price even though you do not receive a corresponding cash distribution.

The Conversion Price is subject to adjustment in certain circumstances, as described under “Description of the Securities — Anti-Dilution.” If, as a result of adjustments (or, in come cases, failure to make adjustments), your proportionate interest in the Issuer’s assets or earnings and profits were deemed to be increased for U.S. federal income tax purposes, you may be treated as having received a taxable distribution for these purposes, without the receipt of any cash or property. Although the Issuer does not believe that an adjustment in most cases should give rise to a taxable distribution, it is possible that the U.S. Internal Revenue Service (“IRS”), and, if challenged, a court, could disagree. See “Tax Considerations — Material U.S. Federal Income Tax Consequences — Adjustment of the Conversion Price” for a further discussion of these U.S. federal tax implications.

The proposed financial transactions tax (“FTT”) may negatively affect holders of the Securities or the Issuer.

On February 14, 2013, the European Commission published a proposal for a Directive for a common FTT currently limited to Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”).

The proposed FTT has very broad scope. If introduced in the form proposed on February 14, 2013, it could apply to certain dealings in the Securities (including secondary market transactions) in certain circumstances.

Under the February 14, 2013 proposal, the FTT could apply in certain circumstances to persons both within and outside the participating Member States. Generally, it would apply to certain dealings in the Securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation between the participating Member States. Additional EU Member States may decide to participate, although certain other EU Member States have expressed strong objections to the proposal. The FTT proposal may therefore be altered prior to any implementation, the timing of which remains unclear. On May 6, 2014, the Economic and Financial Affairs Council noted that 10 out of the 11 original participating Member States had proposed implementation of the FTT in two stages, the earliest stage being implemented from January 1, 2016. Holders of Existing Capital Instruments and prospective holders of the Securities are advised to seek their own professional advice in relation to the FTT.

Although the effect of these proposals on the Issuer will not be known until the legislation is finalized, the FTT may also adversely affect certain of the Issuer’s businesses.

Foreign Account Tax Compliance Withholding after December 31, 2016

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting or certification requirements and withholding requirements in respect of their direct and indirect United States shareholders and/or United States accountholders (“FATCA Withholding”). To avoid becoming subject to FATCA Withholding, the Issuer and other non-U.S. financial institutions may be required to report information to the IRS regarding the holders of Securities and Conversion Shares and to withhold on a portion of payments under the Securities and Conversion Shares to certain holders that fail to comply with the relevant information reporting requirements (or hold Securities and Conversion Shares directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before January 1, 2017. The rules for the implementation of this legislation have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of the Securities and Conversion Shares.

The Issuer will not pay any additional amounts in respect of this withholding, so, if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your Securities or Conversion Shares. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any amounts withheld.

Because the Issuer is incorporated under the laws of The Netherlands and many of the members of the Issuer’s Supervisory and Executive Board and officers reside outside of the United States, it may be difficult for you to enforce judgments against the Issuer or the members of the Issuer’s Supervisory and Executive Boards or officers.

Most of the Issuer’s Supervisory Board members, the Issuer’s Executive Board members and some of the experts named in this prospectus supplement, as well as many of the Issuer’s officers are persons who are not residents of the United States, and most of the Issuer’s assets and their assets are located outside the United States. As a result, you may not be able to serve process on those persons within the United States or to enforce in the United States judgments obtained in U.S. courts against the Issuer or those persons based on the civil liability provisions of the U.S. securities laws.

You also may not be able to enforce judgments of U.S. courts under the U.S. federal securities laws in courts outside the United States, including The Netherlands. The United States and The Netherlands do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, you will not be able to enforce in The Netherlands a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, even if the judgment is not based only on the U.S. federal securities laws, unless a competent court in The Netherlands gives binding effect to the judgment.

CAPITALIZATION AND INDEBTEDNESS

The following table shows the actual capitalization of the Group as of December 31, 2014 and the capitalization of the Group as of December 31, 2014, as adjusted for the issuance of the Securities. The information in the following table is derived from the audited consolidated financial statements of the Group as of and for the year ended December 31, 2014 and incorporated by reference into this prospectus supplement. This table should be read together with such audited consolidated financial statements and the notes thereto.

	At December 31, 2014		As Adjusted
	(in € millions)	(in $ millions)(4)	(in € millions)	(in $ millions)(4)
Short term debt (<1 year)(1)	549,105	664,472	549,105	664,472

Long-term debt (>1 year)(1)	102,414	123,931	102,414	123,931
Subordinated loans(2)	6,861	8,302	8,720	10,552
Minority interest	8,047	9,738	8,047	9,738
Shareholders’ equity(3)	925	1,119	925	1,119
Other surplus	45,709	55,312	45,709	55,312
Total Shareholders’ equity	46,634	56,432	46,634	56,432

Total capitalization	163,956	198,403	172,676	200,653

(1)	Short-term and long- term debt include debt securities in issue, other borrowed funds, amounts due to banks, customer deposits and other funds on deposit. See Note 46 to the consolidated financial statements contained in the 2014 Form 20-F incorporated by reference herein.
(2)	The Securities will be classified as liabilities on the balance sheet and will be included under subordinated loans. For purposes of the Euro-denominated “as adjusted” column, the principal amount of the Securities in U.S. dollars has been translated into Euro amounts at the Noon Buying Rate on December 31, 2014 of $1.00 to €0.826.
(3)	Ordinary shares (nominal value €0.24; authorized approximately 14,500,000,000; issued approximately 3,858,862,000). See Note 14 to the consolidated financial statements contained in the 2014 Form 20-F incorporated by reference herein.
(4)	Euro amounts have been translated into U.S. dollars at the Noon Buying Rate on December 31, 2014 of $1.2101 to €1.00 (except for the principal amount of the Securities which have not been translated from Euro amounts).

USE OF PROCEEDS

After deduction of the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by the Issuer estimated at $3,162,300, the net proceeds from the sale of the Securities are estimated to be $2,229,962,700. The Issuer intends to use the net proceeds of the offering of the Securities to support the development and expansion of its business and to strengthen further its capital base. That development and expansion may occur through the development of existing operations, the establishment of new subsidiaries or acquisitions if suitable opportunities should arise.

DESCRIPTION OF THE SECURITIES

The following description of the Securities supplements (and, where different from, supersedes) the description of the Securities in the accompanying prospectus. This prospectus supplement includes an Index of Defined Terms on page S-102.

In considering an investment in the Securities, please review carefully the “Notice to Investors” on pages S-1 to S-3, which sets forth important acknowledgments and agreements each holder and beneficial owner of a Security or any interest therein makes by acquiring any Securities.

The Securities shall constitute two separate series of Capital Securities issued under the Capital Securities Indenture to be entered into on or about the date the Securities are first issued (the “Original Indenture”) between the Issuer and The Bank of New York Mellon, London Branch, as trustee, as supplemented by a first supplemental indenture with respect to the 6.000% Securities and a second supplemental indenture with respect to the 6.500% Securities, each to be entered into on such date. References to the “Indenture” are to the Original Indenture as supplemented by the applicable supplemental indenture. The terms of the Securities include those stated in the Indenture and those terms made part of the Indenture by reference to the Trust Indenture Act. Capitalized terms used and not defined in this “Description of the Securities” have the respective meanings given to them in the Indenture.

General

The 6.000% Securities shall initially be issued in an aggregate principal amount of $1,000,000,000, and the 6.500% Securities shall initially be issued in an aggregate principal amount of $1,250,000,000.

The Securities:

•	are perpetual securities with no fixed maturity or redemption date;

•	are not redeemable at the option or election of holders;

•	may be redeemed at the Issuer’s option, in whole but not in part, on or after the applicable First Call Date and on any five-year anniversary thereof, or at any time in the event of certain regulatory or tax events, as described under “— Redemption”;

•	provide that payments of interest shall be due and payable at the sole and absolute discretion of the Issuer and, in certain circumstances, shall not be paid, and any such interest not paid shall be cancelled as described under “— Interest Cancellation”;

•	automatically convert into ordinary shares if a Trigger Event occurs, as described under “—Conversion Upon Trigger Event”;

•	are subject to the exercise of the Dutch Bail-in Power by the relevant resolution authority, as described under “— Agreement with Respect to the Exercise of Dutch Bail-in Power”; and

•	constitute the Issuer’s direct unsecured obligations ranking pari passu without any preference among themselves and rank subordinate to Senior Instruments as described under “— Ranking.”

The 6.000% Securities and 6.500% Securities are separate series (each a “series”) of Securities that have identical terms except for their initial interest rates, First Call Dates and the applicable margin above the Mid-Market Swap Rate, as described further below.

The Issuer may, without the consent of the holders of the Securities, issue additional Securities of each series having the same ranking, interest rate, interest cancellation terms, redemption terms, Conversion Price and other terms as the Securities of such series described in this prospectus supplement, other than the price to the public, the issue date and the amount of the first interest payment. Any such additional Securities of the relevant series, together with the Securities offered by this prospectus supplement, shall constitute a single series of securities under the Indenture. There is no limitation under the Indenture on the amount of Securities or other debt securities or capital securities that the Issuer or its subsidiaries’ may issue and there is no restriction on the Issuer’s issuing securities that may have preferential rights to the Securities or securities with similar or different provisions to those described herein.

The Securities shall be issued in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The denomination of each Security is referred to as its “Tradable Amount” in this prospectus supplement. Prior to a Conversion (as described under “— Conversion Upon Trigger Event” below), the principal amount of each Security shall be equal to its Tradable Amount. Following a Conversion, the principal amount of each Security shall be zero, but its Tradable Amount shall remain unchanged.

Interest

Subject to the conditions described under “— Interest Cancellation,” interest on the Securities shall be payable semi-annually in arrear on April 16 and October 16 of each year (each an “Interest Payment Date”), commencing October 16, 2015, to holders of record at the close of business on the immediately preceding business day (or, if the Securities are held in definitive form, the 15th calendar day preceding such Interest Payment Date), and shall be calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed. A payment made on that first Interest Payment Date, if any, would be in respect of the period from (and including) April 16, 2015, the date of initial issuance of the Securities (the “Issue Date”), to (but excluding) October 16, 2015. If any Interest Payment Date is not a business day, interest shall be payable on the following business day without adjustment. The term “business day” means any day other than a Saturday or Sunday or a day on which banking institutions are authorized or obligated by law or executive order to close in London, Amsterdam or The City of New York.

Interest Terms Specific to the 6.000% Securities

The interest rate on the 6.000% Securities shall be:

•	from (and including) the Issue Date to (but excluding) April 16, 2020 (the “6.000% Securities First Call Date”), 6.000% per annum; and

•	from (and including) each 6.000% Securities Reset Date to (but excluding) the next following 6.000% Securities Reset Date, a rate per annum equal to the sum of the Mid-Market Swap Rate on the relevant Reset Determination Date and 4.445%.

The “6.000% Securities Reset Dates” are the 6.000% Securities First Call Date and each five-year anniversary thereafter.

Interest Terms Specific to the 6.500% Securities

The interest rate on the 6.500% Securities shall be:

•	from (and including) the Issue Date to (but excluding) April 16, 2025 (the “6.500% Securities First Call Date”), 6.500% per annum; and

•	from (and including) each 6.500% Securities Reset Date to (but excluding) the next following 6.500% Securities Reset Date, a rate per annum equal to the sum of the Mid-Market Swap Rate on the relevant Reset Determination Date and 4.446%.

The “6.500% Securities Reset Dates” are the 6.500% Securities First Call Date and each five-year anniversary thereafter.

Interest Terms Common to Each Series of Securities

The “Reset Determination Date” for each applicable 6.000% Securities Reset Date or 6.500% Securities Reset Date (each, a “Reset Date”) is the second business day immediately preceding such Reset Date. An “Interest Period” is the period from and including an Interest Payment Date (or the Issue Date, in the case of the initial Interest Period) to but excluding the next succeeding Interest Payment Date.

The “Mid-Market Swap Rate” is the mid-market U.S. dollar swap rate LIBOR basis having a five-year maturity appearing on Bloomberg page “ISDA01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at 11:00 a.m. (New York City time) on the relevant Reset Determination Date, as determined by the Interest Calculation Agent. If such swap rate does not appear on such page (or such other page or service), the Mid-Market Swap Rate shall instead be determined by the Interest Calculation Agent on the basis of (i) quotations provided by the principal office of each of four major banks in the U.S. dollar swap rate market (which banks shall be selected by the Interest Calculation Agent in consultation with the Issuer no less than 20 calendar days prior to the relevant Reset Determination Date) (the “Reference Banks”) of the rates at which swaps in U.S. dollars are offered by it at approximately 11:00 a.m. (New York City time) (or thereafter on such date, with the Interest Calculation Agent acting on a best efforts basis) on the relevant Reset Determination Date to participants in the U.S. dollar swap rate market for a five-year period and (ii) the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of such quotations. If the relevant Mid-Market Swap Rate is still not determined on the relevant Reset Determination Date in accordance with the foregoing procedures, the relevant Mid-Market Swap Rate shall be the mid-market U.S. dollar swap rate LIBOR basis having a five-year maturity that appeared on the most recent Bloomberg page “ISDA01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11:00 a.m. (New York City time) on each Reset Determination Date, as determined by the Interest Calculation Agent.

The “Interest Calculation Agent” is The Bank of New York Mellon, London Branch, or its successor appointed by the Issuer. All determinations and any calculations made by the Interest Calculation Agent for the purposes of calculating the applicable Mid-Market Swap Rate shall be conclusive and binding on the holders of the Securities, the Issuer and the trustee, absent manifest error. The Interest Calculation Agent shall not be responsible to the Issuer, holders of the Securities or any third party for any failure of the Reference Banks to provide quotations as requested of them or as a result of the Interest Calculation Agent having acted on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect or inaccurate in any way.

Interest Cancellation

Interest Payments Discretionary

Subject to the restrictions set forth under “— Restriction on Interest Payments” below, interest on the Securities shall be due and payable at the sole and absolute discretion of the Issuer. The Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date or redemption date. If the Issuer does not make an interest payment on any Interest Payment Date or redemption date in whole or in part, such interest payment (or the portion thereof not paid) shall be deemed cancelled and shall not be due and payable whether or not the Issuer has provided notice of cancellation of such interest payment as described under “— Notice of Interest Cancellation” below. An interest payment otherwise payable on an Interest Payment Date or redemption date that is not a business day will not be deemed cancelled if it is paid on the following business day. As described under “— Ranking” and “— Conversion Upon Trigger Event” below, on the occurrence of any Liquidation Event or Conversion, any accrued and unpaid interest on the Securities shall be deemed cancelled.

If the Relevant Regulator exercises its general powers under Article 104 of the CRD IV Directive to restrict or prohibit interest payments to holders of Additional Tier 1 Capital securities, the Issuer will exercise its discretion to cancel (in whole or in part, as required by the Relevant Regulator) interest payments in respect of the Securities.

“Relevant Regulator” means the European Central Bank or any other body or authority having primary supervisory authority with respect to the Issuer, the Bank or the Group.

Restriction on Interest Payments

The Issuer shall not make an interest payment on the Securities on any Interest Payment Date or redemption date (or the following business day, if such date is not a business day) if and to the extent that:

(a)	the amount of such interest payment otherwise due, together with any interest payments or distributions which have been paid or made or which are required to be paid or made during the then current financial year on other own funds items (excluding any such interest payments or distributions which (i) are not required to be made out of Distributable Items or (ii) have already been provided for, by way of deduction, in the calculation of Distributable Items), in the aggregate exceed the amount of Distributable Items of the Issuer as at such Interest Payment Date or redemption date; or

(b)	the payment of such interest, when aggregated together with other distributions of the kind referred to in Article 141(2) of the CRD IV Directive (or any provision of applicable law transposing or implementing Article 141(2) of the CRD IV Directive, as amended or replaced (or any provision of applicable law, including the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht), transposing or implementing Article 141(2) of the CRD IV Directive, as amended or replaced)), would cause the Maximum Distributable Amount, if any, then applicable to the Issuer to be exceeded.

The Issuer may, however, in its sole discretion, elect to make a partial interest payment on the Securities to the extent that such partial interest payment may be made without breaching the above restriction.

“CRD IV” means the legislative package consisting of the CRD IV Directive and the CRD IV Regulation.

“CRD IV Directive” means the Directive (2013/36/EU) of the European Parliament and of the Council on the access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms dated June 26, 2013, as amended or replaced from time to time.

“CRD IV Regulation” means Regulation (EU No. 575/2013) of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms dated 26 June 2013, as amended or replaced from time to time.

“Distributable Items” has (subject to the terms as provided in the parentheses below) the meaning assigned to such term in the CRD IV Regulation, as interpreted and applied in accordance with the Capital

Regulations then applicable to the Issuer. As of the date of this prospectus supplement, “Distributable Items” means, in respect of any interest payment, the amount of the profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments (which, for the avoidance of doubt, excludes any such distributions paid or made on Tier 2 instruments or any such distributions which have already been provided for, by way of deduction, in calculating the amount of Distributable Items) less any losses brought forward, profits which are non-distributable pursuant to provisions in legislation or the Issuer’s by-laws and sums placed to non-distributable reserves in accordance with applicable national law or the statutes of the Issuer, those losses and reserves being determined on the basis of the individual accounts of the Issuer and not on the basis of the consolidated accounts.

“Capital Regulations” means, at any time, any requirements of Dutch law or contained in the regulations, requirements, guidelines and policies of the Relevant Regulator, or of the European Parliament and the European Council and of the European Banking Authority, then in effect or applied in The Netherlands relating to capital adequacy and applicable to the Issuer, the Bank or the Group, including but not limited to the CRD IV Directive and the CRD IV Regulation and taking into account any transitional arrangements thereunder.

“Maximum Distributable Amount” means any applicable maximum distributable amount relating to the Issuer required to be calculated in accordance with Article 141 of the CRD IV Directive or, as the case may be, any provision of applicable law, including the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht), transposing or implementing the CRD IV Directive, as amended or replaced).

Agreement to Interest Cancellation

By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein acknowledges and agrees that:

(a)	interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant Interest Payment Date or related Interest Period or redemption date to the extent that it has been cancelled or deemed cancelled (in whole or in part) by the Issuer in its sole discretion and/or as a result of (i) the Issuer having insufficient Distributable Items, or (ii) the relevant interest payment’s causing the Maximum Distributable Amount to be exceeded; and

(b)	a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Securities.

Interest shall only be due and payable to the extent it is not cancelled or deemed cancelled in accordance with the provisions described under “— Interest Payments Discretionary” and “— Restriction on Interest Payments” above. Any interest payment cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not accumulate or be payable at any time thereafter, and holders of the Securities shall have no rights thereto (whether upon a Liquidation Event or otherwise) or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

Notice of Interest Cancellation

If practicable, the Issuer shall provide notice of any cancellation of interest (in whole or in part) at least five business days prior to the relevant Interest Payment Date or redemption date to the trustee and the holders of the Securities and shall provide notice of any deemed cancellation of interest to the trustee and the holders of the Securities as promptly as practicable following the relevant Interest Payment Date or redemption date. Failure to provide such notice, however, shall not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give holders of the Securities any rights as a result of such failure.

Ranking

The Securities shall constitute the Issuer’s direct, unsecured and subordinated obligations, ranking pari passu without any preference among themselves. The rights and claims of the holders of the Securities in respect of or arising from the Securities shall be subordinated to the claims of Senior Instruments.

If a liquidation (upon dissolution (ontbinding) or otherwise), moratorium of payments (surseance van betaling) or bankruptcy (faillissement) of the Issuer (any such event, a “Liquidation Event”) occurs prior to a Trigger Event, the Securities shall be subordinated to Senior Instruments of the Issuer, and rank pari passu with all Parity Instruments of the Issuer. By virtue of such subordination, any payments to the holders of the Securities upon any Liquidation Event shall only be made after all payment obligations of the Issuer in respect of Senior Instruments have been satisfied. The amount of any claim in respect of each Security shall be its principal amount. The exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the Securities shall not constitute a Liquidation Event.

If a Liquidation Event occurs after a Trigger Event but before the Conversion Shares deliverable upon Conversion are issued and delivered to the Conversion Share Depositary (or other relevant person), each holder of a Security shall have a claim, in lieu of any other payment by the Issuer, for the amount, if any, it would have been entitled to receive if the Conversion relating to such Trigger Event had occurred and the relevant number of Conversion Shares to which such holder would have been entitled had been delivered to such holder immediately prior to the Liquidation Event.

“Senior Instruments” means securities, instruments or obligations of the Issuer: (i) the holders of which are unsubordinated creditors of the Issuer (“Unsubordinated Instruments”), or (ii) which are, or are expressed to be, subordinated (whether only in the event of the liquidation of the Issuer or otherwise) to Unsubordinated Instruments but not further or otherwise, or (iii) which in a liquidation, moratorium or bankruptcy of the Issuer occurring prior to the Trigger Event are, or are expressed to be, further or otherwise subordinated, other than those which in such event rank, or are expressed to rank, pari passu with or junior to the Securities. For the avoidance of doubt, “Senior Instruments” includes securities, instruments or obligations of the Issuer which are Tier 2 instruments within the meaning of Article 52(1)(d) of the CRD IV Regulation.

“Parity Instruments” means securities, instruments or obligations of the Issuer which upon a Liquidation Event occurring prior to the Trigger Event rank, or are expressed to rank, pari passu with the Securities, including the Existing Capital Instruments.

“Existing Capital Instruments” means 7.05% ING Perpetual Debt Securities issued on July 18, 2002, 7.20% ING Perpetual Debt Securities issued on December 12, 2002, ING Perpetual Securities II issued on June 19, 2003, 6.20% ING Perpetual Debt Securities issued on October 28, 2003, ING Perpetual Securities III issued on June 16, 2004, 4.176% ING Perpetual Securities issued on June 8, 2005, 6.125% ING Perpetual Debt Securities issued on September 26, 2005, 5.775% Fixed/Floating ING Perpetual Debt Securities issued on December 8, 2005, 5.140% ING Perpetual Securities issued March 17, 2006, 6.375% ING Perpetual Hybrid Capital Securities issued on June 13, 2007, 7.375% ING Perpetual Hybrid Capital Securities issued on October 4, 2007 and the Issuer’s guarantee of the 8.439% Non-cumulative Guaranteed Trust Preferred Securities issued by ING Capital Funding Trust III on December 15, 2000.

Waiver of Right of Set-off

Subject to applicable law, neither any holder or beneficial owner of Securities nor the trustee acting on behalf of the holders and beneficial owners of Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer in respect of, or arising under, or in connection with, the Securities or the Indenture and each holder and beneficial owner of Securities, by virtue of its holding of any Securities or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of Securities, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a Security or any interest therein by the Issuer in respect of, or arising under, the Securities are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Issuer (or, if a Liquidation Event shall have occurred, the liquidator or administrator of the Issuer, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for the Issuer (or the liquidator or administrator of the Issuer, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. The foregoing shall not prevent any set-off in order to give effect to a Conversion.

Agreement with Respect to the Exercise of Dutch Bail-in Power

With a view to Article 55 of the Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”), the Issuer has included the following two paragraphs in the terms of the Securities:

(a)	By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the Securities or any expropriation of the Securities, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. Each holder and beneficial owner of a Security or any interest therein further acknowledges and agrees that the rights of the holders and beneficial owners of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any Dutch Bail-in Power by the relevant resolution authority is separate and distinct from a Conversion following a Trigger Event. In addition, by acquiring any Securities, each holder and beneficial owner of a Security or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the Securities for a temporary period.

(b)	For these purposes, a “Dutch Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and the provisions of Regulation (EU) No 806/2014 of the European Parliament and of the Council (the “SRM Regulation”)) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto (which includes any amendments to be made by the forthcoming BRRD (Implementation) Act), or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

No principal of, or interest on, the Securities shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to the Issuer.

In addition, the exercise of any Dutch Bail-In Power may require interests in the Securities and/or other actions implementing any Dutch Bail-In Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

See also “Risk Factors — Under the terms of the Securities, you have agreed to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority.”

By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the Securities.

The Issuer shall provide a written notice directly to DTC as soon as practicable of any exercise of the Dutch Bail-in Power with respect to the Securities by the relevant resolution authority for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the trustee for information purposes.

Payment of Additional Amounts

Payment of “Additional Amounts” as defined in the accompanying prospectus, if any, shall be made under the circumstances described in the section entitled “Description of Capital Securities — Payment of Additional Amounts with Respect to the Capital Securities” in the accompanying prospectus.

Redemption

Subject to the conditions set forth below and as described under “— Conditions to Redemption and Purchase” below, the Issuer may, at its option, redeem all, but not less than all, of the Securities of each series (i) on the applicable First Call Date and on any subsequent Reset Date, (ii) at any time if a Regulatory Event has occurred and is then continuing, or (iii) at any time if a Tax Event has occurred and is then continuing, in each of cases (i)-(iii), at their principal amount, plus accrued and unpaid interest to the redemption date (including Additional Amounts, if any), excluding any interest that has been cancelled or deemed cancelled in accordance with the provisions described under “— Interest Cancellation — Interest Payments Discretionary” or that the Issuer would not be permitted to pay pursuant to the provisions described under “— Interest Cancellation — Restriction on Interest Payments.”

A “Regulatory Event” is deemed to have occurred if at any time on or after the Issue Date, as a result of a change in the regulatory classification of the Securities, the Securities have been or will be excluded in whole from the own funds of the Issuer, calculated in accordance with Article 11(2) of the CRD IV Regulation on the basis of the consolidated situation of the Issuer as the parent financial holding company for the Bank, or reclassified in whole as a lower quality form of own funds (that is, no longer Additional Tier 1 Capital).

“Additional Tier 1 Capital” at any time, has the meaning given thereto (or to any equivalent term) at such time, by the Capital Regulations.

The “Bank” means ING Bank N.V.

A “Tax Event” is deemed to have occurred if the Issuer determines that as a result of a Tax Law Change:

(a)	the Issuer will or would be required on the next Interest Payment Date (or if the next Interest Payment Date is scheduled to occur within 30 days, then on the Interest Payment Date immediately following the next Interest Payment Date) to pay holders Additional Amounts; or

(b)	the Issuer would not be entitled to claim a deduction in respect of any interest payments made on the next Interest Payment Date (or if the next Interest Payment Date is scheduled to occur within 30 days, then on the Interest Payment Date immediately following the next Interest Payment Date) in computing the Issuer’s taxation liabilities in The Netherlands, or the amount of the deduction would be materially reduced;

provided that the consequences of such event cannot be avoided by the Issuer taking reasonable measures available to it.

Prior to giving notice of a redemption due to a Tax Event, the Issuer shall be required to deliver to the trustee an opinion from a recognized law or tax firm of international standing chosen by the Issuer, in a form satisfactory to the trustee confirming the occurrence of such Tax Event.

A “Tax Law Change” means a change in or proposed change (Voorstel van Wet) in, or amendment or proposed amendment (Voorstel van Wet) to, the laws or regulations of The Netherlands or any political subdivision or authority therein or thereof having the power to tax, including any treaty to which The Netherlands is a party, or any change in the application of official or generally published interpretation of such laws or regulations, including a decision of any court or tribunal, or any interpretation or pronouncement by any relevant tax authority, which change or amendment (including, for the avoidance of doubt, a decision of any court or tribunal) becomes, or would become, effective on or after the Issue Date or, in the case of a proposed change (Voorstel van Wet), is expected to be enacted or otherwise become effective, on or after the Issue Date; provided that for the avoidance of doubt, a Tax Law Change does not include any amendment, clarification or change (including any announced prospective change) to article 29a of the Dutch Corporate Income Tax Act 1969 (artikel 29a Wet op de vennootschapsbelasting 1969) as a result of the exchange of views (gedachtewisseling) as referred to in the final report of the permanent commission for finance of the First Chamber of Parliament (eindverslag van de vaste commissie van financiën van de Eerste Kamer der Staten-Generaal) relating to Article IV of the Dutch Tax Compilation Act 2014 (Fiscale verzamelwet 2014).

Notice of Redemption

The Issuer shall give notice of any redemption of the Securities, including a redemption as a result of a Regulatory Event or Tax Event, not less than 30 days or more than 60 days prior to the redemption date to the holders of the Securities and to the trustee at least five business days prior to such date, unless a shorter notice period shall be satisfactory to the trustee. The redemption notice shall state: (1) the redemption date, (2) the redemption price, (3) that, on the redemption date, each Security will be redeemed and that, subject to certain exceptions, interest will cease to accrue after that date, (4) the place or places where the Securities are to be surrendered for payment of the redemption price and (5) the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Securities being redeemed.

The Issuer shall deliver to the trustee a certificate signed by any two members of the Executive Board prior to delivering any notice of a redemption due to a Regulatory Event or Tax Event stating that the conditions to such redemption have been satisfied.

The Issuer may not give a notice of redemption of the Securities following the occurrence of a Trigger Event. A notice of redemption shall be irrevocable, except that the occurrence of a Trigger Event or the exercise of the Dutch Bail-In Power by the relevant resolution authority prior to the date fixed for redemption shall automatically revoke such notice and no Securities shall be redeemed and no payment in respect of the Securities shall be due and payable.

If the Issuer has elected to redeem the Securities but prior to the payment of the redemption price with respect to such redemption a Trigger Event or Liquidation Event occurs, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, no payment of the redemption price will be due and payable, and, as applicable, a Conversion shall occur as described under “Conversion Upon Trigger Event” below, or a holder of the Securities will have a claim as described under “— Ranking” above.

If the Issuer has elected to redeem the Securities but prior to the payment of the redemption price with respect to such redemption the relevant resolution authority exercises its Dutch Bail-in Power with respect to the Issuer, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption price will be due and payable.

Conditions to Redemption and Purchase

The Issuer may not give notice of any redemption of or redeem, nor may the Issuer or any member of the Group purchase, any Securities unless the Issuer has obtained the prior consent of the Relevant Regulator.

Any redemption or purchase of the Securities is subject to the additional conditions as set out below, in each case if and to the extent required under the Capital Regulations:

(a)	either (i) on or before such redemption or purchase of the Securities, the Issuer has replaced the Securities with own funds instruments of equal or higher quality on terms that are sustainable for the Issuer’s income capacity or (ii) the Issuer has demonstrated to the satisfaction of the Relevant Regulator that the available own funds would, following such redemption or purchase, exceed the capital ratios (including any capital buffer requirements) required under CRD IV by a margin that the Relevant Regulator considers necessary at such time; and

(b)	in respect of a redemption prior to the fifth anniversary of the Issue Date, (i) in the case of redemption upon the occurrence of a Regulatory Event, the Issuer has demonstrated to the satisfaction of the Relevant Regulator that the change in the regulatory classification of the Securities was not reasonably foreseeable as at the Issue Date; or (ii) in the case of redemption due to the occurrence of a Tax Event, the Issuer has demonstrated to the satisfaction of the Relevant Regulator that the change in the applicable tax treatment of the Securities is material and was not reasonably foreseeable as at the Issue Date; and

(c)	if, at the time of such redemption or purchase, the prevailing Capital Regulations permit the redemption or purchase only after compliance with one or more alternative or additional pre-conditions to those set out in clauses (a) and (b) above, the Issuer having complied with such other pre-condition(s).

Subject to further discussions with the Relevant Regulator, the Issuer anticipates that neither it nor any member of the Group will be permitted to purchase any Securities except as described in the next sentence. If permitted by the Capital Regulations, the Issuer or any member of the Group may, at any time (including prior to the fifth anniversary of the Issue Date), in the context of market making, liability management exercises, or otherwise, but only if expressly allowed, as agreed by the Relevant Regulator, purchase or procure others to purchase beneficially for its account any of the outstanding Securities in any manner and at any price in accordance with the Capital Regulations, subject to the prior consent of the Relevant Regulator and to applicable law and regulation.

Cancellation

All Securities redeemed or repurchased by the Issuer shall forthwith be cancelled. All Securities purchased on behalf of the Issuer by any member of the Group other than the Issuer may be held, reissued, resold or, at the option of the Issuer, surrendered for cancellation to the trustee. Securities so surrendered shall be cancelled forthwith. Any Securities so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer in respect of any such Securities shall be discharged.

Conversion Upon Trigger Event

A “Trigger Event” shall occur if at any time the Issuer has determined that the Group CET1 Ratio is less than 7.00%. If a Trigger Event occurs, the Securities shall be converted, in whole and not in part, into ordinary shares, at the Conversion Price described under “— Conversion Shares and Conversion Price” below, on the date specified in a Conversion Notice delivered in accordance with the procedures described under “— Conversion Procedure” below as the date on which the Conversion shall take place (the “Conversion Date”). The Conversion Date shall occur without delay upon the occurrence of a Trigger Event and in any event within one month following the occurrence of a Trigger Event and in accordance with the requirements set out in Article 54 of the CRD IV Regulation as at the Issue Date. The Issuer shall immediately inform the Relevant Regulator of the occurrence of a Trigger Event and shall, prior to delivery of the Conversion Notice, deliver to the trustee a certificate signed by any two members of its executive board (raad van bestuur) (the “Executive Board”) stating that a Trigger Event has occurred. As soon as practicable after the Issuer delivers such certificate to the trustee (and, in any event, within such period as the Relevant Regulator may require), it shall deliver a Conversion Notice (which shall be irrevocable) to holders of the Securities as described under “— Conversion Procedure” below. The irrevocable and automatic release of all of the Issuer’s obligations to the holders under the Securities will occur upon and in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (on behalf of the holders of the Securities) or to the relevant recipient, as described below (the “Conversion”).

“Group CET1 Ratio” means, as of any date, the ratio of the aggregate amount of Group CET1 Capital to the Group Total Risk Exposure Amount as of the same date, expressed as a percentage, where “Group CET1 Capital” means, at any time and expressed in euro, the common equity tier 1 capital (or an equivalent or successor term) at such time, of the Issuer calculated in accordance with Article 11(2) of the CRD IV Regulation on the basis of the consolidated situation of the Issuer as the parent financial holding company for the Bank and taking into account any transitional arrangements under the Capital Regulations, and “Group Total Risk Exposure Amount” means, at any time and expressed in euro, the total risk exposure amount (or an equivalent or successor term) at such time, of the Issuer calculated in accordance with Article 11(2) of the CRD IV Regulation on the basis of the consolidated situation of the Issuer as the parent financial holding company for the Bank, in accordance with the Capital Regulations and taking into account any transitional arrangements under the Capital Regulations.

The Issuer’s calculation of its Group CET1 Capital, Group Total Risk Exposure Amount and Group CET1 Ratio, as well as any certificate delivered to the trustee stating that a Trigger Event has occurred, shall be binding on the trustee and the holders of the Securities.

If at the time of Conversion the ordinary shares are represented by bearer depositary receipts as described under “Description of the Trust and the Bearer Depositary Receipts” in the accompanying prospectus, and only the bearer depositary receipts are admitted to listing on the Relevant Stock Exchange, the Issuer shall issue ordinary shares on or as of the Conversion Date to Stichting ING Aandelen (ING Trust Office) (the “Trust”) and cause the Trust to issue the required number of bearer depositary receipts to the Conversion Shares Depositary (or to the relevant recipient) on the Conversion Date. Certificates in respect of bearer depositary receipts shall not be issued upon Conversion, and bearer depositary receipts may not be exchanged for ordinary shares, subject as provided by applicable law or in the Issuer’s articles of association, the articles of association of the Trust or the terms of administration (administratievoorwaarden) of the Trust as the same may be in force from time to time. “Conversion Shares” means the ordinary shares or bearer depositary receipts to be delivered upon a Conversion. “Relevant Stock Exchange” means Euronext Amsterdam or, if at the relevant time the ordinary shares are not at that time listed and admitted to trading on the Euronext Amsterdam, the principal stock exchange or securities market on which the ordinary shares are then listed, admitted to trading or quoted or accepted for dealing. “Euronext Amsterdam” means Euronext in Amsterdam, a regulated market of Euronext Amsterdam N.V.

The Issuer shall appoint a reputable financial institution, trust company, depository entity, nominee entity or similar entity that is wholly independent of the Issuer (the “Conversion Shares Depository”) as promptly as possible following the occurrence of a Trigger Event. As a condition of such appointment, the Conversion Shares Depositary shall be required to undertake, for the benefit of the holders of the Securities, to hold the Conversion Shares on behalf of the holders of the Securities in one or more segregated accounts and, in any event, on terms consistent with the Indenture. If the Issuer is unable to appoint a Conversion Shares Depository, it shall make such other arrangements for the issuance and/or delivery of the Conversion Shares to the holders of the Securities as it shall consider reasonable in the circumstances, which may include issuing and delivering the Conversion Shares to another independent nominee to be held on behalf of the holders of the Securities, or to the holders of the Securities directly.

Upon a Conversion, all of the Issuer’s obligations to the holders under the Securities shall be irrevocably and automatically released in consideration of the Issuer’s issuance and delivery of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient) on the Conversion Date, and under no circumstances shall such released obligations be reinstated. Following a Conversion, no holder of Securities shall have any rights against the Issuer with respect to the repayment of the principal amount of the Securities or the payment of interest or any other amount on or in respect of such Securities, which liabilities of the Issuer shall be automatically released and, accordingly, the principal amount of the Securities shall equal zero at all times thereafter until the Securities are cancelled. Any interest in respect of an Interest Period ending on any Interest Payment Date or redemption date falling between the date of a Trigger Event and the Conversion Date shall be deemed to have been cancelled upon the occurrence of such Trigger Event and shall not be due and payable.

The Conversion Shares shall initially be issued to the Conversion Shares Depository (which shall hold the Conversion Shares for the holders of the Securities) or the relevant recipient as contemplated above, and each holder of the Securities shall be deemed to have irrevocably directed the Issuer to issue the Conversion Shares corresponding to the conversion of its holding of Securities to the Conversion Shares Depository (or to such other relevant recipient).

Provided that the Issuer issues the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient as contemplated above) in accordance with the Indenture as described herein, with effect from the Conversion Date, holders of the Securities shall have recourse only to the Conversion Shares Depository (or to such other relevant recipient, as applicable) for the delivery to them of Conversion Shares. The holders’ sole recourse for the Issuer’s failure to issue and deliver the Conversion Shares to the Conversion Shares Depositary (or to the other relevant recipient) on the Conversion Date shall be the right to demand that the Issuer make such issuance and delivery.

The Securities are not convertible into Conversion Shares at the option of the holders at any time.

Notwithstanding any other provision herein, by acquiring any Securities, each holder and beneficial owner of a Security or any interest therein shall be deemed to (i) agree to all the terms and conditions of the Securities, including, without limitation, those related to (x) the occurrence of a Trigger Event and any related Conversion and (y) the appointment of the Conversion Shares Depository, the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient), (ii) agree that effective upon, and following, a Trigger Event, no amount shall be due and payable to the holders under the Securities and the liability of the Issuer to pay any such amounts (including the principal amount of, or any interest in respect of, the Securities) shall be automatically released, and the holders shall not have the right to give a direction to the trustee with respect to the Trigger Event and any related Conversion, (iii) agree that upon a Trigger Event and Conversion the principal amount of the Securities may be applied in such manner as the Issuer deems necessary in connection with the issue and paying up of the relevant Conversion Shares and the delivery thereof to the Conversion Shares Depositary and (iv) waive, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Trigger Event and/or any Conversion.

Conversion Shares and Conversion Price

The number of Conversion Shares to be issued on the Conversion Date in respect of each outstanding Security shall equal its Tradable Amount divided by the Conversion Price, rounded down, if necessary, to the nearest whole number of Conversion Shares. Fractions of Conversion Shares shall not be issued following a Conversion and no cash payment shall be made in lieu thereof.

The “Conversion Price” per ordinary share in respect of the Securities shall be:

•	if the ordinary shares are then admitted to trading on a Relevant Stock Exchange, the highest of (i) the Current Market Price (as defined under “— Anti-Dilution” below) per ordinary share translated into U.S. dollars at the Prevailing Rate, (ii) the Floor Price and (iii) the nominal value of an ordinary share of the Issuer translated into U.S. dollars at the Prevailing Rate, and

•	if the ordinary shares are not then admitted to trading on a Relevant Stock Exchange, the higher of (i) the Floor Price and (ii) the nominal value of an ordinary share of the Issuer translated into U.S. dollars at the Prevailing Rate.

The Current Market Price, Floor Price and Prevailing Rate shall each be determined on the date on which the Conversion Notice is given. The nominal value of an ordinary share is currently €0.24, which translated into U.S. dollars at the Noon Buying Rate on April 3, 2015, of $0.9099 to €1.00 is equivalent to $0.2638.

The Floor Price is fixed at $9.00 per ordinary share, subject to adjustment as described under “— Anti-Dilution” below. Application of the Floor Price has the consequence of limiting the number of ordinary shares that shall be received by holders of the Securities upon a Conversion if the Current Market Price is less than the Floor Price.

The ordinary shares issued following a Conversion shall be fully paid and non-assessable and shall in all respects rank pari passu with the fully paid ordinary shares in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and except that the Conversion Shares so issued shall not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the entitlement to which falls prior to the Conversion Date.

Conversion Procedure

After the Issuer has notified the Relevant Regulator of the occurrence of a Trigger Event and delivered to the trustee a certificate signed by two members of its Executive Board, it shall deliver a Conversion Notice to the trustee and to the holders of the Securities as soon as practicable and, in any event, within such period as the Relevant Regulator may require.

A “Conversion Notice” means a written notice requesting that holders complete a Conversion Shares Settlement Notice (in the form attached thereto) and specifying the following information:

•	that a Trigger Event has occurred;

•	the Conversion Price;

•	the Conversion Date;

•	the date on which the Issuer expects DTC to suspend all clearance and settlement of transactions in the Securities in accordance with its rules and procedures (the “Suspension Date”);

•	the details of the Conversion Shares Depository (if one has been appointed) and the procedures holders of the Securities must follow to obtain delivery of the Conversion Shares from the Conversion Shares Depositary;

•	if the Issuer has been unable to appoint a Conversion Shares Depository, such other arrangements for the issuance and/or delivery of the Conversion Shares to the holders of the Securities as it shall consider reasonable in the circumstances;

•	a date, at least 20 business days following the Suspension Date (the “Notice Cut-Off Date”), by which holders must deliver a completed Conversion Shares Settlement Notice to the Conversion Shares Depository;

•	the date on which the Securities for which no Conversion Shares Settlement Notice has been received by the Conversion Shares Depository on or before the Notice Cut-Off Date shall be cancelled, which date is expected to be no more than 15 business days following the Notice Cut-Off Date (the “Final Cancellation Date”); and

•	that the Securities shall remain in existence for the sole purpose of evidencing the holder’s right to receive Conversion Shares from the Conversion Shares Depository.

The date on which the Conversion Notice shall be deemed to have been given shall be the date on which it is delivered by the Issuer to DTC (or if the Securities are held in definitive form, to the trustee).

Promptly following its receipt of the Conversion Notice, pursuant to DTC’s procedures currently in effect, DTC will post the Conversion Notice to its “Reorganization Inquiry for Participants System,” and within two business days of its receipt of the Conversion Notice, the trustee shall transmit the Conversion Notice to the direct participants of DTC holding the Securities at such time.

The Conversion Shares Depository (or the relevant recipient, as applicable) shall hold the Conversion Shares for the holders of the Securities, who shall be entitled to direct the Conversion Shares Depository to exercise on their behalf all rights of an ordinary shareholder (including voting rights and rights to receive dividends), except that holders shall not be able to sell or otherwise transfer the Conversion Shares until Conversion Shares are delivered to holders in accordance with the procedures set forth under “— Settlement Procedure” below.

Following the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient as contemplated above) on the Conversion Date and until the Cancellation Date, the Securities shall evidence solely the holder’s right to receive Conversion Shares from the Conversion Shares Depository (or such other relevant recipient). Although the Issuer currently expects that beneficial interests in the Securities shall be transferrable until the Suspension Date and that any trades in the Securities would clear and settle through DTC until such date, there can be no assurance that an active trading market will exist for the Securities following the Conversion. The Securities may cease to be admitted to trading on the GEM Irish Exchange or any other stock exchange on which the Securities are then listed or admitted to trading after the Suspension Date. “Cancellation Date” means (i) with respect to any Security for which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-Off Date, the applicable Settlement Date (as defined under “— Settlement Procedure” below) and (ii) with respect to any Security for which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-Off Date, the Final Cancellation Date.

Once the Issuer has delivered the Conversion Notice to DTC following the occurrence of a Trigger Event (or following a Conversion (if sooner)), (a) the holders shall have no rights whatsoever under the Indenture or the Securities to instruct the trustee to take any action whatsoever and (b) as of the date of the Conversion

Notice, except for any indemnity and/or security provided by any holder in such direction or related to such direction, any direction previously given to the trustee by any holders shall cease automatically and shall be null and void and of no further effect, except in each case of (a) and (b), with respect to any rights of holders with respect to any payments under the Securities that were unconditionally due and payable prior to the date of the Conversion Notice or unless the trustee is instructed in writing by the Issuer to act otherwise.

The procedures set forth in this section and the following section are subject to change to reflect changes in clearing system practices or the issuance of the Securities in definitive form.

Settlement Procedure

Delivery of the Conversion Shares to the holders of the Securities shall be made in accordance with the following procedures. The procedures set forth in this section are subject to change to reflect changes in clearing system practices. Holders of Securities may elect to have their Conversion Shares delivered in the form of American Depositary Shares (“ADSs”) in accordance with the procedures described below. The obligation to deliver ADSs if a holder elects to have its Conversion Shares delivered in such form will apply only if at the time of Conversion the Issuer continues to maintain its ADS depositary facility. For further information on the ADSs and the Issuer’s current ADS deposit agreement, see “Description of American Depositary Shares” and “Description of the Trust and the Bearer Depositary Receipts” in the accompanying prospectus.

It is expected that the Conversion Shares shall be delivered to holders of the Securities in uncertificated form through Euroclear Netherlands, unless the Conversion Shares are not a participating security in Euroclear Netherlands at the relevant time, in which case the Conversion Shares shall either be delivered through the relevant clearing system in which the Conversion Shares are a participating security or in certificated form. It is expected that where the Conversion Shares are to be delivered to holders of the Securities by the Conversion Shares Depository through Euroclear Netherlands or such other clearing system in which such Conversion Shares are a participating security, they shall be delivered on the relevant Settlement Date to the account specified by the relevant holder in its Conversion Shares Settlement Notice, as described below. It is expected that where the Conversion Shares are to be delivered in certificated form, certificates shall be delivered by mail free of charge to each holder or as it may direct in its Conversion Shares Settlement Notice (in each case uninsured and at the risk of the relevant recipient) within 28 days following delivery of its Conversion Shares Settlement Notice), as described below.

On the Suspension Date, DTC shall suspend all clearance and settlement of transactions in the Securities. As a result, holders of the Securities will not be able to settle the transfer of any Securities following the Suspension Date, and any sale or other transfer of the Securities that a holder of the Securities may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC.

The Conversion Notice shall request that holders deliver a completed Conversion Shares Settlement Notice to the Conversion Shares Depository (or to the relevant recipient), with a copy to the trustee. A “Conversion Shares Settlement Notice” is a written notice to be delivered by the holder to the Conversion Shares Depositary and specifying the following information:

•	the name and address of the holder,

•	the Tradable Amount of the book-entry interests in the Securities held by such holder on the date of such notice,

•	the name to be entered in the Issuer’s share register (if the Conversion Shares are to be delivered in registered form),

•	whether Conversion Shares are to be delivered to the holder or whether Conversion Shares are to be deposited on behalf of the holder into the Issuer’s ADS facility against delivery of ADSs,

•	the details of the Euroclear Netherlands or other clearing system account (or, if the Conversion Shares are not a participating security in Euroclear Netherlands or another clearing system, the address to which the Conversion Shares should be delivered), or if Conversion Shares are to be deposited on behalf of the holder into the Issuer’s ADS facility against delivery of ADSs, details of the registered account of the holder in the Issuer’s ADS facility; and

•	such other details as may be required by the Conversion Shares Depository (including a representation that the relevant holder of the Securities is entitled to take delivery of the Conversion Shares and has obtained any consents necessary in order to do so).

If the Securities are held in definitive form, no Conversion Shares Settlement Notice shall be valid unless accompanied by delivery of the certificates evidencing such Securities, duly endorsed to the Conversion Shares Depository.

“Settlement Date” means (i) with respect to any Security in relation to which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository (or the relevant recipient, as applicable) on or before the Notice Cut-Off Date, the date that is two business days after (a) the date on which such Conversion Shares Settlement Notice has been received by the Conversion Shares Depository or (b) (if later) the date on which the Conversion Shares are delivered to the Conversion Shares Depository, and (ii) with respect to any Security in relation to which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-Off Date, the date on which the Conversion Shares Depository delivers the relevant Conversion Shares.

In order to obtain delivery of the relevant Conversion Shares or ADSs, a holder must deliver its Conversion Shares Settlement Notice, to the Conversion Shares Depository (or the relevant recipient, as applicable) on or before the Notice Cut-Off Date. If such delivery is made after the end of normal business hours at the specified office of the Conversion Shares Depository, such delivery shall be deemed for all purposes to have been made or given on the next following business day.

If the Securities are held through DTC, the Conversion Shares Settlement Notice must be given in accordance with the applicable procedures of DTC (which may include the notice being given to the Conversion Shares Depository by electronic means) and in a form acceptable to DTC and the Conversion Shares Depository. If the Securities are in definitive form, the Conversion Shares Settlement Notice must be delivered to the specified office of the Conversion Shares Depository together with the relevant Securities.

Except as provided herein and provided the Conversion Shares Settlement Notice and the relevant Securities, if applicable, are delivered on or before the Notice Cut-Off Date, the Conversion Shares Depository shall deliver the relevant Conversion Shares (rounded down to the nearest whole number of Conversion Shares) to, or shall deposit such relevant Conversion Shares with the ADS Depositary on behalf of, the holder of the relevant Securities completing the relevant Conversion Shares Settlement Notice or its nominee in accordance with the instructions given in such Conversion Shares Settlement Notice on the applicable Settlement Date.

Each Conversion Shares Settlement Notice shall be irrevocable. Failure to properly complete and deliver a Conversion Shares Settlement Notice and the relevant Securities, if applicable, may result in such notice being treated by the Conversion Shares Depository as null and void. Any determination as to whether any Conversion Shares Settlement Notice has been properly completed and delivered shall be made by the Conversion Shares Depository in its sole and absolute discretion and shall be conclusive and binding on the relevant holder.

Neither the Issuer, nor any member of the Group shall be liable for any taxes or capital, stamp, issue and registration or transfer taxes or duties arising on Conversion or that may arise or be paid as a consequence of the issue and delivery of the Conversion Shares upon a Conversion (other than any taxes due by the Issuer or any member of the Group according to the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). A holder of Securities (or, if different, the person to whom the Conversion Shares are delivered) must pay any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on Conversion and/or in connection with the issue and delivery of Conversion Shares to the Conversion Shares Depositary for such holder and such holder (or other person to whom the Conversion Shares are delivered, as applicable) must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of such holder’s Securities or interest therein and/or issue or delivery to it of any Conversion Shares (or any interest therein).

Failure to Deliver a Conversion Shares Settlement Notice

If a Conversion Shares Settlement Notice and the relevant Securities, if applicable, are not delivered to the Conversion Shares Depository on or before the Notice Cut-Off Date, then the Conversion Shares Depository shall continue to hold the relevant Conversion Shares until a Conversion Shares Settlement Notice (and the relevant Securities, if applicable) is so delivered. However, the relevant Securities shall be cancelled on the Final Cancellation Date and any holder of Securities delivering a Conversion Shares Settlement Notice after the Notice Cut-Off Date shall have to provide evidence of its entitlement to the relevant Conversion Shares satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Conversion Shares. The Issuer shall have no liability to any holder of the Securities for any loss resulting from such holder not receiving any Conversion Shares or from any delay in the receipt thereof, in each case as a result of such holder failing to duly submit a valid Conversion Shares Settlement Notice and the relevant Securities, if applicable, on a timely basis or at all.

Delivery of ADSs

In respect of Conversion Shares which a holder elects to be delivered in the form of ADSs as specified in its Conversion Shares Settlement Notice, the Conversion Shares Depositary shall deposit with JPMorgan Chase Bank, as the depositary under the Issuer’s ADS depositary facility (the “ADS Depositary”), the number of Conversion Shares to be issued upon Conversion of the Securities, and the ADS Depositary shall issue the corresponding number of ADSs to such holder (in accordance with the ADS-to-ordinary share ratio in effect on the Conversion Date). Once such Conversion Shares have been deposited, the ADS Depositary shall be entitled to the economic rights of a holder of the Conversion Shares for the purposes of any dividend entitlement and otherwise on behalf of the ADS holder, and the holder shall become the record holder of the related ADSs for all purposes under the ADS deposit agreement. However, the issuance of the ADSs by the ADS Depositary may be delayed until the ADS Depositary or its custodian receives confirmation that all required approvals have been given and that the Conversion Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depositary. The delivery of the Conversion Shares to the ADS Depositary shall be deemed for all purposes to constitute the delivery of the Conversion Shares to any holder electing to be converted into ADSs.

Anti-Dilution

Adjustment of Floor Price

Upon the happening of any of the events described below, the Floor Price shall be adjusted as follows:

(i)	If and whenever there shall be a consolidation, reclassification/redesignation or subdivision affecting the number of ordinary shares, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such consolidation, reclassification/redesignation or subdivision by the following fraction:

A

B

where:

A	is the aggregate number of ordinary shares in issue immediately before such consolidation, reclassification/redesignation or subdivision, as the case may be; and

B	is the aggregate number of ordinary shares in issue immediately after, and as a result of, such consolidation, reclassification/redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification/redesignation or subdivision, as the case may be, takes effect.

(ii)	If and whenever the Issuer shall issue any of its ordinary shares credited as fully paid to the Issuer’s shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such ordinary shares are or are to be issued instead of the whole or part of a Cash Dividend which the Shareholders would or could otherwise have elected to receive, (2) where the Issuer’s shareholders may elect to receive a Cash Dividend in lieu of such ordinary shares or (3) where any such ordinary shares are or are expressed to be issued in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such issue by the following fraction:

A

B

where:

A	is the aggregate number of ordinary shares in issue immediately before such issue; and

B	is the aggregate number of ordinary shares in issue immediately after such issue.

Such adjustment shall become effective on the first date of issue of such ordinary shares.

(iii)

(A)	If and whenever the Issuer shall pay any Extraordinary Dividend to its shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B
A – C

where:

A	is the Current Market Price of one ordinary share on the Effective Date;

B	is the portion of the Fair Market Value of the aggregate Extraordinary Dividend attributable to one ordinary share, with such portion being determined by dividing the Fair Market Value of the aggregate Extraordinary Dividend by the number of ordinary shares entitled to receive the relevant Dividend; and

C	is an amount equal to:

(a)	in the case of an Extraordinary Dividend falling under part (i) of the definition of Extraordinary Dividend, zero; or,

(b)	in the case of an Extraordinary Dividend falling under part (ii) of the definition of Extraordinary Dividend, the amount (if any) by which the Reference Amount in respect of the Relevant Year exceeds an amount equal to the aggregate of the Fair Market Values of any previous Cash Dividends (other than any Cash Dividends falling under part (i) of the definition of Extraordinary Dividend) per ordinary share of the Issuer paid or made in respect of such Relevant Year (where C shall equal zero if such previous Cash Dividends per ordinary share of the Issuer are equal to, or exceed, the Reference Amount in respect of the Relevant Year). For the avoidance of doubt, “C” shall equal the Reference Amount determined in respect of the Relevant Year where no previous Cash Dividends (other than any Cash Dividends falling under part (i) of the definition of Extraordinary Dividend) per ordinary share of the Issuer have been paid or made in respect of such Relevant Year.

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Extraordinary Dividend can be determined.

“Effective Date” means, for purposes of this paragraph (iii)(A), the first date on which the ordinary shares are traded ex-the relevant Cash Dividend on the Relevant Stock Exchange.

(B)	If and whenever the Issuer shall pay or make any Non-Cash Dividend to its shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B
A

where:

A	is the Current Market Price of one ordinary share on the Effective Date; and

B	is the portion of the Fair Market Value of the aggregate Non-Cash Dividend attributable to one ordinary share, with such portion being determined by dividing the Fair Market Value of the aggregate Non-Cash Dividend by the number of ordinary shares entitled to receive the relevant Non-Cash Dividend (or, in the case of a purchase, redemption or buy back of ordinary shares or any depositary or other receipts or certificates representing ordinary shares by or on behalf of the Issuer or any member of the Group, by the number of ordinary shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any ordinary shares, or any ordinary shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Non-Cash Dividend can be determined as provided herein.

“Effective Date” means, for purposes of this paragraph (iii)(B), the first date on which the ordinary shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of ordinary shares or any depositary or other receipts or certificates representing ordinary shares by or on behalf of the Issuer or any member of the Group, the date on which such purchase, redemption or buy back is made (or, in any such case if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein) or in the case of a Spin-Off, the first date on which the ordinary shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

(C)	For the purposes of this paragraph (iii), Fair Market Value shall (subject as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date.

(D)	In making any calculations for the purposes of this paragraph (iii), such adjustments (if any) shall be made as an Independent Financial Adviser may determine in good faith to be appropriate to reflect (i) any consolidation or sub-division of any ordinary shares or (ii) the issue of ordinary shares by way of capitalization of profits or reserves (or any like or similar event) or (iii) any increase in the number of ordinary shares in issue in the Relevant Year in question.

(iv)	If and whenever the Issuer shall issue ordinary shares to shareholders as a class by way of rights, or the Issuer or any member of the Group or (at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) any other company, person or entity shall issue or grant to shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any ordinary shares, or any securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to acquire, any ordinary shares (or shall grant any such rights in respect of existing securities so issued), in each case at a price per ordinary share which is less than 95% of the Current Market Price per ordinary share on the Effective Date, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A	is the number of ordinary shares in issue on the Effective Date;

B	is the number of ordinary shares which the aggregate consideration (if any) receivable for the ordinary shares issued by way of rights, or for the securities issued by way of rights, or for the options or warrants or other rights issued or granted by way of rights and for the total number of ordinary shares deliverable on the exercise thereof, would purchase at such Current Market Price per ordinary share; and

C	is the number of ordinary shares to be issued or, as the case may be, the maximum number of ordinary shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase or other rights of acquisition in respect thereof at the initial conversion, exchange, subscription, purchase or acquisition price or rate, provided that if on the Effective Date such number of ordinary shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this paragraph (iv), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (iv), the first date on which the ordinary shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(v)	If and whenever the Issuer or any member of the Group or (at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) any other company, person or entity shall issue any securities (other than ordinary shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire any ordinary shares or securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, ordinary shares) to shareholders as a class by way of rights or grant to shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any securities (other than ordinary shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire ordinary shares or securities which by their term carry (directly or indirectly) rights of conversion into, or exchange or subscription for, rights to otherwise acquire, ordinary shares), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A–B
A

where:

A	is the Current Market Price of one ordinary share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the rights attributable to one ordinary share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (v), the first date on which the ordinary shares are traded ex-the relevant securities or ex-rights, ex-option or ex-warrants on the Relevant Stock Exchange.

(vi)	If and whenever the Issuer shall issue (otherwise than as mentioned in paragraph (iv) above) wholly for cash or for no consideration any ordinary shares (other than ordinary shares issued on conversion of the Securities or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or right to otherwise acquire ordinary shares) or if and whenever the Issuer or any member of the Group or (at the direction or request or pursuance to any arrangements with the Issuer or any member of the Group) any other company, person or entity shall issue or grant (otherwise than as mentioned in paragraph (iv) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any ordinary shares (other than the Securities or any Further Capital Securities), in each case at a price per ordinary share which is less than 95% of the Current Market Price per ordinary share on the date of the first public announcement of the terms of such issue or grant, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A	is the number of ordinary shares in issue immediately before the issue of such ordinary shares or the grant of such options, warrants or rights;

B	is the number of ordinary shares which the aggregate consideration (if any) receivable for the issue of such ordinary shares or, as the case may be, for the ordinary shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per ordinary share; and

C	is the number of ordinary shares to be issued pursuant to such issue of such ordinary shares or, as the case may be, the maximum number of ordinary shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if on the Effective Date such number of ordinary shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this paragraph (vi), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (vi), the date of issue of such ordinary shares or, as the case may be, the grant of such options, warrants or rights.

(vii)

If and whenever the Issuer or any member of the Group or (at the direction or request of or pursuant to any arrangements with the Issuer or any member of the Group) any other company, person or entity (otherwise than as mentioned in paragraphs (iv) through (vi) above) shall issue wholly for cash or for no consideration any securities (other than the Securities or any Further Capital Securities) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, ordinary shares ordinary shares (or shall grant any such rights in respect of existing securities so issued) or securities which by their terms might be reclassified/redesignated as ordinary shares, and the price per ordinary share upon conversion, exchange, subscription, purchase, acquisition or redesignation is less than 95% of the Current Market Price per ordinary share on the date of the first public announcement of the terms of issue of such securities (or the terms of such grant), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A	is the number of ordinary shares in issue immediately before such issue or grant (but where the relevant securities carry rights of conversion into or rights of exchange or subscription for, purchase of, or rights to otherwise acquire ordinary shares which have been issued, purchased or acquired by the Issuer or any member of the Group (or at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) for the purposes of or in connection with such issue, less the number of such ordinary shares so issued, purchased or acquired);

B	is the number of ordinary shares which the aggregate consideration (if any) receivable for the ordinary shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such securities or, as the case may be, for the ordinary shares to be issued or to arise from any such reclassification/redesignation would purchase at such Current Market Price per ordinary share; and

C	is the maximum number of ordinary shares to be issued or otherwise made available upon conversion or exchange of such securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of ordinary shares which may be issued or arise from any such reclassification/redesignation;

provided that if on the Effective Date such number of ordinary shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such securities are reclassified/redesignated or at such other time as may be provided), then for the purposes of this paragraph (vii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, reclassification/redesignation had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (vii), the date of issue of such Securities or, as the case may be, the grant of such rights.

(viii)

If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any securities (other than the Securities or any Further Capital Securities) as are mentioned in paragraph (vii) above (other than in accordance with the terms (including terms as to adjustment) applicable to such securities upon issue) so that following such modification the consideration per ordinary share has been reduced and is less than 95% of the Current Market Price per ordinary share on the date of the first public announcement of the proposals for such modification, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A	is the number of ordinary shares in issue immediately before such modification (but where the relevant securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, ordinary shares which have been issued, purchased or acquired by the Issuer or any member of the Group (or at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) for the purposes of or in connection with such securities, less the number of such ordinary shares so issued, purchased or acquired);

B	is the number of ordinary shares which the aggregate consideration (if any) receivable for the ordinary shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the securities so modified would purchase at such Current Market Price per ordinary share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such securities; and

C	is the maximum number of ordinary shares which may be issued or otherwise made available upon conversion or exchange of such securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as an Independent Financial Adviser in good faith shall consider appropriate for any previous adjustment under this paragraph (viii) or paragraph (vii) above;

provided that if on the Effective Date such number of ordinary shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided) then for the purposes of this paragraph (viii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (viii), the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such securities.

(ix)	If and whenever the Issuer or any member of the Group or (at the direction or request of or pursuant to any arrangements with the Issuer or any member of the Group) any other company, person or entity shall offer any securities in connection with which shareholders as a class are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Floor Price is required to be adjusted under paragraphs (ii) through (vi) above (or would be required to be so adjusted if the relevant issue or grant was at less than 95% of the Current Market Price per ordinary share on the relevant dealing day under paragraph (v) above)) the Floor Price shall be adjusted by multiplying the Floor Price in force immediately before the Effective Date by the following fraction:

A – B

   A

where:

A	is the Current Market Price of one ordinary share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one ordinary share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (ix), the first date on which the ordinary shares are traded ex-rights on the Relevant Stock Exchange.

(x)	If the Issuer determines that a reduction to the Floor Price should be made for whatever reason, the Floor Price will be reduced (either generally or for a specified period as notified to holders of the Securities) in such manner and with effect from such date as the Issuer shall determine and notify to the holders of the Securities.

For the purpose of any calculation of the consideration receivable or price pursuant to paragraphs (iv) and (vi) – (viii), the following provisions shall apply:

(i)	the aggregate consideration receivable or price for ordinary shares issued for cash shall be the amount of such cash;

(ii)	(x) the aggregate consideration receivable or price for ordinary shares to be issued or otherwise made available upon the conversion or exchange of any securities shall be deemed to be the consideration or price received or receivable for any such securities and (y) the aggregate consideration receivable or price for ordinary shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such securities or, as the case may be, for such options, warrants or rights which are attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the applicable Effective Date as described in paragraphs (iv) and (vi) – (viii) above, as the case may be plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per ordinary share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of ordinary shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)	if the consideration or price determined pursuant to clause (i) or (ii) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date (in the case of clause (i) above) or the relevant date of first public announcement (in the case of clause (ii) above);

(iv)	in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant ordinary shares or securities or options, warrants or rights, or otherwise in connection therewith; and

(v)	the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Issuer or another entity

Notwithstanding the foregoing provisions:

(A)	where the events or circumstances giving rise to any adjustment pursuant to paragraphs (i) – (x) above have already resulted or will result in an adjustment to the Floor Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Floor Price or where more than one event which gives rise to an adjustment to the Floor Price occurs within such a short period of time that, in the opinion of the Issuer, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result;

(B)	such modification shall be made to the operation of the Indenture as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate (i) to ensure that an adjustment to the Floor Price or the economic effect thereof shall not be taken into account more than once, (ii) to ensure that the economic effect of a Dividend is not taken into account more than once and (iii) to reflect a redenomination of the issued ordinary shares for the time being into a new currency;

(C)	for the avoidance of doubt, the issue of ordinary shares following a Conversion shall not result in an adjustment to the Floor Price;

(D)	no adjustment shall be made to the Floor Price where ordinary shares or any other securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme;

Record Date

If the record date in respect of any consolidation, reclassification/redesignation or sub-division as is mentioned in paragraph (i) under “— Adjustment of Floor Price” above, or the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in paragraph (ii) – (v) or (ix) under “— Adjustment of Floor Price” above, or the date of the first public announcement of the terms of any such issue or grant as is mentioned in paragraphs (vi) and (vii) under “— Adjustment of Floor Price” above or of the terms of any such modification as is mentioned in paragraph (viii) under “— Adjustment of Floor Price” above, falls after the date on which the Conversion Notice is given in relation to the Conversion but before such ordinary shares are issued, then the Issuer shall procure the execution of the corresponding adjustment mechanism under “— Adjustment of Floor Price” above so that the calculation of the number of Conversion Shares to be issued and delivered to the Conversion Shares Depository takes into account the Floor Price as so adjusted.

The Issuer shall not issue any additional Conversion Shares if the Conversion occurs after the record date in respect of any consolidation, reclassification or sub-division as is mentioned in paragraph (i) of

“— Adjustment of Conversion Price and Conversion Shares Offer Price” above, or the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in paragraph (ii) – (v) or (ix) under “— Adjustment of Floor Price” above, or the date of the first public announcement of the terms of any such issue or grant as is mentioned in paragraphs (vi) and (vii) under “— Adjustment of Floor Price” above or of the terms of any such modification as is mentioned in paragraph (viii) under “— Adjustment of Floor Price” above, but before the relevant adjustment to the relevant Price becomes effective under such section.

Conversion Calculation Agent and Independent Financial Adviser

So long as any Securities are outstanding, there shall at all times be a conversion calculation agent (the “Conversion Calculation Agent”), which may be the Issuer or another person appointed by the Issuer to serve in such capacity, who shall be responsible in consultation with the Issuer for the calculation of all adjustments to the Floor Price and all related determinations required to be made in connection therewith. All such calculations and determinations performed by the Conversion Calculation Agent shall be conclusive and binding on the holders and beneficial owners of the Securities or any interest therein, save in the case of bad faith or manifest error. If any provision of the Indenture described under “Anti-Dilution Provisions” at any time calls for any calculation or determination to be made by an Independent Financial Adviser, which may include the Conversion Calculation Agent appointed by the Issuer to act in such Independent Financial Adviser capacity, if the person then serving as Conversion Calculation Agent is not wholly independent of the Issuer, the Issuer shall use commercially reasonable efforts to appoint an Independent Financial Adviser which is wholly independent of the Issuer to make such calculation or determination. A written opinion of such Independent Financial Adviser in respect of such calculation or determination shall be conclusive and binding on the Issuer and the holders and beneficial owners of the Securities or any interest therein, save in the case of manifest error. The Issuer has appointed Conv-Ex Advisors Limited as the initial Conversion Calculation Agent. The Issuer may change the Conversion Calculation Agent at any time without prior notice to any holder.

The Conversion Calculation Agent (if not the Issuer) shall act solely upon request from, and solely as agent of, the Issuer and will not thereby assume any obligations towards or relationship of agency or trust with, and it shall not be liable and shall incur no liability as against, the holders of Securities.

Rounding Down and Notice of Adjustment to the Floor Price

On any adjustment, if the resultant Floor Price is not an integral multiple of $0.0001, it shall be rounded down to the nearest whole multiple of $0.0001. No adjustment shall be made to the Floor Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Floor Price then in effect. Any adjustment not required to be made, and/or any amount by which the Floor Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Floor Price shall be given by the Issuer to holders of the Securities via DTC (or, if the Securities are held in definitive form, via the trustee) promptly after the determination thereof and in accordance with “Description of Capital Securities — Notice” in the accompanying prospectus.

Definitions

Unless otherwise provided, for the purposes of this section:

“Applicable Dividend” has the meaning set forth in the definition of “Extraordinary Dividend” below.

“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than any Dividend falling within paragraph (b) of the definition of “Spin-Off,” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of “Dividend,” provided that a Dividend falling within paragraph (c) or (d) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend.

“Current Market Price” means, in respect of an ordinary share at a particular date, the average of the daily Volume Weighted Average Price of an ordinary share on each of the five consecutive dealing days ending on the dealing day immediately preceding such date; provided that, if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), then:

(i)	if the ordinary shares to be issued and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the ordinary shares shall have been based on a price cum-Dividend (or cum- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per ordinary share as at the date of the first public announcement relating to such Dividend or entitlement; or

(ii)	if the ordinary shares to be issued and delivered do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the ordinary shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of such Dividend or entitlement per ordinary share as at the date of the first public announcement relating to such Dividend or entitlement, and provided further that, if on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the ordinary shares to be issued and delivered do not rank for that Dividend (or other entitlement), the Volume Weighted Average Price on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per ordinary share as at the date of first public announcement relating to such Dividend or entitlement, and provided further that, if the Volume Weighted Average Price of an ordinary share is not available on one or more of the said five dealing days (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

A “dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which ordinary shares, securities, Spin-Off Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“Depositary Receipts” means depositary receipts issued by the Trust representing ordinary shares in the capital of the Issuer, with each Depositary Receipt representing one ordinary share as at the Issue Date.

“Dividend” means any dividend or distribution to holders of ordinary shares (including a Spin-Off) whether of cash, assets or other property (and for these purposes a distribution of assets includes without limitation an issue of ordinary shares or other securities credited as fully or partly paid up by way of capitalization of profits or reserves), and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to holders of ordinary shares upon or in connection with a reduction of capital provided that:

(a)	where:

(i)	a Dividend in cash is announced which may at the election of a shareholder or shareholders of the Issuer be satisfied by the issue or delivery of ordinary shares or other property or assets, or where a capitalization of profits or reserves is announced which may at the election of a shareholder or shareholders be satisfied by the payment of cash, then the Dividend in question shall be treated as a Cash Dividend of an amount equal to the greater of (A) the Fair Market Value of such cash amount and (B) the Current Market Price of such ordinary shares as at the first date on which the ordinary shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, as the case may be, the Fair Market Value of such other property or assets as at the date of the first public announcement of such Dividend or capitalization or, in any such case, if later, the date on which the number of ordinary shares (or amount of such other property or assets, as the case may be) which may be issued and delivered is determined; or

(ii)	there shall be any issue of ordinary shares by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) where such issue is or is expressed to be in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced), or a Dividend in cash that is to be satisfied by the issue or delivery of ordinary shares or other property or assets, the capitalization or Dividend in question shall be treated as a Cash Dividend of an amount equal to the Current Market Price of such ordinary shares or, as the case may be, the Fair Market Value of such other property or assets, as at the first date on which the ordinary shares are traded ex-the relevant capitalization or, as the case may be, ex-the relevant Dividend on the Relevant Stock Exchange or, if later, the date on which the number of ordinary shares to be issued and delivered is determined;

(b)	any issue of ordinary shares as described in paragraph (i) or (ii) under “— Adjustment of Floor Price” above shall be disregarded;

(c)

a purchase or redemption or buy back of share capital of the Issuer by or on behalf of the Issuer in accordance with any general authority for such purchases or buy backs approved by a general meeting of shareholders and otherwise in accordance with the limitations prescribed under Dutch law for dealings generally by a company in its own shares shall not constitute a Dividend and any other purchase or redemption or buy back of share capital of the Issuer by or on behalf of the Issuer or any member of the Group shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of ordinary shares by or on behalf of the Issuer or any member of the Group, the weighted average price per ordinary share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such day) exceeds by more than 5% the average of the daily Volume Weighted Average Price of an ordinary shares on the 5 dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of shareholders or any notice convening such a meeting of shareholders) has been made of the intention to purchase, redeem or buy back ordinary shares at some future date at a specified price or where a tender offer is made, on the 5 dealing days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless of whether or not a price per ordinary share, a minimum price per ordinary share or a price range or a formula for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Relevant Currency in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such ordinary shares purchased, redeemed or bought back by the Issuer or, as the case may be, any member of the Group (translated where appropriate into the Relevant Currency as provided above) exceeds the product of (i) 105% of the daily Volume Weighted Average Price of an ordinary share determined as aforesaid and (ii) the number of ordinary shares so purchased, redeemed or bought back;

(d)	if the Issuer or any member of the Group shall purchase, redeem or buy back any depositary or other receipts or certificates representing ordinary shares, the provisions of paragraph c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser; and

(e)	where a dividend or distribution is paid or made to shareholders pursuant to any plan implemented by the Issuer for the purpose of enabling shareholders to elect, or which may require shareholders, to receive dividends or distributions in respect of the ordinary shares held by them from a person other than (or in addition to) the Issuer, such dividend or distribution shall for the purposes of the Indenture be treated as a dividend or distribution made or paid to shareholders by the Issuer, and the foregoing provisions of this definition, and the provisions of the Indenture, including references to the Issuer paying or making a dividend, shall be construed accordingly.

“EEA Regulated Market” means a market as defined by Article 4.1(14) of Directive 2004/39/EC of the European Parliament and of the Council on markets on financial instruments, as the same may be amended from time to time.

“Extraordinary Dividend” means (i) any Cash Dividend that is expressly declared by the Issuer to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to shareholders (including any distribution made as a result of any capital reduction), in which case the Extraordinary Dividend shall be such Cash Dividend, or (ii) any Cash Dividend (other than a Cash Dividend falling under clause (i) of this definition) (the “Applicable Dividend”) paid or made in respect of the Relevant Year if (A) the Fair Market Value of the Applicable Dividend per ordinary share or (B) the sum of (I) the Fair Market Value of the Applicable Dividend per ordinary share and (II) an amount equal to the aggregate of the Fair Market Value or Fair Market Values of any other Cash Dividend or Cash Dividends (other than a Cash Dividend or Cash Dividends falling under clause (i) of this definition) per ordinary share paid or made in respect of the Relevant Year (other than any Cash Dividend or part thereof previously determined under clause (ii) of this definition to be an Extraordinary Dividend paid or made in respect of such Relevant Year), exceeds the Reference Amount, and in that case the Extraordinary Dividend shall be such Applicable Dividend, provided that any Cash Dividend (other than a Cash Dividend falling under part (i) of this definition) which is not expressed to be in respect of a given financial year of the Issuer, shall be deemed to be a Cash Dividend in respect of the financial year in which it is made or paid.

“Fair Market Value” means, with respect to any property on any date, (a) in the case of a Cash Dividend, the amount of such Cash Dividend; (b) in the case of any other cash amount, the amount of such cash; (c) in the case of securities (including ordinary shares), Spin-Off Securities, options, warrants or other rights or assets publicly traded on a stock exchange or securities market of adequate liquidity (as determined by the Conversion Calculation Agent in good faith), (i) in the case of ordinary shares or Spin-Off Securities, the arithmetic mean of the daily Volume Weighted Average Prices of such ordinary shares or Spin-Off Securities and (ii) in the case of securities (other than ordinary shares or Spin-Off Securities), options, warrants or other rights or assets of the kind referred to above, the arithmetic mean of the daily closing prices of such securities, options, warrants or other rights or assets, in the case of both (i) and (ii) above, during the period of 5 dealing days on the principal stock exchange or securities market on which such securities, Spin-Off Securities, options, warrants or other rights or assets are then listed, admitted to trading or quoted or dealt in, commencing on such date (or, if later, the first such dealing day such securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, quoted or dealt in on such stock exchange or securities market) or such shorter period as such securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, quoted or dealt in on such stock exchange or securities market; and (d) in the case of securities (including ordinary shares), Spin-Off Securities, options, warrants or other rights or assets not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the fair market value of such securities, Spin-Off Securities, options, warrants or other rights or assets as determined by an Independent Financial Adviser in good faith, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per ordinary share, the dividend yield of an ordinary share, the volatility of such market price, prevailing interest rates and the terms of such securities, Spin-Off Securities, options, warrants or other rights or assets, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (a) above, be translated into the Relevant Currency (if such Cash Dividend is declared or paid or payable in a currency other than the Relevant Currency) at the rate of exchange used to determine the amount payable to shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Relevant Currency and, in any other case, shall be translated into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date. In addition, in the case of (a) and (b) above, the Fair Market Value shall be determined on a gross basis, disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

“Further Capital Securities” means any securities issued after the Issue Date which are contingently convertible into ordinary shares pursuant to their terms in the event that the Group CET1 Ratio is less than a specified percentage.

“Independent Financial Adviser” means an independent financial institution of international repute or independent financial adviser with appropriate expertise (which may include the initial Conversion Calculation Agent) appointed by the Issuer at its own expense.

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off.

a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not being a separate legal entity) or other legal entity.

“Prevailing Rate” means, in respect of any pair of currencies on any calendar day, the spot rate of exchange between the relevant currencies prevailing as at or about 12:00 pm, London time, on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12:00 pm, London time, on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Financial Adviser shall in good faith prescribe.

“Regulated Market” means an EEA Regulated Market or another regulated, regularly operating, recognized stock exchange or securities market in an OECD member state.

“Reference Amount” means, either:

(a)	where (i) the Applicable Dividend in respect of such Relevant Year is declared after the date on which the Group’s audited consolidated financial statements in respect of the Relevant Year are available (the “Results Availability Date”) and (ii) no other Cash Dividends have been declared in respect of such Relevant Year prior to the Results Availability Date: 100% of the Group’s net result from continuing and discontinued operations (before minority interests) per ordinary share in respect of such Relevant Year; or,

(b)	in any other case: the greater of (i) 100% of the Group’s net results from continuing and discontinued operations (before minority interests) per ordinary share in respect of the Relevant Year and (ii) 100% of the Group’s net results from continuing and discontinued operations (before minority interests) per ordinary share in respect of the most recently completed financial year for which the Group’s audited consolidated financial statements are available on the date on which the first Cash Dividend in respect of the Relevant Year is declared (and such determination shall be made promptly after the Results Availability Date), except where a Conversion Notice is delivered before such Results Availability Date, in which case the Reference Amount shall be equal to the amount determined pursuant to part (ii) of this paragraph, and in any such case, the Floor Price for the purpose of such Conversion Notice shall be determined on the basis of an Extraordinary Dividend (if any) determined on the basis of a Reference Amount determined accordingly.

“Relevant Currency” euro or such other currency in which the ordinary shares are quoted or dealt in on the Relevant Stock Exchange at the relevant time or for the purposes of the relevant calculation or determination.

“Relevant Page” means the relevant page on Bloomberg or such other information service provider that displays the relevant information, as determined by the Conversion Calculation Agent.

“Relevant Shares” means ordinary share capital of the Approved Entity that constitutes equity share capital or the equivalent (or depository or other receipts representing the same) which is listed and admitted to trading on a Regulated Market. In relation to a Conversion in respect of which the Conversion Date falls on or after the New Conversion Condition Effective Dare, references herein to “Conversion Shares” shall be deemed to be references to “Approved Entity Shares.”

“Relevant Year” means, in respect of any Cash Dividend, the financial year of the Issuer in respect of which such Cash Dividend is being paid or made, or deemed to be paid or made, as the case may be.

“shareholders” means the holders of ordinary shares.

“Spin-Off” means (a) a distribution of Spin-Off Securities by the Issuer to shareholders as a class; or (b) any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted by any entity) by any entity (other than the Issuer) to shareholders as a class, pursuant to any arrangements with the Issuer or any member of the Group.

“Spin-Off Securities” means equity share capital of an entity other than the Issuer or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than the Issuer.

“Subsidiary” means each subsidiary as defined in Section 2:24a of the Dutch Civil Code for the time being of the Issuer.

“Volume Weighted Average Price” means, in respect of an ordinary share or security or Spin-Off Security on any dealing day, the volume-weighted average price of an ordinary share (or security or Spin-Off Security, as applicable), published by or derived (in the case of an ordinary share) from the relevant Bloomberg page INGA NA <Equity> HP (setting “Weighted Average Line” or any successor setting) or (in the case of a security (other than ordinary shares) or Spin-Off Security) from the equivalent Bloomberg page for such security or Spin-Off Security in respect of the principal stock exchange or securities market on which such securities or Spin-Off Securities are then listed or quoted or dealt in, if any, or such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day; provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an ordinary share, security or Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or determined as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

If the ordinary shares are represented by Depositary Receipts and only the Depositary Receipts are admitted to listing on the Relevant Stock Exchange, references herein and in the Indenture shall mean or include, as the case may be and mutatis mutandis to reflect the fact that the Depositary Receipts represent underlying ordinary shares, such Depositary Receipts, including without limitation that such adjustments shall be made to the Conversion Price or Floor Price as may be determined by an Independent Financial Adviser to be appropriate to reflect any change in the number of ordinary shares represented by or underlying a Depositary Receipt.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser determines in good faith to be appropriate to reflect any consolidation or sub-division of the ordinary shares or any issue of ordinary shares by way of capitalization of profits or reserves, or any like or similar event.

References to any issue or offer or grant to shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all shareholders, as the case may be, other than shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Enforcement Events and Remedies

The trustee and holders of the Securities shall not be entitled to declare the principal amount of the Securities due and payable under any circumstance, provided that upon the occurrence of a Liquidation Event, holders of the Securities shall have the rights and claims described under “— Ranking” above. For the avoidance of doubt, the events of default described in the section entitled “Description of Capital Securities — Events of Default” in the accompanying prospectus do not apply to the Securities.

As described under “— Interest Cancellation” above, the Issuer may in its absolute discretion cancel any interest payment, in whole or in part, on any Interest Payment Date or redemption date and the Issuer’s failure to make any payment of interest on an Interest Payment Date or redemption date, in whole or in part, shall be deemed to cancel its obligation to make such payment, which shall not then be due and payable. Accordingly, the non-payment of interest on any Interest Payment Date or redemption date (in whole or in part) is not a default in payment or otherwise under the terms of the Securities or the Indenture. In addition, neither the occurrence of a Conversion nor the exercise of the Dutch Bail-In Power by the relevant resolution authority with respect to the Securities shall constitute a default under the Securities or the Indenture, and following a Conversion no holder of the Securities will have any rights against the Issuer with respect to the repayment of the principal of, or interest on, the Securities. By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein acknowledges and agrees that no exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the Securities or cancellation or deemed cancellation of interest on the Securities in whole or in part in accordance with the terms of the Indenture and the Securities shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

The sole remedies of the holders of the Securities and the trustee for the Issuer’s breach of any obligation under the Securities or the Indenture shall be (1) to demand payment of the principal amount of the Securities if not paid within 14 days of the date fixed for redemption (provided that (i) the notice of redemption shall not have been revoked as described under “— Redemption — Notice of Redemption” above and (ii) the applicable conditions described under “— Conditions to Redemption and Purchase” above shall have been satisfied), (2) to seek enforcement of any other obligation of the Issuer under the Securities or the Indenture (other than any payment obligation) or damages for the Issuer’s failure to satisfy any such obligation, and (3) to exercise the remedies described under “— Ranking” above. The foregoing shall not prevent the holders of the Securities or the trustee from instituting proceedings for the bankruptcy of the Issuer.

Notwithstanding the foregoing, (1) the trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Securities under the provisions of the Indenture and (2) nothing shall impair the right of a holder of the Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the Securities; provided that, in the case of each of clauses (1) and (2) above, any payments in respect of, or arising from, the Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Securities, shall be subject to the subordination provisions described under “— Ranking” above and set forth in the Indenture. Furthermore, nothing shall impair the Issuer’s obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Indenture.

Trustee’s Duties

The provisions described in the accompanying prospectus under “Description of Capital Securities — Trustee’s Duties” shall apply in respect of the Securities, except that for these purposes, a “default” shall occur (i) upon a Liquidation Event that occurs before the Conversion Date, (ii) if the Issuer fails to pay the principal amount of the Securities within 14 days of the date fixed for redemption (as described under “— Enforcement Events and Remedies” above) or (iii) upon a breach by the Issuer of a Performance Obligation. Holders of a majority of the aggregate principal amount of the outstanding Securities may not waive any past default other than a breach of a Performance Obligation. “Performance Obligation” means any term, obligation or condition binding on the Issuer under the Securities or the Indenture (other than any payment obligation of the Issuer under or arising from the Securities or the Indenture, including, without limitation, payment of any principal or interest).

The Issuer’s obligations to indemnify the trustee in accordance with Section 6.07 of the Original Indenture shall survive the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the Securities and any Conversion.

By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority, (a) the trustee shall not be required to take any further directions from holders of the Securities under Section 5.12 of the Original Indenture and (b) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the Securities have given a direction to the trustee pursuant to Section 5.12 of the Original Indenture prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the relevant resolution authority, the Securities remain outstanding (for example, if the exercise of the Dutch Bail-in Power results in only a partial write-down of the principal of the Securities), then the trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Issuer and the trustee shall agree.

The trustee makes no representations, and shall not be liable with respect to, any information set forth in this prospectus supplement or the accompanying prospectus.

Subsequent Investors’ Agreement

Holders or beneficial owners of Securities that acquire them in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders or beneficial owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to interest cancellation, the Conversion, the Dutch Bail-in Power and the limitations on remedies specified in “— Enforcement Events and Remedies” above.

Modification and Waiver

Any amendment or modification of the Indenture or the Securities shall be subject to the Issuer obtaining the prior written consent of the Relevant Regulator.

The Indenture and the Securities may be modified as described under “Description of Capital Securities — Modifications of the Capital Securities Indenture” in the accompanying prospectus, provided that the Issuer may not amend the Indenture to alter the subordination of any outstanding Securities without the consent of each holder of any Senior Instrument then outstanding who would be adversely affected. In addition, the Issuer may not modify the subordination provisions of the Indenture in a manner that would adversely affect the other capital securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series).

Undertakings

For so long as any Security remains outstanding, the Issuer shall:

(i)	not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on Conversion, ordinary shares could not, under any applicable law then in effect, be legally issued as fully paid;

(ii)	if any offer is made to all (or as nearly as may be practicable all) shareholders (or all (or as nearly as may be practicable all) such shareholders other than the offeror and/or any associates of the offeror) to acquire all or a majority of the issued ordinary shares, or if a scheme is proposed with regard to such acquisition, give notice of such offer or scheme to each holder of any Securities at the same time as any notice thereof is sent to the shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the trustee;

(iii)	use commercially reasonable efforts to ensure that the ordinary shares issued upon Conversion shall be admitted to listing and trading on the Relevant Stock Exchange;

(iv)	maintain all corporate authorizations necessary to issue and allot at all times sufficient ordinary shares, free from pre-emptive or other preferential rights, to enable Conversion of the Securities to be satisfied in full;

(v)	use commercially reasonable efforts to appoint a Conversion Shares Depositary as soon as practicable following the occurrence of a Trigger Event; and

(vi)	if at the time of a Conversion the Issuer has an ADS depositary facility in effect, ensure that it has sufficient capacity under its then effective registration statement on Form F-6 (or successor form) to cause the ADS Depositary to issue the number of ADSs corresponding to the number of ADSs that holders and beneficial owners have elected to receive pursuant to the terms of the Indenture.

The Issuer shall not be required to comply with any of the above obligations if its compliance with such obligation would violate the Capital Regulations or to the extent that such compliance would cause a Regulatory Event to occur.

Any modification or waiver of the foregoing obligations shall require the consent of the holders of at least 75% in principal amount of the outstanding Securities.

Paying Agent

The principal corporate trust office of the trustee in The City of New York is designated as the principal paying agent. The Issuer may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Book-Entry Issuance

The Securities will be issued initially as registered global securities in book-entry form and will be represented by one or more global certificates registered in the name of a nominee of DTC. You may only hold beneficial interests in the Securities through DTC and its participants, including Euroclear and Clearstream Banking. Indirect holders trading their beneficial interests in the Securities through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream Banking will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Banking. See “Clearance and Settlement” in the accompanying prospectus for more information about these clearing systems. The Securities will be issued as definitive debt securities only in the limited circumstances described under “Global Securities — Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus. If definitive Securities are issued, they will be serially numbered and in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Payment of principal of and interest (if any) on the Securities, so long as the Securities are represented by global certificates, will be made in immediately available funds. Beneficial interests in the global certificates will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will settle in same-day funds. The Issuer currently expects such trading and settlement to continue in the period between the Conversion Date and the Suspension Date.

Each beneficial owner of Securities issued in book-entry form shall be deemed to make each of the same acknowledgements, agreements and representations that each register holder of Securities is deemed to make, and to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds its interest in any Securities to take any and all actions that may be necessary to implement any Conversion without any further action or direction on the part of such holder or the trustee.

TAX CONSIDERATIONS

The material U.S. federal income and Dutch tax consequences of your investment in the Securities are summarized below. The discussion below supplements the discussion under “Taxation” in the accompanying prospectus, and constitutes the opinion of Sullivan & Cromwell LLP, United States counsel to the Issuer, insofar as it relates to matters of U.S. federal income tax law, and the opinion of PwC Belastingadviseurs N.V. insofar as it relates to matters of Dutch tax law. In particular, the discussion below incorporates by reference certain discussions under “Taxation — Material Tax Consequences of Owning Bearer Depositary Receipts Representing Our Ordinary Shares or American Depositary Shares” in the accompanying prospectus, including the discussion of the creditability of Dutch withholding tax under “— Taxes on Distributions,” and the discussions under “— Medicare Tax,” “— Information with Respect to Foreign Financial Assets,” and “— Backup Withholding and Information Reporting.” As described in the accompanying prospectus, insofar as it relates to U.S. federal income tax consequences, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus) and you hold your Securities or Conversion Shares as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in this prospectus supplement (for example, if you did not purchase your Securities in the initial issuance of the Securities).

WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF OWNERSHIP OF SECURITIES AND CONVERSION SHARES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES AND CONVERSION SHARES.

Material U.S. Federal Income Tax Consequences

Distributions on the Securities and Conversion Shares. In general, interest payments with respect to the Securities and distributions with respect to Conversion Shares will be treated as dividends to the extent paid out of the Issuer’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to the discussion under “— PFIC Considerations” below, any portion of such a payment in excess of the Issuer’s current and accumulated earnings and profits will be treated first as a nontaxable return of capital that would reduce your tax basis in the Securities, and will thereafter be treated as capital gain. The tax treatment of capital gain is discussed below under “— Sale or Redemption of the Securities and Conversion Shares.” Because the Issuer does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that all interest payments on the Securities and distributions on the Conversion Shares will generally be reported to U.S. holders as dividends.

Subject to the discussion under “— PFIC Considerations” below, interest payments the Issuer makes with respect to the Securities and distributions with respect to the Conversion Shares that are treated as dividends for U.S. federal income tax purposes generally will be qualified dividend income taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the Securities and/or Conversion Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, which in the case of the Securities is generally the relevant record date in respect of the applicable Interest Payment Date (or, if the interest on the Securities is attributable to a period or periods aggregating over 366 days, provided that you hold the Securities for more than 90 days during the 181-day period beginning 90 days before such date) and meet other holding period requirements. Amounts the Issuer pays with respect to the Securities and with respect to the Conversion Shares will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

Conversion of the Securities into Conversion Shares. A U.S. holder generally will not recognize any gain or loss in respect of the receipt of the Conversion Shares upon a Conversion. Your tax basis of the Conversion Shares received will equal the tax basis of the Securities converted, and the holding period of such

Conversion Shares will generally include the period during which the Securities were held prior to such Conversion. In general, your tax basis in your Securities will be equal to the price you paid for them. The tax basis of any Conversion Shares received as a taxable adjustment of the Conversion Price, as described below, should be equal to the amount included in income as a constructive distribution, as a result of such adjustment, and the holding period of such stock will commence on the date following such constructive distribution.

Sale or Redemption of the Securities and Conversion Shares. Subject to the discussion under “— PFIC Considerations” below, you will generally recognize capital gain or loss upon the sale or redemption of your Securities (other than a conversion of the Securities into Conversion Shares, as discussed above) in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for them. You should generally recognize capital gain or loss upon the sale of your Conversion Shares in an amount equal to the difference between the amount you receive (or, in cases where you receive amounts other than in U.S. dollars, the U.S. dollar value of the amount you receive) in respect of the Conversion Shares sold and your tax basis in such Conversion Shares. Such capital gain or loss will be long-term capital gain or loss if you held your Securities and Conversion Shares for more than one year. Long-term capital gain of a non-corporate U.S. holder is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Adjustment of the Conversion Price. The Conversion Price is subject to adjustment under certain circumstances. U.S. Treasury Regulations promulgated under Section 305 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) may treat a U.S. holder of the Securities as having received a constructive distribution if and to the extent that certain adjustments (or, in some cases, certain failures to make adjustments) to the fixed conversion rates increase a U.S. holder’s proportionate interest in the assets or earnings and profits of the Issuer. If adjustments that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made (or, in some cases, adjustments that do so qualify fail to be made), you may be treated as having received a distribution even though you have not received any cash or property. For example, the IRS could assert that an increase in the Conversion Price to reflect an Extraordinary Dividend to holders of ordinary shares give rise to a constructive taxable distribution to the U.S. holders of the Securities. Although the Issuer does not believe that an adjustment in most cases should give rise to a taxable distribution, it is possible that the IRS, and, if challenged, a court, could disagree. Any constructive distribution would be includable in such U.S. holder’s income at its then fair market value in a manner described above under “— Distributions on the Securities and Conversion Shares.” Adjustments to the Conversion Price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of a U.S. holder of the Securities, however, will generally not be considered to result in a constructive distribution to the U.S. holder.

PFIC Considerations. The Issuer does not expect to be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, and therefore believes that the Securities and Conversion Shares should not be treated as stock of a PFIC, but this conclusion is a factual determination made annually and thus may be subject to change. In general, the Issuer will be a PFIC with respect to you if, for any taxable year in which you hold the Securities or Conversion Shares, either (i) at least 75% of the gross income of the Issuer for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of the Issuer’s assets is attributable to assets that produce or are held for the production of passive income (including cash). If the Issuer were a PFIC, gain recognized by you on a sale or other disposition of the Securities or Conversion Shares would be allocated ratably over your holding period for the Securities or Conversion Shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before the Issuer became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that taxable year, and the interest charge generally applicable to underpayments of tax would be imposed on the resulting tax liability. Similar treatment may apply to certain distributions. Additionally, in certain circumstances the receipt of the Conversion Shares following a Conversion could be treated as a taxable disposition of the Securities. In addition, dividends that you receive from the Issuer will not be eligible for the special tax rates applicable to qualified dividend income if the Issuer is a PFIC either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income. You should consult your tax advisers regarding the potential application of the PFIC regime.

Foreign Account Tax Compliance Withholding. A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting or certification requirements and withholding requirements in respect of their direct and indirect United States shareholders and/or United States accountholders (“FATCA Withholding”). To avoid becoming subject to FATCA Withholding, the Issuer and other non-U.S. financial institutions may be required to report information to the IRS regarding the holders of Securities and Conversion Shares and to withhold on a portion of payments under the Securities and Conversion Shares to certain holders that fail to comply with the relevant information reporting requirements (or hold Securities and Conversion Shares directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before January 1, 2017. The rules for the implementation of this legislation have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of the Securities and Conversion Shares.

The Issuer will not pay any additional amounts in respect of this withholding, so, if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your Securities or Conversion Shares. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any amounts withheld.

Material Dutch Tax Consequences

This section provides a general summary of the material Dutch tax issues and consequences of acquiring, holding, redeeming and/or disposing of the Securities and/or the Conversion of the Securities into Conversion Shares. This summary provides general information only and is restricted to the matters of Dutch taxation stated herein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the Securities.

The prospective purchaser should consult his or her own tax advisor regarding Dutch tax consequences of acquiring, holding, redeeming and/or disposing of the Securities and/or the Conversion of the Securities into Conversion Shares.

This summary is based on the tax legislation, published case law, and other regulations in The Netherlands in force as of the date of this prospectus supplement, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

The Issuer assumes that the Securities and/or Conversion Shares and income received or capital gains derived there from are not attributable to employment activities of the holder of the Securities and/or Conversion Shares.

The Issuer assumes that the holders of the Securities and/or Conversion Shares do not hold a substantial interest in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is a natural person, his or her spouse, registered partner, certain other relatives or certain persons sharing the holder’s household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing 5% or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V.

The Issuer assumes that the benefits derived by a corporate holder from the Conversion Shares are not exempt under the participation exemption as laid down in the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally speaking, the participation exemption should not be applicable if the holder holds shares representing less than 5% of the nominal paid-up share capital of ING Groep N.V.

Material Tax Consequences of Owning Securities

Withholding Tax.

All payments by ING Groep N.V. in respect of the Securities can be made without withholdings or deductions for or on account of any taxes, duties or charges of any nature whatsoever that are or may be withheld or assessed by the Dutch tax authorities, any political subdivision thereof or therein or any of their representatives, agents or delegates.

Taxes on Income and Capital Gains.

Residents of The Netherlands. Income derived from the Securities or a gain realized on the disposal, redemption and/or Conversion of the Securities, by a holder of the Security who is a resident or a deemed resident of The Netherlands for Dutch corporate income tax purposes and who is subject to Dutch corporate income tax, is generally taxable in The Netherlands at a rate of 25%, with a step up rate of 20% on the first € 200,000 of taxable income (2015 rate).

Income derived or deemed to be derived from a Security or a gain realized on the disposal, redemption and/or Conversion of a Security, by a holder of a Security who is an individual who is a resident or a deemed resident of The Netherlands for Dutch personal income tax purposes, may, amongst others, be subject to Dutch personal income tax at progressive individual income tax rates up to 52% (2015 rate) if:

(i)	the individual carries on a business, or is deemed to carry on a business, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), to the assets of which such Security is attributable; or

(ii)	such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which e.g. include activities with respect to the Security that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If the conditions set out in paragraphs (i) and (ii) above do not apply to an individual holder of a Security, actual received income derived from a Security or gains realized on the disposal, redemption and/or Conversion of a Security are, in general, not taxable as such. Instead, such holder of a Security will be taxed at a flat rate of 30% (2015 rate) on deemed income from “savings and investments” (sparen en beleggen). This deemed income amounts to 4% (2015 rate) of the individual’s “yield basis” (rendementsgrondslag) at the beginning of the calendar year (1 January) to the extent it exceeds a certain threshold. The fair market value of the Security will be included in the individual’s yield basis.

Non-residents of The Netherlands. A holder of a Security who is neither resident nor deemed to be resident of The Netherlands for Dutch corporate or personal income tax purposes who derives income from such Security, or who realizes a gain on the disposal, redemption and/or Conversion of the Security will not be subject to Dutch taxation on income or capital gains, unless:

(i)	such holder carries on a business, or is deemed to carry on a business or part thereof, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde) through a permanent establishment or a permanent representative in The Netherlands to which the Security is attributable; or

(ii)	the holder is an individual, and such income or gain qualifies as income from miscellaneous activities in The Netherlands (resultaat uit overige werkzaamheden in Nederland), which e.g. include activities with respect to the Security that exceed regular, active portfolio management (normaal actief vermogensbeheer).

Taxation of Gifts and Inheritances

Residents of The Netherlands. Generally, gift and inheritance tax will be due in The Netherlands in respect of the acquisition of a Security by way of a gift by, or on the death of, a holder of a Security who is a resident or deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death. An individual of Dutch nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax if he or she was resident of The Netherlands at any time during the 10 years preceding the date of the gift or his or her death. An individual of any other nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift tax only if he or she was resident of The Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of The Netherlands. No Netherlands gift or inheritance taxes will arise on the transfer of a Security by way of a gift by, or on the death of, a Holder who is neither resident nor deemed to be resident of The Netherlands, unless:

(i)	in case of a gift of the Securities under a condition precedent by an individual who, at the date of the gift, was neither resident nor deemed to be resident of The Netherlands, such individual is resident or deemed to be resident of The Netherlands at the date (a) of the fulfillment of the condition; or (b) of his/her death and the condition of the gift is fulfilled after the date of his/her death; or

(ii)	in case of a gift of Securities by an individual who, at the date of the gift or, in case of a gift under a condition precedent, at the date of the fulfillment of the condition, was neither resident nor deemed to be resident of The Netherlands, such individual dies within 180 days after the date of the gift or the fulfillment of the condition, while being resident or deemed to be resident of The Netherlands.

Value-Added Tax

No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the Securities, whether in respect of payments of interest and principal or in respect of the transfer of a Security.

Other Taxes

There will be no registration tax, capital contribution tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in The Netherlands in respect of or in connection with the mere issue, transfer, execution or delivery by legal proceedings of the Securities or the performance of ING Groep N.V.’s obligations under the relevant documents.

Residency

A holder of a Security will not become, and will not be deemed to be, resident in The Netherlands merely by virtue of holding such Security or by virtue of the execution, performance, delivery and/or enforcement of any relevant documents.

European Union Savings Directive, FATCA, the Common Reporting Standard and Directive on administrative cooperation in direct taxation

On June 3, 2003, the European Council of Economics and Finance Ministers adopted a Directive on the taxation of savings income in the form of interest payments (2003/48/EC). Under the Directive, EU Member States (and certain other non-EU jurisdictions, if equivalent measures have been introduced thereby and agreements are in place for the introduction of the same measures in such jurisdictions) are required to provide to the tax authorities of another EU Member State details of payments of interest (or similar income) paid by a person established within its jurisdiction to (or secured by such a person for the benefit of) an individual resident or to (or secured for) certain other types of entity established in that other EU Member State. However, for a transitional period Austria will instead (unless during that period it elects to provide information as described above) operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries and subject to a procedure whereby, on meeting certain criteria, the beneficial owner of the interest or other income may request that no tax be withheld).

The Council of the European Union has adopted an amended Directive (2014/48/EU) (the “Amending Savings Directive”) which would, when implemented, amend and broaden the scope of the requirements of the Savings Directive described above, expanding the range of payments covered by the Savings Directive, in particular to include additional types of income payable on securities, and by expanding the circumstances in which payments must be reported or paid subject to withholding. For example, payments made to (or secured for) (i) an entity or legal arrangement effectively managed in an EU Member State that is not subject to effective taxation, or (ii) a person, entity or legal arrangement established or effectively managed outside of the EU (and outside any third country or territory that has adopted similar measures to the Savings Directive) which indirectly benefit an individual resident in an EU Member State, may fall within the scope of the Savings Directive, as amended. The Amending Savings Directive requires EU Member States to adopt national legislation necessary to comply with it by January 1, 2016, which legislation must apply from January 1, 2017. A number of third countries and territories have adopted similar measures to the Savings Directive.

On July 1, 2014, the Foreign Account Tax Compliance Act (“FATCA”) entered into force. The Netherlands has implemented FATCA in its domestic legislation, as a result of which it will start exchanging certain information with the United States on financial accounts that so-called U.S. persons maintain with Dutch Financial Institutions.

Furthermore, the Organization of Economic Co-operation and Development (“OECD”) released the Common Reporting Standard (“CRS”) and its Commentary on July 21, 2014. Over 60 countries, including The Netherlands, have publicly committed to implement the CRS. If implemented according to the current timelines, Dutch Financial Institutions will have to identify the account holder’s country of residence and in turn will start exchanging specified account information in 2017 to the home country’s tax administration over 2016. A similar proposal was proposed by the European Union. On December 9, 2014, EU Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation (“DAC2”) which provides for mandatory automatic exchange of financial information as foreseen in the OECD global standard. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU (“DAC1”). DAC2 requires EU Member States to adopt national legislation necessary to comply with it by December 31, 2015, which legislation must apply from January 1, 2016 (January 1, 2017 in the case of Austria).

DAC2 is generally broader in scope than the Savings Directive, although it does not impose withholding taxes, and provides that to the extent there is overlap of scope, DAC2 prevails. The European Commission has therefore published a proposal for a Council Directive repealing the Savings Directive from January 1, 2016 (January 1, 2017 in the case of Austria) (in each case subject to transitional arrangements). The proposal also provides that, if it is adopted, EU Member States will not be required to implement the Amending Savings Directive. Information reporting and exchange will however still be required under DAC1 (as amended).

Investors who are in any doubt as to their position or would like to know more should consult their professional advisers.

Material Tax Consequences of Owning Conversion Shares

The material Dutch tax consequences of owning Conversion Shares are equal to the material Dutch tax consequences of owning Bearer Depositary Receipts Representing Our Ordinary Shares or American Depositary Shares as described in the accompanying prospectus (under Taxation — Material Tax Consequences of Owning Bearer Depositary Receipts Representing Our Ordinary Shares or American Depositary Shares — Netherlands Taxation).

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The Issuer, the Interest Calculation Agent, the registrar and paying agent and/or any of their respective affiliates may be considered a party in interest or disqualified person with respect to many Plans or entities whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”). The acquisition of the Securities by a Plan or a Plan Asset Entity with respect to which the Issuer, the Interest Calculation Agent, the registrar and paying agent or any of their respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCE”) that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the Securities, provided that neither the Issuer nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser of the Securities or any interest therein will be deemed to have represented by its purchase of the Securities or any interest therein that it either (1) is not a Plan, Plan Asset Entity or Non-ERISA Arrangement and is not purchasing the Securities on behalf of, or with the assets of, any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase of the Securities will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by the Issuer or any of its affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement, dated April 9, 2015, between the Issuer and the underwriters named below, the Issuer agreed to issue to the underwriters, and each underwriter has severally undertaken to purchase the principal amount of each series of the Securities set forth opposite its name below:

Underwriters	Principal Amount of the 6.000% Securities	Principal Amount of the 6.500% Securities
Citigroup Global Markets Inc.	$160,000,000	$200,000,000
ING Financial Markets LLC	$160,000,000	$200,000,000
J.P. Morgan Securities LLC	$220,000,000	$275,000,000
UBS Securities LLC	$160,000,000	$200,000,000
Barclays Capital Inc.	$50,000,000	$62,500,000
Commerz Markets LLC	$50,000,000	$62,500,000
HSBC Securities (USA) Inc.	$50,000,000	$62,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$50,000,000	$62,500,000
Natixis Securities Americas LLC	$50,000,000	$62,500,000
Société Générale	$50,000,000	$62,500,000

Total	$1,000,000,000	$1,250,000,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have undertaken to purchase all the Securities offered by this prospectus supplement if any of these Securities are purchased.

The underwriters propose to offer the Securities directly to the public at the price to public set forth on the cover of this prospectus supplement.

The Issuer estimates that total expenses for the offering, excluding underwriting commissions, will be approximately $3,162,300.

The Issuer has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Each series of Securities is a new issue of securities with no established trading market. The Securities are expected to be admitted to trading on the GEM Irish Exchange from April 17, 2015. Application has been made to the GEM Irish Exchange for listing of the Securities. The Securities will settle through the facilities of DTC and its participants (including Euroclear and Clearstream Banking). The CUSIP number for the 6.000% Securities is 456837AE3, the ISIN is US456837AE31 and the Common Code is 121211289. The CUSIP number for the 6.500% Securities is 456837AF0, the ISIN is US456837AF06 and the Common Code is 121212161.

Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations.

Certain of the underwriters or their affiliates have performed investment banking and advisory services for the Issuer from time to time for which they have received customary fees and expenses. The underwriters may from time to time engage in transactions with and perform services for the Issuer in the ordinary course of business.

It is expected that delivery of the Securities will be made, against payment for value on the settlement date, on or about April 16, 2015, which will be the fifth business day in the United States following the date of pricing of the Securities. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of Securities in the secondary market generally are required to settle within three business days (T+3), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the Securities who wish to trade the Securities on the date of this prospectus supplement or the next succeeding business day, will be required, because the Securities initially will settle within five business days (T+5) in the United States, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Securities who wish to trade on the date of this prospectus supplement or the next succeeding business day should consult their own legal advisers.

Conflicts of Interest

ING Financial Markets LLC is an affiliate of ING Groep N.V. and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121 (or any successor rule thereto). In addition, ING Groep N.V. will receive the net proceeds (excluding the underwriting discount) from the offering of the Securities, which creates an additional conflict of interest within the meaning of Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. ING Financial Markets LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Issuer or its affiliates. Certain of the underwriters or their affiliates that have a lending relationship with the Group routinely hedge their credit exposure to the Group consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the Group’s securities, including potentially the Securities offered hereby. Any such short positions could adversely affect future trading prices of the Securities offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Stabilization Transactions and Short Sales

In connection with the offering, the underwriters may purchase and sell Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Securities than they are required to purchase in the offering. The underwriters may close a short position by purchasing Securities in the open market. Stabilizing transactions consist of various bids for or purchases of the Securities made by the underwriters in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Market-Making Resales

This prospectus supplement may be used by an affiliate of ING Groep N.V. in connection with offers and sales of the Securities in market-making transactions. In a market-making transaction, such affiliate may resell the Securities it acquires from other holders, after the original offering and sale of the Securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the Securities. This amount does not include Securities sold in market-making transactions.

The Issuer does not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Selling Restrictions

The Netherlands

The Securities may only be offered in The Netherlands to qualified investors as defined in the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht).

United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the UK Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Hong Kong

The Securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, The Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance, and no advertisement, invitation or document relating to the Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Japan

The Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1919, as amended) (the “FIEL”) and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, then

“securities” (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferrable for six months after that corporation or that trust has acquired the Securities pursuant to an offer made under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the Securities and Futures Act, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

This prospectus supplement, as well as any other material relating to the Securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus, do not constitute an issue prospectus pursuant to Articles 652a and/or 1156 of the Swiss Code of Obligations. The Securities will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the Securities, including, but not limited to, this prospectus supplement, do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The Securities are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the Securities with the intention to distribute them to the public. The investors will be individually approached by the underwriters from time to time. This prospectus supplement as well as any other material relating to the Securities is personal and confidential and does not constitute an offer to any other person. This prospectus supplement may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without the express consent of the Issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Taiwan

The Securities cannot be offered, distributed, sold or resold to the public in Taiwan unless prior approval from, or effective registration with, the Republic of China government authorities has been obtained pursuant to the applicable laws or a private placement exemption is available under the applicable securities laws.

Other Jurisdictions outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Securities or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the Securities may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the Securities may be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

TRADING IN ORDINARY SHARES BY THE ISSUER AND ITS AFFILIATES

The Issuer has applied to the SEC, and the SEC has granted the Issuer’s request, for exemptive relief from the provisions of Rule 101 and Rule 102 of Regulation M. Rule 101 of Regulation M provides that, subject to certain exceptions, in connection with a distribution of securities, it is unlawful for a distribution participant or any affiliated purchaser of such person, directly or indirectly, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. Rule 102 of Regulation M provides that, subject to certain exceptions, in connection with a distribution of securities effected by an issuer or selling security holder, it is unlawful for such person, or any affiliated purchaser of such person, directly or indirectly, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. The Issuer believes that the offering of the Securities may constitute a distribution, that ING Financial Markets LLC may be deemed a “distribution participant” and that the Issuer and its affiliates may be deemed “affiliated purchasers,” and that if the offering of the Securities constitutes a distribution, the restricted period would commence one business day prior to the determination of the offering price of the Securities and end upon the completion of the distribution of the Securities in the United States. The relief that the Issuer and its affiliates have received allows them to bid for, purchase and induce others, in certain circumstances, to purchase bearer depositary receipts representing ordinary shares and ADSs in connection with specified activities. The Issuer and certain of its affiliates will continue to engage, including during the offering of the Securities, in various dealing and brokerage activities involving bearer depositary receipts representing ordinary shares (including in the form of ADSs) when and to the extent permitted by applicable law. Among other things, the Issuer and certain of its affiliates, as the case may be, intend (1) to make a market in bearer depositary receipts representing ordinary shares by purchasing and selling bearer depositary receipts representing ordinary shares for their own account or to facilitate customer transactions; (2) to make a market, from time to time, in derivatives (such as options, warrants, convertible securities and other instruments) relating to bearer depositary receipts representing ordinary shares for their own account and the accounts of their customers; (3) to engage in trades in bearer depositary receipts representing ordinary shares for their own account and the accounts of their customers for the purpose of hedging their positions established in connection with the derivatives market making described above; (4) to market and sell to customers funds which include bearer depositary receipts representing ordinary shares; (5) to provide to customers investment advice and financial planning guidance which may include information about bearer depositary receipts representing ordinary shares; (6) to engage in unsolicited brokerage transactions in bearer depositary receipts representing ordinary shares and derivatives thereon with their customers; (7) to trade in bearer depositary receipts representing ordinary shares and derivatives thereon as part of their asset management activities for the accounts of their customers; and (8) to lend bearer depositary receipts representing ordinary shares, as well as accept bearer depositary receipts representing ordinary shares as collateral for loans. These activities may occur on Euronext Amsterdam, in the over-the-counter market in The Netherlands or elsewhere outside the United States.

In addition, certain of the Issuer’s affiliates intend (1) to engage in unsolicited brokerage transactions in bearer depositary receipts representing ordinary shares (including in the form of ADSs) and derivatives thereon with their customers; and (2) to lend bearer depositary receipts representing ordinary shares (including in the form of ADSs), as well as accept bearer depositary receipts representing ordinary shares (including in the form of ADSs) as collateral for loans, in each case in the United States.

In addition, certain of the Issuer’s affiliates may, under certain circumstances, participate in the offering of the Securities.

VALIDITY OF SECURITIES

Sullivan & Cromwell LLP, United States counsel to the Issuer, will pass upon the validity of the Securities under New York law. Linklaters LLP, Amsterdam, The Netherlands, will pass on the validity of the Securities under Dutch law. Davis Polk & Wardwell London LLP, United States counsel for the underwriters, will pass upon certain matters of New York law for the underwriters.

INDEX OF DEFINED TERMS

$	S-7

% Securities	S-COV, S-9

% Securities First Call Date	S-10, S-51

% Securities Reset Date	S-10

% Securities Reset Dates	S-51, S-52

€	S-7

2014 Form 20-F	S-6

Additional Amounts	S-12, S-57

additional own funds requirements	S-25

Additional Tier 1 Capital	S-57

ADS Depositary	S-66

ADSs	S-64

Amending Savings Directive	S-45, S-91

Applicable Dividend	S-76, S-79

Bank	S-57

Bank Recovery and Resolution Directive	S-1, S-16, S-37, S-56

BRRD	S-1, S-16, S-37, S-56

business day	S-51

Cancellation Date	S-63

Capital Regulations	S-54

Cash Dividend	S-76

CET1	S-20

Clearstream Banking	S-17

Code	S-87

Conversion	S-60

Conversion Calculation Agent	S-76

Conversion Date	S-60

Conversion Notice	S-62

Conversion Price	S-14, S-62

Conversion Shares	S-60

Conversion Shares Depository	S-61

Conversion Shares Settlement Notice	S-64

CRD IV	S-25, S-53

CRD IV Directive	S-53

CRD IV Regulation	S-53

CRS	S-91

Current Market Price	S-77

DAC1	S-46, S-91

DAC2	S-46, S-91

dealing day	S-77

Depositary Receipts	S-77

Distributable Items	S-53, S-54

Dividend	S-77

DTC	S-COV, S-7

Dutch Bail-in Power	S-1, S-16, S-40, S-56

EBA	S-25

EEA	S-COV

EEA Regulated Market	S-79

Effective Date	S-68, S-69, S-70, S-71, S-72, S-73, S-74

ERISA	S-93

EU	S-26

EU Member State	S-34

euro	S-7

Euroclear	S-17

Euroclear Netherlands	S-31

Euronext Amsterdam	S-60

Exchange Act	S-5

Executive Board	S-60

Existing Capital Instruments	S-55

Extraordinary Dividend	S-79

Fair Market Value	S-79

FATCA	S-91

FATCA Withholding	S-47, S-88

FCA	S-4

Final Cancellation Date	S-63

FINRA	S-17

First Call Date	S-10

Floor Price	S-14

FTT	S-46

Further Capital Securities	S-80

GEM Irish Exchange	S-COV, S-27

General Meeting	S-44

Group	S-7

Group CET1 Capital	S-60

Group CET1 Ratio	S-60

Group Total Risk Exposure Amount	S-60

IFRS	S-8

IFRS-EU	S-8

IFRS-IASB	S-8

Indenture	S-50

Independent Financial Adviser	S-80

ING	S-5, S-7

ING Bank	S-7

ING Groep N.V.	S-7

ING Group	S-7

Interest Calculation Agent	S-52

Interest Payment Date	S-51

Interest Period	S-52

IRS	S-46

Issue Date	S-9, S-51

Issuer	S-COV, S-7

Liquidation Event	S-12, S-22, S-55

Maximum Distributable Amount	S-54

Mid-Market Swap Rate	S-52

MiFID	S-4

NN Group	S-7

Non-Cash Dividend	S-80

Non-ERISA Arrangements	S-93

Noon Buying Rate	S-18

Notice Cut-Off Date	S-63

OECD	S-91

ordinary shares	S-7

Original Indenture	S-50

own funds	S-25

Parity Instruments	S-55

participating Member States	S-46

Performance Obligation	S-83

person	S-80

PFIC	S-87

Plan	S-93

Plan Asset Entity	S-93

Plans	S-93

Prevailing Rate	S-80

S-80 Prospectus Directive	S-4

PTCE	S-93

Reference Amount	S-80

Reference Banks	S-52

Regulated Market	S-80

Regulatory Event	S-13, S-57

Relevant Currency	S-81

Relevant Page	S-81

Relevant Regulator	S-14, S-53

relevant resolution authority	S-1, S-16, S-41, S-56

Relevant Shares	S-81

Relevant Stock Exchange	S-60

Relevant Year	S-81

Reset Date	S-10, S-52

Reset Determination Date	S-52

Revised State Aid Guidelines	S-39

S&P	S-43

Savings Directive	S-45

SEC	S-6

Securities	S-COV, S-9

Securities Act	S-5

Senior Instruments	S-55

series	S-9, S-50

Settlement Date	S-65

shareholders	S-81

Similar Laws	S-93

Specified Share Day	S-78

Spin-Off	S-81

Spin-Off Securities	S-81

SREP	S-25

SRM Regulation	S-39, S-56

Statutory Loss Absorption	S-38

Subsidiary	S-81

Suspension Date	S-62

Tax Event	S-13, S-57

Tax Law Change	S-58

TLAC	S-27

TMR	S-4

TMR Rules	S-4

Tradable Amount	S-51

Transitional Provisions	S-34

Trigger Event	S-COV, S-1, S-14, S-60

Trust	S-7, S-44, S-60

Trust Indenture Act	S-1

trustee	S-1

U.S. dollars	S-7

Unsubordinated Instruments	S-55

Volume Weighted Average Price	S-81

Voya	S-7

PROSPECTUS

ING GROEP N.V.

(Amsterdam, The Netherlands)

Debt Securities Capital Securities Ordinary Shares American Depositary Shares Rights to Purchase Bearer Depositary Receipts

ING Groep N.V. from time to time may offer to sell debt securities, capital securities, ordinary shares, par value EUR 0.24 per share, bearer depositary receipts of Stichting ING Aandelen representing our ordinary shares, American depositary shares, or “ADSs,” and rights to purchase bearer depositary receipts of Stichting ING Aandelen representing our ordinary shares. Bearer depositary receipts representing our ordinary shares are traded on Euronext Amsterdam by Euronext, or Euronext Amsterdam. Euronext Amsterdam is the principal trading market for the bearer depositary receipts representing our ordinary shares. The bearer depositary receipts representing our ordinary shares are also listed on Euronext Brussels. ADSs, representing bearer depositary receipts, are listed on the New York Stock Exchange under the symbol “ING”.

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issues of securities including their offering price and the specific manner in which they may be offered. You should read this prospectus and the accompanying supplement carefully before you invest. We may offer and sell the securities directly to purchasers, through underwriters, dealers or agents, including ING Financial Markets LLC, one of our affiliates, or through any combination of these methods, on a continuous or delayed basis.

Investing in the securities involves risks. Please see the risk factors set forth in our most recent Annual Report on Form 20-F and in other reports incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may use this prospectus in the initial sale of these securities. In addition, one or more of our affiliates may use this prospectus in a market-making transaction involving any of these securities after the initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Prospectus dated March 19, 2015

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described below under “Available Information.” This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement.

ING Groep N.V.

ING Groep N.V. is a holding company, which was incorporated in 1991 under the laws of The Netherlands, with its corporate seat and headquarters in Amsterdam, The Netherlands. ING Group currently serves more than 32 million customers in over 40 countries, offering banking services to meet a broad customer base. ING Groep N.V. is a listed company and holds all shares of ING Bank N.V., which is not separately listed. ING Groep N.V.’s headquarters are located at Bijlmerplein 888, 1102 MG Amsterdam, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands. For further information about ING Groep N.V. and its subsidiaries, please refer to the section entitled “Available Information.”

The Securities We Are Offering

We may offer any of the following securities from time to time:

•	debt securities;

•	capital securities;

•	ordinary shares;

•	bearer depositary receipts representing our ordinary shares;

•	American depositary shares, or ADSs, representing bearer depositary receipts; and

•	rights entitling the holder to purchase bearer depositary receipts.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer pursuant to this prospectus and a prospectus supplement, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Debt Securities

Our debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, your prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price, the ranking, whether senior or subordinated, the stated maturity, if any, the redemption terms, if any, the rate, or manner of calculating the rate, and the payment dates for interest, if any, the amount or manner of calculating the amount payable at maturity and any other specific terms.

We will issue the senior and subordinated debt securities, if any, under separate indentures between us and The Bank of New York Mellon, as trustee.

The capital securities described in this prospectus are also debt securities. However, because they have certain unique terms designed to accommodate our expectation that one or more series of capital securities, if issued, will qualify as regulatory capital of ING Groep N.V. for purposes of capital adequacy rules, we have described the capital securities and the capital securities indenture separately under “Description of Capital Securities.”

Capital Securities

We may offer capital securities, which are subordinated securities of ING Groep N.V. and may be convertible into ordinary shares of ING Groep N.V., bearer depositary receipts or ADSs. The capital securities will not be secured by any assets or property of ING Groep N.V. or any of its subsidiaries or affiliates (including its subsidiary ING Bank N.V.). For any particular capital securities we offer, your prospectus supplement will describe the specific designation and aggregate principal amount, the maturity date, if any, whether the capital securities are intended to qualify as capital for regulatory purposes, the ranking relative to our other debt and equity, the provisions for cancellation of interest payments, the terms on which they may or will be converted, and any other specific terms.

Bearer Depositary Receipts, American Depositary Shares and Ordinary Shares

Stichting ING Aandelen, or the Trust, is an administrative trust that holds more than 99.9% of the outstanding ordinary shares of ING Groep N.V. and issues bearer depositary receipts representing such shares. We may offer bearer depositary receipts representing our ordinary shares. These bearer depositary receipts may be held in the form of ADSs, as evidenced by ADRs. ADRs are American depositary receipts, which usually make owning foreign shares easier. Each ADR will represent one bearer depositary receipt representing one ordinary share. The ADRs will be issued by JPMorgan Chase Bank, N.A., as depositary. We describe the ordinary shares, the bearer depositary receipts and the ADSs in detail under “Description of Ordinary Shares,” “Description of the Trust and the Bearer Depositary Receipts” and “Description of American Depositary Shares.”

Rights to Purchase Bearer Depositary Receipts Representing Our Ordinary Shares

We may also offer the rights to purchase bearer depositary receipts of the Trust. The terms of any such offer will be described in your prospectus supplement.

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, or DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Euroclear, or Clearstream Banking, société anonyme, Luxembourg, or Clearstream, named in your prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. We will generally issue debt securities and capital securities only in registered form, without coupons, although we may issue debt securities in bearer form if so specified in your prospectus supplement.

Payment Currencies

Amounts payable in respect of the securities (other than bearer depositary receipts representing our ordinary shares), including the purchase price, will be payable in U.S. dollars, unless your prospectus supplement says otherwise.

Listing

If any securities are to be listed on a securities exchange or quoted on a quotation system, your prospectus supplement will say so.

Use of Proceeds

Unless we indicate otherwise in your prospectus supplement, we intend to use the net proceeds from the initial sales of securities to provide additional funds for our operations and for other general corporate purposes.

Manner of Offering

The securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. Those offered in market-making transactions may be securities that will only be issued after the date of this prospectus, as well as debt securities that we have previously issued.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. Your prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

AVAILABLE INFORMATION

We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the Securities and Exchange Commission, or the SEC. You may also read and copy any document we file or furnish with the U.S. Securities and Exchange Commission, or the SEC, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operations of the Public Reference Room. Our filings with the SEC are also available through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our ADSs are listed.

We have filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, or the Securities Act, with the SEC covering the securities. For further information on the securities of ING Groep N.V., you should review our registration statement and its exhibits. This prospectus is a part of the registration statement and summarizes material provisions of the contracts and other documents to which we refer you. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

We incorporate by reference the following documents or information which is filed with or furnished to the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 20-F for the year ended December 31, 2014, filed on March 19, 2015;

•	our registration statement on Form 8-A filed on May 20, 1997, describing the ordinary shares, bearer depositary receipts, and ADSs, including any further amendments or reports filed for the purpose of updating those descriptions; and

•	any filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, as well as any Form 6-K furnished to the SEC to the extent such Form 6-K expressly states that we incorporate such form by reference, on or after the date of this prospectus and before the termination of any offering of securities hereunder.

You may request, orally or in writing, a copy of any filings referred to above, excluding exhibits, other than those specifically incorporated by reference into the documents you request, at no cost, by contacting us at the following address: ING Groep N.V., Attention: Investor Relations, Bijlmerplein 888, 1102 MG Amsterdam, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands, telephone: +31-20-563-6710.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement(s). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is prohibited. You should assume that the information appearing in this prospectus or any applicable prospectus supplement(s), as well as information we previously filed with, or furnished to, the SEC and incorporated by reference, is accurate as of the date on the front cover of such documents only. Our business, financial condition, results of operations and prospects may have changed since that date.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, the related prospectus supplement and certain documents incorporated by reference herein may contain “forward-looking statements.” These statements are forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. In particular, forward-looking statements include all statements that express forecasts, expectations, plans, outlook and projections with respect to future matters, including trends in results of operations, margins, growth rates, overall market trends, the impact of changes in interest or exchange rates, the availability or cost of financing to us, anticipated cost savings or synergies, expected investments, the completion of our restructuring programs, anticipated tax rates, expected cash payments, outcomes of litigation and general economic conditions. These forward-looking are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those in such statements. Actual results, performance or events may differ materially from those expressed or implied in such statements due to, without limitation:

•	changes in general economic conditions, in particular economic conditions in ING’s core markets;

•	changes in performance of financial markets, including developing markets;

•	consequences of a potential (partial) break-up of the euro;

•	the implementation of our restructuring plan to separate banking and insurance operations;

•	changes in the availability of, and costs associated with, sources of liquidity such as interbank funding, as well as conditions in the credit markets generally, including changes in borrower and counterparty creditworthiness;

•	the frequency and severity of insured loss events;

•	changes affecting persistency levels;

•	changes affecting interest rate levels;

•	changes affecting currency exchange rates;

•	changes in investor, customer and policyholder behavior;

•	changes in general competitive factors;

•	changes in laws and regulations;

•	changes in the policies of governments and/or regulatory authorities;

•	conclusions with regard to purchase accounting assumptions and methodologies;

•	changes in ownership that could affect the future availability to us of net operating loss, net capital and built-in loss carry forwards;

•	changes in credit ratings; and

•	our ability to achieve projected operational synergies or to successfully implement the Ambition 2017 programme.

Any forward-looking statements made by or on behalf of ING speak only as of the date they are made, and ING assumes no obligation to publicly update or revise any forward looking statements, whether as a result of new information or future events or for any other reason. You should, however, consult any additional disclosures that ING may make in any documents which it publishes and/or files with the SEC.

Additional risks and factors are identified in our filings with the “SEC,” including in our Annual Report on Form 20-F for the fiscal year ended December  31, 2014, which is available on the SEC’s website at http://www.sec.gov.

ABOUT THIS PROSPECTUS

Unless otherwise specified in this prospectus, references to “ING Groep N.V.” or “we,” “our” and “us” are to ING Groep N.V., the holding company incorporated under the laws of The Netherlands, and not to its consolidated subsidiaries; references to “ING,” “ING Group” or the “Group” are to ING Groep N.V. and its consolidated subsidiaries; references to “ING Bank” are to ING Bank N.V., together with its consolidated subsidiaries; and references to the “Trust” are to the Stichting ING Aandelen, an administrative trust that holds more than 99.9% of the outstanding ordinary shares of ING Groep N.V. and issues bearer depositary receipts for such shares. ING Groep N.V.’s primary banking subholding is ING Bank N.V.

USE OF PROCEEDS

Except as may be described in your prospectus supplement, we will use the net proceeds from the initial sales of the securities offered under this prospectus and your prospectus supplement to provide additional funds for the Group’s operations and for other general corporate purposes. The Group’s general corporate purposes may include the repayment or reduction of indebtedness, acquisitions and working capital requirements.

DESCRIPTION OF DEBT SECURITIES

Please note that in this section references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section and your prospectus supplement will summarize all the material terms of each indenture and your debt security. They do not, however, describe every aspect of each indenture and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms. As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security. The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed copies of the indentures with the SEC as exhibits to our registration statement. See “Available Information” above for information on how to obtain a copy. The terms of the debt securities include those stated in the indentures and any supplements thereto, and those terms made part of the indenture by reference to the Trust Indenture Act.

The capital securities described in this prospectus are also debt securities. However, because they have certain unique terms designed to accommodate our expectation that one or more series of capital securities, if issued, will qualify as regulatory capital of ING Groep N.V. for purposes of capital adequacy rules, we have described the capital securities and the capital securities indenture separately under “Description of Capital Securities.”

General

The debt securities are not deposits and are not insured by any regulatory body of the United States or The Netherlands.

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our cash flow and our consequent ability to service our debt, including the debt securities, are largely dependent upon the cash flow and earnings of our subsidiaries, including dividends we receive from some of those subsidiaries. Since we also guarantee certain obligations of some of our subsidiaries, any liability we may incur for our subsidiaries’ obligations could reduce the assets that are available to satisfy claims of our direct creditors, including investors in the debt securities. Additionally, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claim we may have as a creditor of the subsidiary is recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by the net capital requirements of our various regulators.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	the title of the series of debt securities;

•	whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity or maturities, if any;

•	the price at which we will originally issue your debt security, expressed as a percentage of the principal amount of the debt securities of the same series, and the original issue date;

•	any provisions for “reopening” the offering at a later time to offer additional debt securities having the same terms as your debt security;

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security and also whether it is an original issue discount debt security or a perpetual debt security;

•	if your debt security is an original issue discount debt security, the yield to maturity;

•	if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity and other relevant terms, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the date or dates on which any interest on the debt securities of the series will be payable, the regular record date or dates we will use to determine who is entitled to receive interest payments and any right to extend or defer the interest payment periods and the duration of the extension;

•	the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable and where any transfer, conversion or exchange, if applicable, will occur;

•	the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•

if the debt securities may be converted into or exercised or exchanged for our ordinary shares, bearer depositary receipts, ADRs, or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of ordinary shares, bearer depositary receipts, ADRs, or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities and under which we can redeem the debt securities if we have to pay additional amounts;

•	whether your debt securities will be listed on the New York Stock Exchange or any other securities exchange or whether the debt securities will not be listed;

•	if your debt security will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•	if applicable, any additional investment considerations relating to the debt securities;

•	if your debt security is subject to mandatory or optional remarketing or other mandatory or optional resale provisions, the date or period during which such resale may occur, any conditions to such resale and any right of the holder to substitute securities for the securities subject to resale;

•	any conditions or limitations to defeasance of the debt securities, to the extent different from those described under “— Defeasance” in this prospectus;

•	any changes or additions to the events of default or covenants contained in the relevant indenture;

•	if applicable, any subordination provisions that will apply, to the extent different from those described in this prospectus;

•	the names and duties of any co-trustees, authenticating agents, paying agents, transfer agents or registrars for your debt security;

•	any specific Dutch or U.S. federal income tax considerations relating to the debt securities not addressed in this prospectus; and

•	any other terms of your debt security, which could be different from those described in this prospectus.

If your debt security is a fixed rate debt security, the prospectus supplement will also describe:

•	the annual rate or rates at which your debt security will bear interest, if any;

•	the date or dates from which that interest, if any, will accrue; and

•	the interest payment dates to the extent different from those described herein.

If your debt security is a floating rate debt security, the prospectus supplement will also describe:

•	the interest rate basis;

•	any applicable index currency or maturity, spread or spread multiplier or initial maximum or minimum rate;

•	the interest reset, determination, calculation and payment dates;

•	the day count used to calculate interest payments for any period; and

•	the calculation agent.

If your debt security is an indexed debt security, the prospectus supplement will also describe:

•	the principal amount, if any, we will pay you at maturity;

•	the index that your security is based upon;

•	the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any; and

•	the terms on which your debt security will be exchangeable for or payable in cash, securities or other property.

If your debt security is a perpetual debt security, the prospectus supplement will also describe:

•	the circumstances under which we have a right to defer interest payments; and

•	if applicable, our ability to satisfy our payment through the issuance of ordinary shares or cumulative preference shares.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

Debt securities may bear interest at a fixed rate or a floating rate or we may issue debt securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount. The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to discount securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

While this prospectus describes terms that apply generally to all the debt securities, the prospectus supplement applicable to your debt security will summarize specific financial and other terms of your debt security. Consequently, as you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

Holders of debt securities have no voting rights except as explained in this section below under “—Default, Remedies and Waiver of Default.”

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of the Group. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank on a parity with all of our other unsecured and unsubordinated debt.

The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and, except as otherwise described in your prospectus supplement, will be subordinate in right of payment to all of our “senior debt,” as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior and Subordinated Debt Indentures

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and The Bank of New York Mellon, which will initially act as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture. Neither indenture limits our ability to incur additional indebtedness, including additional senior indebtedness.

The trustee under each indenture has two main roles:

•	first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Default, Remedies and Waiver of Default”; and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship with the Trustee” below for more information about the trustee.

The indenture and its associated documents, including any supplemental indenture and your debt security, contain the full text of the matters described in this section and the other terms described in your prospectus supplement. A copy of each indenture has been filed with the SEC as part of our registration statement. See “Available Information” above for information on how to obtain a copy.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued, including any supplemental indenture, and the trustee under that indenture.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, including all debt securities we have issued and will issue under the senior debt indenture.

Except as otherwise modified with respect to a particular issuance of debt securities, the subordinated debt indenture defines “senior debt” as all indebtedness and obligations of, or guaranteed or assumed by, ING

Groep N.V. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind, all the foregoing not stated in the instrument which created, incurred or guaranteed such indebtedness or obligation to be subordinated. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

We may modify the subordination provisions, including the definition of senior indebtedness, with respect to one or more series of subordinated debt securities. We will describe any such modification in your prospectus supplement. Some of the modifications applicable to perpetual debt securities are described below in this subsection.

The subordinated debt indenture provides that, unless all principal of, and any premium or interest on, the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture, and the holders of that series, can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness are fully satisfied.

The subordinated debt indenture allows the holder of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

In the case of perpetual debt securities, which are described in more detail below under “— Types of Debt Securities — Perpetual Debt Securities,” the definition of senior debt will be different than the definition of senior debt described above and will be specified in your prospectus supplement. Unless otherwise specified in your prospectus supplement, we will also enter into a supplemental indenture that sets out the specific terms of the perpetual debt securities, including our covenant that so long as any of the perpetual debt securities are outstanding, we will not issue any preference shares (or other securities which are akin to preference shares as regards distributions on a return of assets upon our liquidation or in respect of distribution or payment of dividends and/or any other amounts thereunder by us) or give any guarantee or contractual support arrangement in respect of any of our preference shares or such other securities or in respect of any other entity if such preference shares, such other securities akin to preference shares, guarantees or contractual support arrangements would rank (as regards distributions on a return of assets upon our liquidation or in respect of distribution or payment of dividends and/or any other amounts thereunder by us) senior to the perpetual debt securities, unless we alter the terms of the perpetual debt securities such that the perpetual debt securities effectively rank pari passu with any such preference shares, such other securities akin to preference shares or such guarantee or support undertaking.

We are a Holding Company

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claim we may have as a creditor of the subsidiary is recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by net capital requirements of our various regulators. We also guarantee certain obligations of some of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

Our Relationship with the Trustee

The Bank of New York Mellon is initially serving as the trustee for all series of debt securities to be issued under each indenture. The Bank of New York Mellon has provided commercial banking and other services for us and our related companies in the past and may continue to do so in the future. Among other things, The Bank of New York Mellon serves as, or may serve as, trustee or agent with regard to certain of our other outstanding debt obligations.

Consequently, if an actual or potential event of default occurs with respect to any of these securities, trust agreements or subordinated guarantees, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures, trust agreements or subordinated guarantees and we would be required to appoint a successor trustee. For this purpose, a “potential event of default” means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

Each indenture and the debt securities will be governed by New York law, unless otherwise specified in your prospectus supplement.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will only reopen an issuance if the additional debt securities issued in the reopening and the outstanding debt securities of the relevant series are fungible for U.S. federal income tax purposes. Most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, will be described in your prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts that We May Issue

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. Any debt securities owned by us or any of our affiliates are deemed not to be outstanding.

Neither the indentures nor the debt securities limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, unless described in your prospectus supplement.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, if any, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of that debt security is scheduled to become due. The principal may become due sooner by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal. We may also issue debt securities that do not have a stated maturity and are perpetual in nature.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to ING Groep N.V. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your debt securities in the specified currency, except as described below in “— Payment Mechanics for Debt Securities in Registered Form.” See “— Considerations Relating to Our Debt Securities — Considerations Relating to Securities Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in debt securities of this kind.

Debt Securities Not Secured by Assets

No series of debt securities will be secured by any property or assets of ING Groep N.V.

Types of Debt Securities

We may issue any of the following three types of senior debt securities or subordinated debt securities:

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in your prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “— Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.

Unless otherwise specified in your prospectus supplement, each fixed rate debt security that is not a zero coupon debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in your prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if no interest has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. Unless otherwise specified in your prospectus supplement, we will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities in Registered Form.”

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Unless otherwise specified in your prospectus supplement, each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in your prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities in Registered Form.”

Calculation of Interest. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be an affiliate of ours. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in your prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in your prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) being rounded up to 9.87655% (or 0.0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in your prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of ING.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security, depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed debt securities may be exchangeable, at our option or the holder’s option, for securities of an issuer other than ING Groep N.V.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. See “— Considerations Relating to Our Debt Securities — Considerations Relating to Indexed Securities” for more information about risks of investing in debt securities of this type.

Perpetual Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be a perpetual debt security.

A debt security of this type has no fixed maturity or mandatory redemption date and may be subject to our right to defer interest payments as described in your prospectus supplement. A perpetual debt security is not redeemable at the option of the holder of the perpetual debt security at any time and is not redeemable at our option except as described in your prospectus supplement. A perpetual debt security may be convertible, at our option, into cumulative preference shares or ordinary shares under certain circumstances described in your prospectus supplement. We will pay interest on each interest payment date and at redemption as described below under “— Payment Mechanics for Debt Securities in Registered Form — How We May Make Payments on Perpetual Debt Securities.”

Interest payments and any other payments in respect of the perpetual debt securities may be subject to deferral in certain circumstances. These circumstances, along with the circumstances under which we cannot defer payment, will be described in your prospectus supplement.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “Taxation — Material Tax Consequences of Owning Our Debt Securities — Original Issue Discount” below for a description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity, if any, unless your prospectus supplement specifies a redemption date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, if any, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date or on specific dates after such date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date, except in the event of an optional tax redemption as described below. We will give the notice in the manner described below in “— Notices.”

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person who can exercise the right to repayment. Any indirect owners who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that such banks or brokers notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

We urge street name and other indirect owners to contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Optional Tax Redemption

Unless otherwise indicated in your prospectus supplement, we may redeem each series of debt securities in whole, but not in part, at our option at any time upon not more than 60 nor less than 10 days’ notice to the trustee, at a redemption price equal to the principal amount of such debt securities (or if the debt securities are original issue discount securities, such amount as determined pursuant to the formula set forth in the applicable prospectus supplement) plus any additional amounts due as a result of any withheld tax, if:

•	we would be required to pay additional amounts, as explained below under “— Payment of Additional Amounts with Respect to the Debt Securities,” as a result of any change in or amendment to the tax laws (or any regulations or rulings promulgated thereunder) of The Netherlands, or of a jurisdiction in which a successor of ING Groep N.V. is organized, which becomes effective on or after the date of issuance of that series; or

•	a person located outside The Netherlands, or a jurisdiction in which a successor of ING Groep N.V. is organized, to which we have conveyed, transferred or leased property, would be required to pay additional amounts. We are not required, however, to use reasonable measures to avoid the obligation to pay additional amounts in in the event of such merger, conveyance, transfer or lease.

If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date.

Conversion

Your debt securities may be convertible into or exchangeable for ordinary shares, bearer depositary receipts, cumulative preference shares, ADSs, or other securities of ING Groep N.V. or another issuer if your prospectus supplement so provides. If your debt securities are convertible or exchangeable, your prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. Your prospectus supplement would also include provisions regarding the adjustment of the number of ordinary shares, cumulative preference shares, ADSs or other securities of ING Groep N.V. or another issuer to be received by you upon conversion or exchange.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with or into another company. We are also permitted to sell substantially all our assets to another company. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions are met:

•	If we are not the successor entity, the successor entity must expressly agree to be legally responsible for the debt securities of that series and the indenture with respect to that series and must be organized as a corporation, partnership, trust, limited liability company or similar entity. The successor entity may be organized under the laws of any jurisdiction.

•	The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “Default Remedies and Waiver of Default — Events of Default.” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of ING Groep N.V. but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially in their entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

Defeasance

Defeasance and Covenant Defeasance

Unless we say otherwise in your prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each series of senior or subordinated debt securities. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate, indexed debt security or perpetual debt security.

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payments and other obligations on your debt securities. This is called full defeasance. To do so, each of the following must occur:

•	We must deposit in trust for the benefit of all holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on your debt securities on their various due dates.

•	There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves. Under current U.S. federal tax law, the deposit and our legal release from the debt security would be treated as though we took back your debt security and gave you your share of the cash or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change or Internal Revenue Service ruling described above.

In the case of the subordinated debt securities, the following requirements must also be met:

•	no event or condition may exist that, under the provisions described above under “— The Senior Debt Indenture and the Subordinated Debt Indenture — Subordination Provisions,” would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness; and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You will not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, we must do both of the following:

•	we must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your debt security on their various due dates; and

•	we must deliver to the trustee a legal opinion of our counsel confirming that under then-current U.S. federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves.

In addition, in order to achieve covenant defeasance for any subordinated debt securities that have the benefit of any restrictive covenants, the conditions described in the last two bullet points under “— Full Defeasance” above must be satisfied. Subordinated debt securities will not have the benefit of any restrictive covenants unless your prospectus supplement specifically provides that they do.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the indenture and the debt securities would no longer apply:

•	any additional covenants that your prospectus supplement may state are applicable to your debt security; and

•	the events of default resulting from a breach of covenants, described below in the third item under “— Default, Remedies and Waiver of Default — Events of Default.”

If we accomplish covenant defeasance, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurs, like our bankruptcy, and your debt security becomes immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your debt security occurs and is not cured, as described in this subsection.

Events of Default

Unless otherwise indicated in your prospectus supplement, with respect to any series of debt securities, when we refer to an event of default, we mean any of the following:

•	we do not pay the principal of, or any premium on, any debt security of that series on its due date;

•	we do not pay interest on any debt security of that series within 30 days of its due date;

•	we remain in breach of any covenant or warranty we make in the applicable indenture which is applicable to the debt security of that series for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt security of the affected series;

•	we file for bankruptcy, or other events of bankruptcy, insolvency or reorganization relating to ING Groep N.V. occur, under any applicable Dutch law;

•	we do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in your prospectus supplement; or

•	if your prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies if an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— The Senior Debt Indenture and the Subordinated Debt Indenture — Subordination Provisions.”

Except as specified in your prospectus supplement, if an event of default has occurred and has not been cured or waived, the trustee or the holders of 25% or more in principal amount of all debt securities of the affected series may declare the entire principal amount of all such debt securities to be due immediately. Except as specified in your prospectus supplement, if an event of default occurs because of events in bankruptcy, insolvency or reorganization relating to ING Groep N.V., the entire principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected debt securities. If the maturity of any debt securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities affected by the acceleration may cancel the acceleration for all the affected debt securities.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use its rights and powers under the applicable indenture, and in doing so, to use the same degree of care and skill that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct, from time to time, the method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the relevant series of debt securities.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, all of the following must occur:

•	the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the relevant series of debt securities, and the event of default must not have been cured or waived;

•	the holders of 25% or more in principal amount of the relevant series of debt securities must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the relevant series of debt securities must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the relevant series of debt securities.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or about their respective due dates.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on your debt security, however, without your approval.

We Will Give the Trustee Information about Defaults Annually

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the debt securities and the indenture they are issued under, or else specifying any default.

We urge book-entry and other indirect owners to consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare a cancellation of an acceleration of maturity. Book-entry and other indirect owners are described under “Legal Ownership and Book-Entry Issuance.”

Modifications of the Indentures

There are four types of changes we can make to a particular indenture and the debt securities issued thereunder.

Changes Requiring Each Holder’s Approval

First, there are changes that we or the trustee cannot make without the approval of each holder of a debt security affected by the change under a particular indenture. We cannot:

•	change the stated maturity, if any, for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	modify the provisions of the indenture with respect to the subordination of the debt securities in a manner adverse to holders;

•	impair any right a holder may have to require repayment or conversion of its debt security;

•	change the currency of any payment on a debt security other than as permitted by the debt security;

•	change the place of payment on a debt security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken together, the approval of whose holders is needed to change the indenture or the debt securities;

•	reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•	change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities. These changes are limited to clarifications and changes that would not adversely affect the debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

Modification of Subordination Provisions

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

Any other change to either indenture and the debt securities issued under that indenture would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the relevant series of debt securities; or

•	if the change affects more than one series of debt securities issued under an indenture, it must be approved by the holders of a majority in principal amount of the series affected by the change, with all affected series voting together as one class for this purpose (and of any series that by its terms is entitled to vote separately as a series, as described below).

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging which we describe above under “— Mergers and Similar Transactions.” If the holders agree to waive a covenant, we will not have to comply with it. A majority of holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of each holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under either the senior or subordinated debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities of that series in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “— Defeasance — Defeasance and Covenant Defeasance — Full Defeasance”; or

•	if we or one of our affiliates is the owner.

Special Series Voting Rights

We may issue series of debt securities that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the applicable indenture) that would otherwise require a vote of all affected series, voting together as a single class. Any such series would be entitled to vote together with all other affected series, voting together as a single class, and would also be entitled to vote separately, as a series only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of holders of the relevant series. For series of debt securities that have these rights, the rights will be described in your prospectus supplement. For series that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any series having special rights. We may issue series having these or other special rights without obtaining the consent of or giving notice to holders of outstanding securities.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a currency or currency unit other than U.S. dollars, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•	for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•	for a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	for debt securities with a principal amount denominated in one or more currencies or currency units other than the U.S. dollar, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set any date as a record date for the purpose of determining the holders that are entitled to take action under either the senior or subordinated debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by the holders. If we or the trustee set a record date for an approval or other action to be taken by the holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

Form

We will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in your prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in your prospectus supplement.

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Transfer and Exchange

Unless we indicate otherwise in your prospectus supplement, holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear or Clearstream — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchanges of debt securities for other debt securities of the same series and kind. If a debt security is exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exchange will be described in your prospectus supplement.

Payment Mechanics for Debt Securities in Registered Form

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If the principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of DTC, Euroclear and Clearstream, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in your prospectus supplement, interest on any fixed rate debt security (other than perpetual debt securities) will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. Unless we specify otherwise in your prospectus supplement, interest on any perpetual debt security will be payable quarterly each January 15, April 15, July 15 and October 15. The regular record date relating to an interest payment date for any perpetual debt security shall be January 1, April 1, July 1 and October 1, respectively. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, the record date for any payment date for a debt security in book-entry form will be the business day prior to the payment date.

Business Day

Unless we specify otherwise in your prospectus supplement, the term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•	for all debt securities, it is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The Netherlands or New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

•	if the debt security is a floating rate debt security whose interest rate is based on LIBOR, it is also a day on which dealings in the relevant index currency specified in your prospectus supplement are transacted in the London interbank market;

•	if the debt security has a specified currency other than U.S. dollars or euro, it is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•	if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euro, it is also a day on which the Eurosystem-owned European Real-Time Gross Settlement (RTGS) system (“TARGET2”), or any successor system, is open for business;

•	if the debt security is held through Euroclear, it is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the debt security is held through Clearstream, it is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

How We May Make Payments on Perpetual Debt Securities

Deferral of Interest Payments. Interest payments and any other payments on perpetual debt securities may be subject to deferral in some circumstances. We may be required to defer payment if we do not satisfy solvency conditions or if, after making such a payment, we would not satisfy certain solvency conditions that will be described in your prospectus supplement. In addition, we may defer payment if we comply with a number of requirements. In either case, unless we obtain permission from our relevant regulator, we may be required to satisfy our obligation to pay in accordance with the alternative interest satisfaction mechanism described below.

Alternative Interest Satisfaction Mechanism. We may be permitted, and under certain circumstances required, to satisfy our obligation to pay you through the issuance of our ordinary shares which, when sold, will provide a cash amount sufficient for us to make payments due to you in respect of the relevant payment. Absent certain conditions, we may elect to use this alternative interest satisfaction mechanism in order to satisfy our obligation to make any interest payment by giving not less than 16 business days’ notice to the trustee.

Our obligation to pay in accordance with the alternative interest satisfaction mechanism will be satisfied in accordance with the procedures described in your prospectus supplement.

If we elect to make any payment in accordance with the alternative interest satisfaction mechanism, the receipt of cash proceeds on the sale of our ordinary shares issued to the trustee or its agent will satisfy the relevant payment or the relevant part of such payment. The proceeds from the sale of ordinary shares pursuant to the alternative interest satisfaction mechanism will be paid to you by the trustee in respect of the relevant payment.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”

Payments on Non-Global Debt Securities. Unless otherwise specified in your prospectus supplement, we will make payments on a debt security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is deposited.

Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection for payment amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities. We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance — What is a Global Security?”

Indirect owners of a global security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Debt Securities. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payment in U.S. dollars of an amount due in another currency, whether on a global debt security or on a non-global debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount you receive in the exchange agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency is not available to us due to circumstances beyond our control — which may include the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in the manner described above will not result in a default under any debt security or the applicable indenture.

Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in your prospectus supplement. We may select ING Financial Markets LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be made in its sole discretion unless we state in your prospectus supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, unless we specify otherwise in your prospectus supplement, we will make the payment on the next day that is a business day unless such business day would fall in the next calendar year. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term “business day” has a special meaning, which we describe above under “— Business Day”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Payment of Additional Amounts with Respect to the Debt Securities

Unless otherwise indicated in your prospectus supplement, all amounts of principal of, and any premium and interest on, any debt securities will be paid by ING Groep N.V. or any successor thereof without deduction or withholding for any taxes, assessments or other charges imposed by the government of The Netherlands, or the government of a jurisdiction in which a successor to ING Groep N.V. is organized, unless such deduction or withholding is required by applicable law. If deduction or withholding of any of these charges is required by The Netherlands, or by a jurisdiction in which a successor to ING Groep N.V. is organized, ING Groep N.V. or such successor, as the case may be, will pay as additional interest any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, “additional amounts” will not be paid for:

•	the amount of any tax, assessment or other governmental charge imposed by any taxing authority of or in the United States;

•	the amount of any tax, assessment or other governmental charge which is only payable because:

¡	a connection exists between the holder and The Netherlands (or such jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes);

¡	the holder presented the debt security for payment (where presentation is required) more than 15 days after the date on which the relevant payment became due or was provided for, whichever is later;

•	the amount of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

•	the amount of any tax, assessment or other governmental charge which is payable other than by withholding from a payment or in respect of the debt securities;

•	the amount of any tax, assessment or other governmental charge that a holder or beneficial owner would have been able to avoid (but has not so avoided) by presenting and surrendering the relevant debt security to another paying agent in a Member State of the European Union;

•	the amount of any tax imposed on a payment to an individual that is required to be made pursuant to the Directive of the European Council of Economics and Finance Ministers, adopted on June 3, 2003 (2003/48/EC) or any law implementing or complying with, or introduced in order to conform to, that Directive; or

•	any combination of the taxes, assessments or other governmental charges described above.

In addition, we will not pay “additional amounts” to a holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment where the law requires the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such “additional amounts” had it been the holder.

Whenever reference is made in any context to the principal of, and any interest on, any debt security, such mention shall be deemed to include any relevant premium or additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect of such debt security.

The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to debt securities.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Service of Process

We have appointed ING Financial Holdings Corporation, acting through its office at 1325 Avenue of the Americas, New York, New York 10019, as our authorized agent for service of process in any legal action or proceeding to which we are party relating to either indenture or any debt securities brought in any federal or state court in New York City and have submitted to the non-exclusive jurisdiction of those courts.

Considerations Relating to Our Debt Securities

Considerations Relating to Indexed Securities

We use the term “indexed securities” to mean debt securities whose value is determined by reference to the price or value of one or more securities of one or more issuers, currencies, commodities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index” Indexed securities may present a high level of risk, and investors in certain indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read your prospectus supplement for a discussion of U.S. federal income tax matters.

Investors in Indexed Securities Could Lose Their Investment

The principal amount of an indexed debt security payable at maturity, and/or the amount of interest payable on an indexed debt security on an interest payment date, will be determined by reference to the price or value of one or more indices. The direction and magnitude of the change in the value of the relevant index will determine the principal amount of an indexed debt security payable at maturity and/or the amount of interest payable on an indexed debt security on an interest payment date. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase an indexed security, you may lose all or a portion of the principal you invest and may receive no interest on your investment.

The Issuer of a Security or Currency that Serves as an Index Could Take Actions that May Adversely Affect an Indexed Security

The issuer of a security that serves as an index or part of an index for an indexed debt security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a debt security indexed to that security or to an index of which that security is a component.

If the index for an indexed security includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security. See “— Considerations Relating to Securities Linked to a Non-U.S. Dollar Currency — Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security” for more information about these kinds of government actions.

An Indexed Security May Be Linked to a Volatile Index, Which Could Hurt Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed security may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

An Index to Which a Security Is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed security that is linked to the index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on an indexed debt security, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a debt security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or the rates of return on them.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

Information about Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index in your prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

ING Bank N.V. and our other affiliates may have conflicts of interest with respect to some indexed securities. ING Bank N.V. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments or act as financial adviser to issuers of the securities that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

ING Bank N.V. or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that ING Bank N.V. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on your security.

Considerations Relating to Securities Linked to a Non-U.S. Dollar Currency

If you intend to invest in a debt security whose principal and/or interest is payable in a currency other than U.S. dollars, you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An Investment in a Non-Dollar Security Involves Currency-Related Risks

An investment in a debt security with a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security payable solely in U.S. dollars. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the U.S. or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-Dollar Security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar-denominated securities is that their U.S. dollar-equivalent yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the dollar and the specified currency. These changes could affect the U.S. dollar-equivalent value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-Dollar Securities Will Permit Us to Make Payments in Dollars or Delay Payment if We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars will provide that if, because of circumstances beyond our control, the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “— Payment Mechanics for Debt Securities in Registered Form — How We Will Make Payments Due in Other Currencies — When the Specified Currency Is Not Available.” A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, and may even be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

We Will Not Adjust Non-Dollar Securities to Compensate for Changes in Currency Exchange Rates

Except as described above, we will not make any adjustment or change in the terms of a debt security payable in a currency other than U.S. dollars in the event of any change in exchange rates for that currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-Dollar Security, an Investor May Bear Currency Exchange Risk

Unless otherwise specified in your prospectus supplement, the debt securities under the applicable indenture will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information about Exchange Rates May Not Be Indicative of Future Performance

If we issue a debt security denominated in a specified currency other than U.S. dollars, we may include in your prospectus supplement a currency supplement that provides information about historical exchange rates for the specified currency. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular debt security.

Determinations Made by the Exchange Rate Agent

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in your prospectus supplement that any determination is subject to approval by ING Groep N.V.). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

DESCRIPTION OF CAPITAL SECURITIES

Please note that in this section references to “holders” mean those who own capital securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in capital securities registered in street name or in capital securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the capital securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section and your prospectus supplement will summarize all the material terms of the capital securities indenture and your capital securities. They do not, however, describe every aspect of the capital securities indenture and your capital securities. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the capital securities indenture, but we describe the meaning for only the more important of those terms. As you read this section, please remember that the specific terms of your capital securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your capital securities. The capital securities indenture and its associated documents, including your capital securities, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed copies of the form of capital securities indenture, which we expect to enter into with The Bank of New York Mellon, London Branch, as trustee, with the SEC as an exhibit to our registration statement. See “Available Information” above for information on how to obtain a copy. The terms of the capital securities include those stated in the indenture and any supplements thereto, and those terms made part of the capital securities indenture by reference to the Trust Indenture Act.

General

The capital securities are not deposits and are not insured by any regulatory body of the United States or The Netherlands.

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our cash flow and our consequent ability to make payments on the capital securities, are largely dependent upon the cash flow and earnings of our subsidiaries, including dividends we receive from some of those subsidiaries. Since we also guarantee certain obligations of some of our subsidiaries, any liability we may incur for our subsidiaries’ obligations could reduce the assets that are available to make payments on the capital securities. Additionally, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claim we may have as a creditor of the subsidiary is recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by the net capital requirements of our various regulators.

The capital securities indenture does not limit the amount of capital securities that we may issue. We may issue the capital securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of capital securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the capital securities;

•	any limit on the aggregate principal amount of the capital securities that may be authenticated or delivered;

•	under what conditions, if any, another issuer may be substituted for ING Groep N.V. as the issuer of the capital securities of the series;

•	whether the capital securities are intended to qualify as capital for capital adequacy purposes;

•	the ranking of the capital securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the prices at which we will issue the capital securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations whereby we may be prohibited from making such payments;

•	whether we will issue the capital securities as discount securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of the capital securities;

•	any condition applicable to payment of any principal, premium or interest on the capital securities;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the capital securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•	any terms on which the capital securities may or will be converted at our option or otherwise into ordinary shares, depositary receipts or other securities of ING Groep N.V. (“conversion securities”), and, if so, the nature and terms of the conversion securities into which such capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•	any terms relating to the adjustment of the conversion securities into which the capital securities may be converted;

•	the terms of any repurchase of the capital securities;

•	the denominations in which the capital securities will be issued, if other than $1,000 and integral multiples thereof;

•	the amount, or how to calculate the amount, that we will pay to the capital security holder, if the capital security is redeemed before its stated maturity, if any, or accelerated, or for which the trustee shall be entitled to file and prove a claim to the extent so permitted;

•	the currency or currencies in which the capital securities are denominated, and in which we make any payments;

•	whether we will issue the capital securities wholly or partially as one or more global capital securities and the initial value with respect to such global security or capital security;

•	what conditions must be satisfied before we will issue the capital securities in definitive form (“definitive capital securities”);

•	any reference to an index we will use to determine the amount of any payments on the capital securities;

•	any other or different events of default, other categories of default or covenants applicable to any of the capital securities, and the relevant terms if they are different from the terms in the capital securities indenture;

•	any restrictions applicable to the offer, sale and delivery of the capital securities;

•	whether we will not pay additional amounts, as defined below, on the capital securities;

•	the record date for any payment of principal, interest or premium;

•	any listing of the capital securities on a securities exchange;

•	whether holders of the capital securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	any other or different terms of the capital securities;

•	the respective rights and obligations, if any, of ourselves and holders of the capital securities following a change of control, including, if applicable, the terms and conditions under which we could be required to redeem or make an offer to purchase capital securities; and

•	what we believe are any additional material U.S. federal and Dutch tax considerations.

The prospectus supplement relating to any series of capital securities may also include, if applicable, a discussion of certain considerations under ERISA.

Capital securities may bear interest at a fixed rate or a floating rate or we may issue capital securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount. The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to discount securities or to capital securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

While this prospectus describes terms that apply generally to all the capital securities, the prospectus supplement applicable to your capital securities will summarize specific financial and other terms of your capital securities. Consequently, as you read this section, please remember that the specific terms of your capital securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your capital securities.

Holders of capital securities have no voting rights except as explained in this section below under “—Modifications of the Capital Securities Indenture,” “—Events of Default,” “—Trustee’s Duties” and “—Limitation on Suits.”

Principal and Interest

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date, if any, for payments of principal and any premium, if any, on any particular series of capital securities.

The Capital Securities Indenture

The capital securities are governed by a document called an indenture, which is a contract between us and The Bank of New York Mellon, which will initially act as trustee. The indenture does not limit our ability to incur additional indebtedness, including capital securities and additional senior indebtedness.

The trustee under the indenture has two main roles:

•	first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Limitations on Suits”; and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship with the Trustee” below for more information about the trustee.

The indenture and its associated documents, including any supplemental indenture and your capital securities, contain the full text of the matters described in this section and the other terms described in your prospectus supplement. A copy of each indenture has been filed with the SEC as part of our registration statement. See “Available Information” above for information on how to obtain a copy.

When we refer to the indenture or the trustee with respect to any capital securities, we mean the indenture including any supplemental indenture, and the trustee under that indenture.

We are a Holding Company

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claim we may have as a creditor of the subsidiary is recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by net capital requirements of our various regulators. We also guarantee certain obligations of some of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

Our Relationship with the Trustee

The Bank of New York Mellon is initially serving as the trustee for all series of capital securities to be issued under the indenture. The Bank of New York Mellon has provided commercial banking and other services for us and our related companies in the past and may continue to do so in the future. Among other things, The Bank of New York Mellon serves as, or may serve as, trustee or agent with regard to certain of our other outstanding debt obligations.

Consequently, if an actual or potential event of default occurs with respect to any of these securities, trust agreements or subordinated guarantees, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures, trust agreements or subordinated guarantees and we would be required to appoint a successor trustee. For this purpose, a “potential event of default” means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

Unless otherwise specified in your prospectus supplement, the capital securities indenture and the capital securities will be governed by New York law, except that, as specified in the capital securities indenture, the subordination provisions of each series of capital securities and the related provisions in the capital securities indenture will be governed by and construed in accordance with Dutch law.

We May Issue Many Series of Capital Securities

We may issue as many distinct series of capital securities under the indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue capital securities with terms different from those of capital securities previously issued under that indenture, but also to “reopen” a previous issue of a series of capital securities and issue additional capital securities of that series. We will only reopen an issuance if the additional capital securities issued in the reopening and the outstanding capital securities of the relevant series are fungible for U.S. federal income tax purposes. Most of the financial and other specific terms of your series of capital securities will be described in your prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of capital securities, we mean a series issued under the indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the capital security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts that We May Issue

The indenture does not limit the aggregate amount of capital securities that we may issue or the number of series or the aggregate amount of any particular series. Any capital securities owned by us or any of our affiliates are deemed not to be outstanding.

Neither the indenture nor the capital securities limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the capital securities, unless described in your prospectus supplement.

Ranking of Capital Securities

Capital securities will constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of capital securities relative to the debt and equity issued by us, including to what extent the capital securities may rank junior in right of payment to our other obligations or in any other manner.

Form, Exchange and Transfer of Capital Securities

Form

We will issue each capital security in global — i.e., book-entry — form only, unless we specify otherwise in your prospectus supplement. Capital securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the capital securities represented by the global security. Those who own beneficial interests in a global capital security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will generally issue each capital security in registered form, without coupons, unless we specify otherwise in your prospectus supplement.

If any capital securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Transfer and Exchange

Unless we indicate otherwise in your prospectus supplement, holders may exchange their capital securities for capital securities of smaller denominations or combined into fewer capital securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their capital securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated capital securities at that office. We have appointed the trustee to act as our agent for registering capital securities in the names of holders and transferring and replacing capital securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their capital securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any capital securities.

If we have designated additional transfer agents for your capital security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the capital securities of any series are redeemable and we redeem less than all those capital securities, we may block the transfer or exchange of those capital securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any capital security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any capital security being partially redeemed.

If a capital security is issued as a global capital security, only the depositary — e.g., DTC, Euroclear or Clearstream — will be entitled to transfer and exchange the capital security as described in this subsection, since the depositary will be the sole holder of the capital security.

The rules for exchange described above apply to exchanges of capital securities for other capital securities of the same series and kind. If a capital security is exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exchange will be described in your prospectus supplement.

Payment Mechanics for Capital Securities

Who Receives Payment?

If interest is due on a capital security on an interest payment date, we will pay the interest to the person or entity in whose name the capital security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the capital security. If the principal or another amount besides interest is due on a capital security at maturity, we will pay the amount to the holder of the capital security against surrender of the capital security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of DTC, Euroclear and Clearstream, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in your prospectus supplement, interest on any fixed rate capital security (other than perpetual capital securities) will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate capital security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate capital security will be the 15th calendar day before that interest payment date. Unless we specify otherwise in your prospectus supplement, interest on any perpetual capital security will be payable quarterly each January 15, April 15, July 15 and October 15. The regular record date relating to an interest payment date for any perpetual capital security shall be January 1, April 1, July 1 and October 1, respectively. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, the record date for any payment date for a capital security in book-entry form will be the business day prior to the payment date.

Business Day

The term “business day” means, for any capital security, a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The Netherlands or New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement. If we issue floating rate capital securities or capital securities with a specified currency other than U.S. dollars, we may specify what days will be considered business days in your prospectus supplement.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Capital Securities. We will make payments on a global capital security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global capital security. An indirect owner’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”

Payments on Non-Global Capital Securities. Unless otherwise specified in your prospectus supplement, we will make payments on a capital security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all other payments by check to the paying agent described below, against surrender of the capital security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is deposited.

Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the capital security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the capital security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their capital securities.

How We Will Make Payments Due in Other Currencies

If we issue capital securities in currencies other than U.S. dollars, we will specify how we will make payments in your prospectus supplement.

Payment When Offices Are Closed

If any payment is due on a capital security on a day that is not a business day, unless we specify otherwise in your prospectus supplement, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the capital securities indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any capital security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term “business day” has a special meaning, which we describe above under “— Business Day”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices capital securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Payment of Additional Amounts with Respect to the Capital Securities

Unless otherwise indicated in your prospectus supplement, all amounts of principal of, and any premium and interest on, any capital securities will be paid free and clear of, and without deduction or withholding for, or on account of, any and all taxes, assessments or other charges imposed by the government of The Netherlands, or the government of a jurisdiction in which the Issuer a successor to ING Groep N.V. is organized or resident for tax purposes (the “Relevant Jurisdiction”), unless such deduction or withholding is required by law. If deduction or withholding of any of these charges is required by a Relevant Jurisdiction, ING Groep N.V. or such successor, as the case may be, will pay as additional interest such additional amounts (“Additional Amounts”) necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, Additional Amounts will not be paid for:

•	the amount of any tax, assessment or other governmental charge that is payable because a connection (other then the share holding or ownership of, or the collection of principal of and interest on, such capital securities) exists between the holder and the Relevant Jurisdiction; or

•	the amount of any tax, assessment or other governmental charge that is imposed or withheld because the holder presented the capital security for payment (where presentation is required) more than 30 days after the date on which the relevant payment became due and payable or was provided for, whichever is later;

•	the amount of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

•	the amount of any tax, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on or in respect of the capital securities;

•	the amount of any tax, assessment or other governmental charge that is imposed or withheld because the holder or beneficial owner of the capital securities fails to comply with a timely request from us to either provide information concerning the holder’s or beneficial owner’s nationality, residence or identity or make any claim to satisfy any information or reporting requirement, if the holders or beneficial owner is legally permitted to provide such information and the completion of either would have provided an exemption from the applicable governmental charge;

•	the amount of any tax, assessment or other governmental charge that a holder or beneficial owner would have been able to avoid (but has not so avoided) by presenting and surrendering the relevant capital security to another paying agent;

•	the amount of any tax imposed on a payment to an individual that is required to be made pursuant to the Directive of the European Council of Economics and Finance Ministers,

adopted on June 3, 2003 (2003/48/EC) or any other Directive implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

•	any combination of the taxes, assessments or other governmental charges described above.

In addition, we will not pay “additional amounts” to a holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment where the law requires the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such “additional amounts” had it been the holder.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the capital securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and we will not be required to pay additional amounts or otherwise indemnify a holder of the Securities on account of any FATCA Withholding Tax deducted or withheld by us, any paying agent, or any other party.

Whenever we refer in this prospectus in any context to the payment of principal of, or any premium or interest on, or in respect of, any capital security, we mean to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to capital securities.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the capital securities and the capital securities indenture for or on account of (i) any present or future taxes, duties, assessments or governmental charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “applicable law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to applicable law and shall report to the relevant authorities the amount so deducted or withheld. However, the paying agent will not need to make any such deduction or withholding with respect to payments made under the capital securities and the capital securities indenture through the relevant clearing systems.

In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to applicable law, except to the extent that it receives payment for such gross up from us. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the holder of a capital security, and we will not pay additional amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “— Payment of Additional Amounts” explicitly provide otherwise.

Redemption

Any terms of the redemption of any series of capital securities, whether at our option or upon the occurrence of certain circumstances (including, but shall not be limited to, the occurrence of certain tax or regulatory events), will be set forth in your prospectus supplement.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with or into another company. We are also permitted to sell substantially all our assets to another company. With regard to any series of capital securities, however, we may not take any of these actions unless all the following conditions are met:

•	If we are not the successor entity, the successor entity must expressly agree to be legally responsible for the capital securities of that series and the indenture with respect to that series and must be organized as a corporation, partnership, trust, limited liability company or similar entity. The successor entity may be organized under the laws of any jurisdiction.

•	The merger, sale of assets or other transaction must not cause a default on the capital securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “Events of Default.” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to the capital securities of any series, we will not need to obtain the approval of the holders of those capital securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of ING Groep N.V. but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially in their entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your capital securities.

Modifications of the Capital Securities Indenture

There are four types of changes we can make to a particular indenture and the capital securities issued thereunder.

Changes Requiring Each Holder’s Approval

First, there are changes that we or the trustee cannot make without the approval of each holder of a capital security affected by the change under capital securities indenture. We cannot:

•	change the stated maturity, if any, for any principal or interest payment on a capital security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a capital security;

•	permit redemption of a capital security if not previously permitted;

•	impair any right a holder may have to require repayment;

•	change the currency of any payment on a capital security other than as permitted by the capital security;

•	change the place of payment on a capital security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on its capital security;

•	reduce the percentage in principal amount of the capital securities and any other affected series of capital securities, taken together, the approval of whose holders is needed to change the indenture or the capital securities;

•	reduce the percentage in principal amount of the capital securities and any other affected series of capital securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•	modify any of the provisions of the applicable indenture dealing with modification or waiver of past events of default, except to increase any such percentage or to provide that certain other provisions of any applicable indenture cannot be modified or waived without the consent of the holders of the capital securities affected thereby.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the capital securities of any series, including modifications relating to the subordination or redemption provisions of such capital securities, can only be made in accordance with the rules and requirements of the European Banking Authority, as and to the extent applicable from time to time.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the capital securities. These changes are limited to clarifications and changes that would not adversely affect the capital securities in any material respect. Nor do we need any approval to make any change that affects only capital securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular capital security, even if they affect other capital securities. In those cases, we do not need to obtain the approval of the holder of that capital security; we need only obtain any required approvals from the holders of the affected capital securities or other capital securities.

Changes Requiring Majority Approval

Any other change to the capital securities indenture and the capital securities issued thereunder would require the following approval:

•	if the change affects only one series of capital securities, it must be approved by the holders of a majority in principal amount of the relevant series of capital securities; or

•	if the change affects more than one series of capital securities issued under the capital securities indenture, it must be approved by the holders of a majority in principal amount of the series affected by the change, with all affected series voting together as one class for this purpose (and of any series that by its terms is entitled to vote separately as a series).

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the capital securities indenture. Our covenants include the promises we make about merging which we describe above under “— Mergers and Similar Transactions.” If the holders agree to waive a covenant, we will not have to comply with it. A majority of holders, however, cannot approve a waiver of any provision in a particular capital security, or in the capital securities indenture as it affects that capital security, that we cannot change without the approval of each holder of that capital security as described above in “— Changes Requiring Each Holder’s Approval” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the capital securities or request a waiver.

Events of Default

Unless your prospectus supplement provides otherwise, an “event of default” with respect to the capital securities shall result if (i) a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, or (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency). Subject to certain provisions relating to the subordination of the securities (including those limitations set forth in “— Ranking of Capital Securities” above), if an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities may declare the principal amount of and any accrued but unpaid interest on the securities to be due and payable immediately. However, if the event of default shall be deemed to have been cured after this declaration, but before the trustee obtains a judgment or decree for payment of money due, then the declaration of acceleration and its consequences shall be rescinded.

Other than the limited remedies specified above, on the occurrence of an event of default which is continuing, no remedy against us will be available to the trustee or the holders of the capital securities whether for the recovery of amounts owing in respect of such capital securities or under the capital securities indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of such capital securities or under the capital securities indenture in relation thereto, provided that (1) our obligations to pay the fees and expenses of, and to indemnify, the trustee and the trustee’s rights to apply money collected to first pay its fees and expenses shall survive any such event of default and shall not be subject to any subordination provisions applicable to the capital securities of such series and (2) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the capital securities in response to such event of default under the provisions of the capital securities indenture and provided that any payments on the capital securities of such series are subject to the subordination provisions set forth in the capital securities indenture.

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, claims in respect of any capital security may not be set-off, or be the subject of a counterclaim, by the trustee or any holder against or in respect of any of its obligations to us, and the trustee and every holder will be deemed to have waived any right of set-off or counterclaim in respect of the capital securities or the capital securities indenture that they might otherwise have against us. No holder of capital securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Trustee’s Duties

If an event of default occurs and is continuing with respect to the capital securities, the trustee will have no obligation to take any action at the direction of any holders of the capital securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding capital securities shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the capital securities. However, this direction (a) must not be in conflict with any rule of law or the capital securities indenture and (b) must not be unjustly prejudicial to the holder(s) of the capital securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of an event of default with respect to the capital securities of any series, give to each affected holder of the capital securities of the affected series notice of any event of default it knows about, unless the event of default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

Limitation on Suits

Before a holder of the capital securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the capital securities, the following must occur:

•	the holder must give the trustee a written notice that a default has occurred and remains uncured;

•	the holders of 25% in outstanding principal amount of the capital securities must make a written request that the trustee take action because of the default;

•	such holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity; and

•	the trustee must not have received an inconsistent direction from the majority in principal amount of the capital securities during that period;

Notwithstanding any contrary provisions, nothing shall impair the right of a holder of the capital securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payments due but unpaid with respect to the capital securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past event of default, as described below in “Legal Ownership and Book-Entry Issuance.”

Notices

Notices to be given to holders of a global capital security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of capital securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Consent to Service

The capital securities indenture provides that we irrevocably designate ING Financial Holdings Corporation, acting through its office at 1325 Avenue of the Americas, New York, New York 10019 as our authorized agent for service of process in any proceeding arising out of or relating to the capital securities indenture or capital securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF ORDINARY SHARES

The general meeting of shareholders of ING Groep N.V. is referred to as the “general meeting,” which term refers to both the body consisting of shareholders and other persons entitled to vote as well as the meeting of shareholders and other persons entitled to attend meetings. This section and your prospectus supplement will summarize all the material terms of our ordinary shares, including summaries of certain provisions of our articles of association and applicable Dutch law in effect on the date hereof. They do not, however, describe every aspect of the ordinary shares, the articles of association or Dutch law. References to provisions of our articles of association are qualified in their entirety by reference to the full articles of association, an English translation of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

General

As of December 31, 2014 our authorized share capital was divided into 14,500 million ordinary shares, with a nominal value of EUR 0.24 per ordinary share, and 4,500 million cumulative preference shares with a nominal value of EUR 0.24 per cumulative preference share. The ordinary shares and the cumulative preference shares are each in registered form. The outstanding ordinary shares are fully paid and non-assessable. More than 99.9% of the outstanding ordinary shares is currently held by the Trust, which has issued bearer depositary receipts in exchange therefor. As of March 13, 2015, approximately 3,859,496,293 ordinary shares were issued and outstanding. In addition, as of December 31, 2014, no cumulative preference shares were issued and outstanding.

Dividends

Dividends, whether in cash or shares, may be payable out of our annual profits as reflected in the annual accounts adopted by the general meeting of ING Groep N.V.

At its discretion, but subject to statutory provisions and to the extent permitted by law, the Executive Board may, with the prior approval of the Supervisory Board, distribute one or more interim dividends, whether in cash, or shares, before the annual accounts for any financial year have been adopted by the general meeting.

The Executive Board decides, subject to the approval of our Supervisory Board, what portion of the annual profits (after payment of dividends on outstanding cumulative preference shares, if any) will be added to the reserves of ING Groep N.V. The portion of the annual profits that remains after this addition to the reserves and after payment of dividends on outstanding cumulative preference shares, if any, is at the disposal of the general meeting. The general meeting may declare dividends therefrom and/or add additional amounts to the reserves of ING Groep N.V.; provided that the distribution of dividends does not occur at a time when our shareholders’ equity is, and does not cause our shareholders’ equity to be, below our issued share capital as increased by the amount of reserves required by Dutch law.

The Executive Board determines, with the approval of the Supervisory Board, whether the dividends on ordinary shares are payable in cash, in shares, or at the option of the holders of ordinary shares, in cash or in shares. Existing reserves that are distributable in accordance with law may be made available to the general meeting for distribution upon proposal by the Executive Board, subject to prior approval by the Supervisory Board.

A proposal of the Executive Board with respect thereto is submitted to the general meeting. See “Item 8 — Financial information — Dividends” in our most recent Annual Report on Form 20-F for a more detailed discussion of the dividend rights of holders of ordinary shares. Our Executive Board may also decide, with the approval of the Supervisory Board, to declare dividends in the currency of a country other than The Netherlands, in which the bearer depositary receipts representing our ordinary shares are traded.

Voting Rights

General Meetings of ING Groep N.V.

Under Dutch law, we must hold at least one annual general meeting, not later than six months after the end of the fiscal year. Pursuant to our articles of association, general meetings may also be held as often as the Executive Board or the Supervisory Board deems desirable. In addition, shareholders or holders of bearer depositary receipts representing at least one-tenth of the issued share capital may request the Executive Board in writing to convene a general meeting, precisely stating the business to be transacted. If the Executive Board or the Supervisory Board has not taken measures so that the meeting can be held within six weeks after such request has been made, the persons who have made the request may, upon their application, be authorized by the judge for interim provisions (voorzieningenrechter) of the competent court to convene such a meeting. Our articles of association specify the places where general meetings may be held, all of which are located in The Netherlands. Under current Dutch law, only those holders of ordinary shares registered in the name of the shareholder 28 days prior to a general meeting may attend and vote at such general meeting. In order to attend, to address and to vote at the general meeting, holders of ordinary shares (including those voting by proxy) must notify us in writing of their intention to attend the meeting by the date determined by the Executive Board and stated in the notice of meeting, which date shall not be earlier than the seventh day before the day of the meeting.

We do not directly solicit from or nominate proxies for our shareholders and are exempt from the SEC’s proxy rules under the Securities Exchange Act; however, the Trust may solicit proxies. Shareholders and other persons entitled to attend general meetings may be represented by proxies with written authority. See “Item 7 — Major shareholders and related party transactions” in our most recent Annual Report on Form 20-F.

Resolutions are adopted at general meetings by an absolute majority of the votes cast (except where a larger majority of votes is required by the articles of association or Dutch law) and there are generally no quorum requirements applicable to such meetings, except as described in the following paragraph. Each ordinary share and each cumulative preference share presently carries one vote.

Amendment of Articles of Association, Legal Merger, Split-Up and Winding-Up of ING Groep N.V.

Resolutions to amend our articles of association or to dissolve ING Groep N.V. may only be adopted upon a proposal by the Executive Board that is approved by the Supervisory Board. Such resolution must be approved by a majority of at least two-thirds of the votes cast at a general meeting at which at least two-thirds of the issued share capital is represented. By operation of law, the same rules apply for resolutions with respect to legal merger (juridische fusie) as defined in the Dutch Civil Code. Resolutions with respect to split-up (splitsing) as defined in the Dutch Civil Code must generally be approved by a majority of at least two-thirds of the votes cast at a general meeting at which at least two-thirds of the issued share capital is represented.

Adoption of Annual Accounts

As provided by Dutch law and by our articles of association, the Executive Board submits ING Groep N.V.’s annual Dutch statutory accounts, together with a certificate of the audit in respect thereof, to the general meeting for adoption.

Liquidation Rights

In the event of the dissolution and liquidation of ING Groep N.V., the assets remaining after payment of all debts and liquidation expenses are first to be distributed to the holders of cumulative preference shares to the extent of the nominal amount paid up on the cumulative preference shares plus accrued dividends. Any remainder will be distributed to holders of the ordinary shares in proportion to their number of shares.

Preemptive Rights

Except as provided by Dutch law, each holder of ordinary shares shall have a preemptive right to issues of ordinary shares. Preemptive rights may be restricted or excluded by resolution of the general meeting or a body thereunto duly authorized by the general meeting, which resolution shall require a majority of at least two-thirds of the votes cast if less than half of the issued share capital is represented.

Acquisition and Cancellation of Ordinary Shares

We may acquire ordinary shares and/or bearer depositary receipts representing our ordinary shares, subject to compliance with certain Dutch law requirements (including that the aggregate nominal value of all ordinary shares, cumulative preference shares and/or bearer depositary receipts held by ING Groep N.V. and any of its subsidiaries at any one time amounts to no more than 50% of our issued share capital). Shares owned by us may not be voted or counted for quorum purposes. Any such acquisitions are subject to the decision of the Executive Board, the approval of the Supervisory Board and the authorization of shareholders at the general meeting of ING Groep N.V. Shares and/or bearer depositary receipts representing our ordinary shares held by us may be resold without triggering preemptive rights.

The general meeting has the power to decide to cancel any of our shares we acquire. Any such proposal is subject to general requirements of Dutch law with respect to reduction of capital.

Furthermore, the general meeting may decide to reduce the nominal amount of the shares in our share capital. Any such proposal is subject to general requirements of Dutch law with respect to reduction of capital as well as the relevant provisions of our articles of association.

Limitations on Right to Hold or Vote the Ordinary Shares

There are no limitations imposed by Dutch law or by our articles of association on the right of non-resident owners to hold or vote the ordinary shares solely by reason of such non-residence.

DESCRIPTION OF THE TRUST AND THE BEARER DEPOSITARY RECEIPTS

The following is a description of the material provisions of the Trust Agreement and the applicable provisions of Dutch law. This description does not purport to be complete and is qualified in its entirety by reference to the Trust Agreement and the applicable provisions of Dutch law referred to in such description.

General

Bearer depositary receipts, which are negotiable instruments under Dutch law, are issuable by the Stichting ING Aandelen, or the Trust, pursuant to the terms of the Trust’s articles of association (Statuten) and the related conditions of administration (Administratievoorwaarden) (which, when read together, are the Trust Agreement). The Trust Agreement governs the rights of the holders of bearer depositary receipts relative to the Trust. Each bearer depositary receipt underlying our ordinary shares represents an interest in one ING ordinary share, nominal value EUR 0.24, held by the Trust. As of March 13, 2015, the Trust held 3,858,974,919 ordinary shares of ING Groep N.V., which represents over 99.9% of the ING ordinary shares outstanding. The principal trading market for the bearer depositary receipts representing our ordinary shares is Euronext in Amsterdam. The bearer depositary receipts representing our ordinary shares are also listed on Euronext in Brussels. There are no limitations under Dutch law on the rights of non-residents or non-citizens to hold or vote the bearer depositary receipts representing ordinary shares solely by reason of such non-residence.

The ING Groep N.V. articles of association and the Trust Agreement, together with English translations thereof, are incorporated by reference in the registration statement of which this prospectus forms a part.

As of December 31, 2014, no person is known to us to be the owner of more than 10% of our ordinary shares (other than the Trust) or of more than 10% of the bearer depositary receipts representing our ordinary shares.

Dividends

Holders of bearer depositary receipts are entitled to receive the dividends and other distributions corresponding to the ordinary shares underlying such bearer depositary receipts within one week of the time when the Trust receives the corresponding dividends or other distributions to shareholders. The Trust will distribute cash dividends and other cash distributions received by it in respect of the ordinary shares held by the Trust to the holders of the bearer depositary receipts in proportion to their respective holdings. Cash distributions on ING Groep N.V.’s ordinary shares and bearer depositary receipts are generally paid in Euros. However, the Executive Board may decide, with the approval of the Supervisory Board, to declare dividends in the currency of a country other than The Netherlands in which the bearer depositary receipts are traded. Cash dividends and other cash distributions in respect of bearer depositary receipts representing our ordinary shares and for which ADSs have been issued will be distributed in U.S. dollars in accordance with the deposit agreement.

If we declare a dividend in, or free distribution of, ordinary shares, such ordinary shares will be acquired by the Trust, and the Trust will distribute to the holders of the outstanding bearer depositary receipts, in proportion to their holdings, additional bearer depositary receipts issued for the ordinary shares received by the trust as such dividend or distribution. In the event the Trust receives any distribution with respect to ordinary shares held by the Trust other than in the form of cash or additional ordinary shares, the Trust will adopt such method as it may deem legal, equitable and practicable to effect such distribution.

If the Trust has the option to receive such distribution either in cash or shares, the Trust will give notice of such option by advertisement and give holders of bearer depositary receipts the opportunity, to the extent possible, to choose between cash and bearer depositary receipts for shares until the fourth day before the day on which the Trust must have made such choice. If no such choice by the holders of bearer depositary receipts has been timely communicated to the Trust, the Trust shall make the choice as it sees fit in the interests of the holders of the bearer depositary receipts concerned. Distributions to the shareholders in the form of bonus shares, writing-up shares (through increase in the nominal value of shares from our reserves), stock dividends and any other forms shall as far as possible be made available by the Trust to the holders of bearer depositary receipts in the form of bearer depositary receipts or by writing up the bearer depositary receipts. For a description of our dividend policies, see “Description of Ordinary Shares — Dividends” above.

Voting Rights

Holders of bearer depositary receipts are entitled to attend and speak at general meetings of ING Groep N.V. but do not have direct voting rights. However, the Trust will, subject to the restriction referred to below, grant a proxy to a holder of bearer depositary receipts to the effect that such holder may, in the name of the Trust, exercise the voting rights attached to the number of its shares that corresponds to the number of bearer depositary receipts held by such holder of bearer depositary receipts. On the basis of such a proxy, the holder of bearer depositary receipts may vote according to his own discretion. Under current Dutch law, only those holders of bearer depositary receipts representing our ordinary shares on the books of the Trust 28 calendar days prior to the meeting may attend and vote via such proxy at such meeting. The restriction under which the Trust will grant a voting proxy to holders of bearer depositary receipts is that the relevant holder of bearer depositary receipts must have announced his intention to attend the general meeting, observing the provisions laid down in the articles of association of ING Groep N.V. The relevant holder of bearer depositary receipts may delegate the powers conferred upon him by means of the voting proxy, provided that the relevant holder of bearer depositary receipts has announced his intention to do so to the Trust, observing a term before the commencement of the general meeting, which term will be determined by the Trust.

Holders of bearer depositary receipts may also issue voting instructions to the Trust, in respect of each general meeting of ING Groep N.V., as to the way in which the Trust is to exercise voting rights at the general meeting in respect of the shares for which the bearer depositary receipt holder concerned holds the bearer depositary receipts, and the Trust will comply with such instructions. See “Item 7 — Major shareholders and related party transactions” in our most recent Annual Report on Form 20-F.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

This section and your prospectus supplement will summarize all of the material provisions of the Amended and Restated Deposit Agreement, dated as of February 8, 2013 pursuant to which the American depositary receipts (which we refer to as ADRs) are to be issued among ING Groep N.V., the Trust, JPMorgan Chase Bank, N.A., as depositary, and the holders from time to time of ADRs. We refer to this agreement as the “deposit agreement.” We do not, however, describe every aspect of the deposit agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the deposit agreement for a more detailed description of the terms of the ADRs. Additional copies of the deposit agreement are available for inspection at the offices of the depositary in New York, which is presently located at 1 Chase Manhattan Plaza, Floor 58, New York, New York, 10005-1401 and at the offices of the agents of the depositary currently located at ING Bank N.V., Amstelveenseweg 500, 1081 KL Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands. The depositary’s principal office is 1 Chase Manhattan Plaza, Floor 58, New York, New York, 10005-1401.

General

The depositary will issue ADRs evidencing American depositary shares (which we refer to as ADSs) pursuant to the deposit agreement. Each ADS will represent one bearer depositary receipt for an ordinary share or evidence the right to receive one bearer depositary receipt representing one of our ordinary shares. The ADRs will be issued in registered form only, and only persons in whose names ADRs are registered on the books of the depositary will be treated by the depositary and us as holders of ADRs.

Pursuant to the terms of the deposit agreement, holders, owners and beneficial owners of ADRs will be subject to any applicable disclosure requirements regarding acquisition and ownership of ordinary shares or bearer depositary receipts representing our ordinary shares as are applicable pursuant to the terms of our articles of association or Dutch laws, as each may be amended from time to time. See “Item 10 — Additional information — Obligations of shareholders to disclose holdings” in our most recent Annual Report on Form 20-F for a description of such disclosure requirements applicable to ordinary shares and the consequences of noncompliance as of the date of this prospectus. The depositary has agreed, subject to the terms and conditions of the deposit agreement, to use its reasonable efforts to comply with ING’s instructions as to such requirements.

Deposit, Transfer and Withdrawal

The depositary has agreed that upon delivery of bearer depositary receipts representing our ordinary shares (or evidence of rights to receive bearer depositary receipts representing our ordinary shares) to their custodian, which is currently ING Bank N.V., and in accordance with the procedures set forth in the deposit agreement, the depositary will execute and deliver at its office to, or upon the written order of, the person or persons named in the notice of the custodian delivered to the depositary or requested by the person or persons who delivered such bearer depositary receipts to the custodian for deposit with the depositary, an ADR or ADRs registered in the name or names of such person or persons and evidencing the number of ADSs to which such person or persons are entitled.

Upon surrender at the office of the depositary of an ADR for the purpose of withdrawal of the deposited securities represented by the ADSs evidenced by such ADR, and upon payment of the fees, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, the articles of association of ING Groep N.V. and the deposited securities, the holder of such ADR will be entitled to delivery without unreasonable delay to such holder or upon such holder’s order, as permitted by applicable law, of the amount of deposited securities at the time represented by the ADS evidenced by such ADR. Exchangeable bearer depositary receipts issued by the Trust and holders thereof have the rights attributed to them in the Trust Agreement (being when read together, the Trust’s articles of association (Statuten) and the related conditions of administration (Administatievoorwaarden) and the rights conferred pursuant to mandatory Dutch law upon such holders which are issued by the Trust with the cooperation of the ING Groep N.V. The custodian shall ordinarily deliver such deposited securities at its office. The forwarding for delivery at the office of the depositary or at any other place specified by the holder of cash, other property and documents of title for such delivery will be at the risk and expense of the holder.

The depositary may issue ADRs against rights to receive bearer depositary receipts representing our ordinary shares from us, or any registrar, transfer agent, clearing agency or the entity recording bearer depositary receipt ownership or transactions for us. The depositary may issue ADRs against other rights to receive bearer depositary receipts representing our ordinary shares (until such bearer depositary receipts are actually deposited, “pre-released ADRs”); only if (x) such pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the depositary for the benefit of holders (but such collateral shall not constitute deposited securities); (y) each recipient of such pre-released ADRs represents and agrees in writing with the depositary that such recipient or its customer (i) beneficially owns such bearer depositary receipts, (ii) assigns all beneficial right, title and interest therein to the depositary for the benefit of the holders, (iii) holds such bearer depositary receipts for the account of the depositary and (iv) will deliver such bearer depositary receipts to the custodian as soon as practicable and promptly upon demand therefor but in no event more than five days after demand therefor; and (z) all pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by pre-released ADRs). Such collateral, but not the earnings thereon, shall be held for the benefit of the holders. The depositary may retain for its own account any compensation for the issuance of ADRs against such other rights to receive bearer depositary receipts representing our ordinary shares, including without limitation earnings on the collateral securing such rights.

Dividends, Other Distributions and Rights

Unless it is prohibited or restricted by applicable law, regulations or applicable permits, the depositary will convert or cause to be converted into U.S. dollars, to the extent it can transfer the resulting U.S. dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars, including euro, that it receives in respect of the deposited securities and to distribute the resulting dollar amount (net of reasonable and customary expenses incurred by the depositary and any taxes the depositary is required to withhold) to you in proportion to the number of ADRs representing such deposited securities you hold. See “Taxation — Material Tax Consequences of Owning Bearer Depositary Receipts Representing Our Ordinary Shares or American Depositary Shares — Netherlands Taxation — Withholding Tax.” If any foreign currency received by the depositary cannot be so converted and transferred, or if any approval or license of any government or agency thereof which is required for such conversion is denied, or in the opinion of the depositary cannot be obtained at a reasonable cost or within a reasonable time, the depositary shall in its discretion either distribute such foreign currency to each holder or hold such foreign currency not so distributed uninvested and without liability for interest thereon for the respective accounts of the holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some of the holders entitled thereto, the depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the holders entitled thereto, distribute foreign currency received by it to each holder requesting such distribution entitled thereto or hold the balance uninvested for the respective accounts of the holders entitled thereto. For a description of our dividend policies, see “ Description of Ordinary Shares — Dividends” above.

If we declare a dividend in, or free distribution of, ordinary shares which are evidenced by bearer depositary receipts, the depositary may with our approval, and shall if we so request, distribute to you, in proportion to the number of ADRs you hold, additional ADRs evidencing an aggregate number of ADSs that represents the amount of ordinary shares evidenced by bearer depositary receipts received as such dividend or free distribution, subject to the terms and conditions of the deposit agreement, including the withholding of any tax or other governmental charge and the payment of fees of the depositary. In lieu of delivering ADRs for fractional ADSs in the event of any such dividend or free distribution, the depositary shall sell the amount of bearer depositary receipts representing our ordinary shares represented by the aggregate of such fractions and distribute the net proceeds. If additional ADRs are not so distributed, each ADS shall thenceforth also represent its proportionate interest in the additional bearer depositary receipts distributed upon the deposited securities represented thereby.

If we offer or cause to be offered to you any rights to subscribe for additional bearer depositary receipts representing our ordinary shares or any rights of any other nature, the depositary will have discretion as to the procedure to be followed in making such rights available to you or in disposing of such rights for you and making the net proceeds available to you in accordance with the deposit agreement or, if for any reason, the depositary may not either make such rights available to you or dispose of such rights and make the net proceeds available to you, then the depositary shall allow the rights to lapse; provided that if at the time of such offering the depositary determines that it is lawful and feasible to make such rights available to you or to certain holders but not to other holders, the depositary may, and at the request of ING Groep N.V. will, distribute to any holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such holder, warrants or other instruments therefor in such form as it deems appropriate. If the depositary determines that it is neither lawful nor feasible to make such rights available to all or certain holders, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, it may, and at our request will, sell the rights, warrants or other instruments in proportion to the number of ADSs held by the holders to whom it has determined it may not lawfully or feasibly make such rights available, allocate the proceeds of such sales for the accounts of, and distribute the net proceeds so allocated to, any holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such holders because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

The depositary will not offer rights to holders having an address in the U.S. unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all holders or are registered under the provisions of the Securities Act. Notwithstanding any terms of the deposit agreement to the contrary, we shall have no obligation to prepare and file a registration statement in respect of any such rights.

Whenever the depositary shall receive any distribution other than cash, bearer depositary receipts representing ordinary shares or rights in respect of the deposited securities, the depositary shall, with our consent, cause the securities or property received by it to be distributed to the holders entitled thereto in proportion to their holdings, respectively, in any manner that the depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided that if in the opinion of the depositary such distribution cannot be made proportionately among the holders entitled thereto, or if for any other reason (including any requirement that we or the depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed) the depositary deems such distribution not to be feasible, the depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (either public or private) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the depositary to the holders entitled thereto as provided for in the deposit agreement in the case of a distribution received in cash. The holders alone shall be responsible for the payment of any taxes or other governmental charges due as a result of such sales or transfers.

If the depositary determines that any distribution of property other than cash (including bearer depositary receipts and rights to subscribe therefor) is subject to any tax which the depositary is obligated to withhold, the depositary may dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes or charges, by public or private sale, and the depositary will distribute the net proceeds of any such sale after deduction of such taxes to the holders entitled thereto in proportion to the number of ADRs held by them, respectively.

Upon any change in nominal or par value, split-up, consolidation, cancellation or any other reclassification of deposited securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Group or to which we are a party, any securities that shall be received by the depositary replacement or otherwise, in exchange for, in conversion or replacement of, or otherwise in respect of, deposited securities will be treated as new deposited securities under the deposit agreement, and the ADRs shall thenceforth represent, in addition to the existing deposited securities, the right to receive the new deposited securities so received in exchange, conversion, replacement or otherwise, unless additional ADRs are delivered pursuant to the following sentence. In any such case the depositary may with our approval, and will if we so request, execute and deliver additional ADRs as in the case of a distribution in bearer depositary receipts representing our ordinary shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such securities.

Record Dates

Whenever any cash dividend or other cash distribution becomes payable with respect to the ADRs, or whenever there is any meeting of holders of ordinary shares, or whenever the depositary shall find it necessary or convenient, the depositary will fix a record date (which shall be as near as practicable to any corresponding record date set by us with respect to the ordinary shares), for the determination of the holders who shall be entitled to (i) receive such dividend, distribution or rights, or the net proceeds of the sale thereof; or (ii) give instructions for the exercise of voting rights at any such meeting, all subject to the provisions of the deposit agreement.

Voting of Deposited Securities

The Trust is the holder of all ordinary shares represented by bearer depositary receipts and has sole power to vote such ordinary shares other than any ordinary shares with respect to which the Trust has granted a proxy as described in “Description of the Trust and the bearer depositary receipts — Voting Rights.” Before exercising its voting rights with respect to the ordinary shares, the Trust may solicit voting instructions from each holder of bearer depositary receipts representing our ordinary shares. We shall give or cause to be given to the depositary any required published announcement of any meeting of shareholders, along with any documents which such announcement provides are available free of charge to the holders of the bearer depositary receipts representing our ordinary shares, or any notice or solicitation materials as the case may be, each in English. As soon as practicable after receipt of such announcements and documents, or of any notice of any meeting or solicitation of consents or proxies of holders of other deposited securities, the depositary shall mail to holders of ADRs a notice containing:

•	such information as is contained in such announcement, together with a statement that such documents are available free of charge to the holder, or in such notice and in the solicitation materials, if any;

•	a statement that at the close of business on a specified record date the holder will be entitled, subject to the provisions of or governing deposited securities including but not limited to the Articles of Association of ING Groep N.V. and the Trust Conditions and Articles of Association of the Trust, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the bearer depositary receipts represented by the ADSs evidenced by such holders’ ADRs and exercisable at such meeting; and

•	a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the depositary to give a discretionary proxy to a person designated by us.

Upon the written request of a holder of ADRs on such record date, received by the ADR department of the depositary on or before the date established by the depositary for such purposes, the depositary shall endeavor insofar as practicable and permitted under the provisions of or governing deposited securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by us to vote) the deposited securities represented by the ADSs evidenced by such holder’s ADRs in accordance with any instructions set forth in such request. The depositary shall not itself exercise any voting discretion over any deposited securities. If no instructions are received by the depositary from any holder with respect to any of the deposited securities represented by the ADSs evidenced by such holder’s ADRs on or before the date established by the depositary for such purpose, the depositary shall not represent such deposited securities at any meeting or provide any instructions with respect to such bearer depositary receipts to the Trust or exercise any voting rights with respect to such deposited securities, discretionary or otherwise. Under current Dutch law, only those holders of bearer depositary receipts representing our ordinary shares on the books of the Trust on the applicable record date set by the Trust may attend and vote via proxy at such meeting. The depositary shall review its records to ensure that registered holders who provide voting instructions with respect to ADSs under the deposit agreement were holders of an equal number of ADSs on the applicable record date set by the Trust and, to the extent such holder was not a holder on such date or held fewer ADSs representing a bearer depositary receipt for an ordinary share on such date, shall disregard or revise, as the case may be, such holder’s voting instructions. The depositary shall have no obligations with respect to ADSs beneficially held through any holder, including, without limitation, DTC. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to such holders a notice that provides holders with, or otherwise publicizes to holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Reports and Other Communications

The depositary will promptly send to you, at our expense, copies of any reports, notices and communications furnished by us pursuant to the deposit agreement, including English-language versions of our annual reports.

Amendment and Termination of the Deposit Agreement

The ADRs and the deposit agreement may at any time be amended by agreement between us and the depositary without your consent; provided that any amendment that imposes or increases any fees or charges (other than taxes, other governmental charges, delivery and other such expenses), or which otherwise prejudices any substantial existing right of yours, will not take effect as to outstanding ADRs until the expiration of 30 days after notice of any such amendment has been given to you. Every holder at the expiration of 30 days after such notice will be deemed by continuing to hold such ADRs to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event may any amendment impair the right of any holder of an ADR to surrender such ADR and receive the bearer depositary receipts representing our ordinary shares and any property represented thereby (including deposited securities), except in accordance with mandatory provisions of applicable law. In the event that the depositary resigns, is removed or is otherwise substituted and we enter into a new deposit agreement, you will be promptly notified by the successor depositary.

Any amendments or supplements which (i) are reasonably necessary (as agreed by ING Groep N.V. and the depositary) in order for (a) the ADSs to be registered under the Securities Act or (b) the ADSs or bearer depositary receipts representing our ordinary shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by holders, shall be deemed not to prejudice any substantial rights of holders. Notwithstanding the foregoing, if any governmental or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, ING Groep N.V. and the depositary may amend or supplement the deposit agreement and the form of ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to holders or within any other period of time as required for compliance. Notice of any amendment to the deposit agreement or form of ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided that, in each such case, the notice given to the holders identifies a means for holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or ING Groep N.V.’s website or upon request from the depositary).

Charges of Depositary

The depositary may charge, and collect from, (i) each person to whom ADSs are issued, and (ii) each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The depositary may sell (by public or private sale) sufficient securities and property received in respect of distributions of bearer depositary receipts representing our ordinary shares, rights and other distributions prior to such deposit to pay such charge. Additional charges shall be incurred by the holders, by any party depositing or withdrawing bearer depositary receipts representing our ordinary shares or by any party surrendering ADSs, to whom ADSs are issued as provided in the deposit agreement.

ING Groep N.V. will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between ING Groep N.V. and the depositary, except:

•	stock transfer and other taxes and other governmental charges;

•	such registration fees as may from time to time be in effect for the registration or transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities (which are payable to persons depositing bearer depositary receipts representing our ordinary shares or holders withdrawing deposited securities);

•	such cable, telex and facsimile transmission expenses as are expressly provided in the deposit agreement to be at the expense of persons depositing bearer depositary receipts or holders;

•	such expenses as are incurred by the depositary in the conversion of foreign currency pursuant to the deposit agreement, JP Morgan Chase Bank, N.A. shall deduct our of such foreign currency the fees and expenses charged by it or its agent so appointed in connection with such conversion;

•	a fee not in excess of $5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be) pursuant to the deposit agreement; and

•	an issuance fee.

Liability of Holder for Taxes

If any tax or other governmental charges (including any penalties and/or interest) shall become payable by the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge will be paid by the holder thereof to the depositary and by holding or having held an ADR the holder and all prior holders, jointly and severally, agree to indemnify, defend and hold harmless each of the depositary and its agents in respect thereof. The depositary may refuse to effect registration of any transfer of such ADR or any withdrawal of deposited securities underlying such ADR until such payment is made and may withhold any dividends or other distributions or may sell for your account any part or all of the deposited securities underlying such ADR and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charges, and the holder of such ADR shall remain liable for any deficiency. Each holder of an

ADR or an interest therein agrees to indemnify the depositary, ING Groep N.V., the custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Transfer of American Depositary Receipts

The ADRs are transferable on the books of the depositary, provided that the depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties or at the mutual request of ING Groep N.V. and the Trust. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any ADR, the delivery of any distribution thereon, or withdrawal of any deposited securities, the depositary, ING Groep N.V., the Trust or the custodian may require payment from the person presenting the ADR or the depositor of the bearer depositary receipts representing our ordinary shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charge and fee with respect to bearer depositary receipts being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADRs. The depositary may refuse to deliver ADRs, to register the transfer of any ADR or to make any distribution on, or related to, ordinary shares or bearer depositary receipts representing our ordinary shares until it has received such proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. The delivery, transfer, combination or split-up of ADRs may be suspended during any period when the transfer books of the depositary, ING Groep N.V. or its agent for the registration and transfer of bearer depositary receipts representing our ordinary shares are closed or if any such action is deemed necessary or advisable by the depositary or us, at any time or from time to time subject to the provisions of the deposit agreement.

General

Neither the depositary nor ING Groep N.V. nor the Trust nor any of their respective directors, employees, agents or affiliates will be liable to you if by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, the European Union, The Netherlands or any other country, or of any other governmental or regulatory authority or securities exchange or market or automated quotation system, or by reason of any provision of or governing any deposited securities, or by reason of any act of God, war, terrorism or other circumstance beyond its control, the depositary, ING Groep N.V. or the Trust or any of their directors, employees, agents or affiliates shall be prevented or delayed, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement or the deposited securities it is provided shall be done or performed; nor will the depositary, ING Groep N.V. or the Trust or any of their directors, employees, agents or affiliates incur any liability to you by reason of any non-performance or delay, caused as stated in the preceding clause, in the performance of any act or thing which by the terms of the deposit agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the deposit agreement or any ADR.

ING Groep N.V., the Trust and the depositary assume no obligation nor shall any of them be subject to any liability under the deposit agreement, except that each has agreed to perform its respective obligations specifically set forth in any ADR or the deposit agreement without gross negligence or willful misconduct. The liability of the depositary may be further limited as provided in the deposit agreement, including that the depositary shall not be responsible for, and shall incur no liability in connection with or arising from any act or omission to act on the part of the custodian except to the extent that the custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located.

The depositary will keep books at its transfer office for the registration of transfers of ADRs, which at all reasonable times will be open for inspection by the holders, provided that such inspection shall not be for the purpose of communicating with holders in the interest of a business or object other than the business of the Group or a matter related to the deposit agreement or the ADRs.

The depositary may, after consultation with us, appoint one or more co-transfer agents for the purposes of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of ADRs or owners or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the depositary.

Governing Law

The deposit agreement is governed by the laws of the State of New York.

Each of ING Groep N.V. and the Trust has irrevocably agreed that any legal suit, action or proceeding against the ING Groep N.V. and/or the Trust brought by the depositary or any holder, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may be instituted in any state or federal court in New York, New York, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of ING Groep N.V. and the Trust has also irrevocably agreed that any legal suit, action or proceeding against the depositary brought by the ING Groep N.V. and/or the Trust, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York.

By holding an ADS or an interest therein, holders and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving ING Groep N.V., the Trust or the depositary, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and by holding ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

DESCRIPTION OF RIGHTS TO PURCHASE BEARER DEPOSITARY RECEIPTS

The terms of rights to purchase bearer depositary receipts of the Trust in respect of our ordinary shares (including in the form of ADSs) will be described in the prospectus supplement relating to such rights.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names on the books that we, the trustee in respect of any debt securities or capital securities or any agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any agent and any other third parties employed by us, the trustee or any of those agents, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indenture for a series of debt securities or capital securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Book-Entry Owners

Unless your prospectus supplement provides otherwise, we will issue each security, other than the bearer depositary receipts, in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Owner’s

Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security.

Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below or as may be described in your prospectus supplement;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	in addition to restrictions imposed by applicable law, an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any agent will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any agent also do not supervise the depositary in any way;

•	the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Unless your prospectus supplement provides otherwise, the securities, other than the ordinary shares or the bearer depositary receipts, will initially be issued to investors only in book-entry form. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”

Unless your prospectus supplement says otherwise, the special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee or any agent, as applicable, that we wish to terminate that global security; or

•	in the case of a global security representing debt securities or capital securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and neither we nor the trustee for any debt securities, nor any agent, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Limitations on Rights Resulting from Book-Entry Form

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global securities as represented by a global certificate.

CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or DTC, in the United States, Clearstream Banking, société anonyme, or Clearstream, in Luxembourg and Euroclear Bank S.A./N.V., or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of, Euroclear, Clearstream, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interests in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has previously advised us as follows:

•	DTC is:

¡	a limited purpose trust company organized under the laws of the State of New York;

¡	a “banking organization” within the meaning of the New York Banking Law;

¡	a member of the Federal Reserve System;

¡	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

¡	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream

Clearstream has previously advised us as follows:

•	Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•	Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of certificates.

•	Clearstream provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•	Clearstream’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•	Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has previously advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•	Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•	Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

We understand that investors that hold their securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Participants

We understand that secondary market trading between Euroclear and/or Clearstream participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream participant. Euroclear or Clearstream, as the case may be, will then instruct the common depositary for Euroclear and Clearstream to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the relevant clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream. Under this approach, participants may take on credit exposure to Euroclear or Clearstream until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

TAXATION

The following describes the material U.S. federal income and Dutch tax consequences of owning certain securities we may offer pursuant to this prospectus and a prospectus supplement. This discussion is the opinion of Sullivan & Cromwell LLP insofar as it relates to matters of U.S. federal income tax law and the opinion of PricewaterhouseCoopers Belastingadviseurs N.V. insofar as it relates to matters of Dutch tax law. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special U.S. federal income tax rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that is liable for alternative minimum tax;

•	a person that actually or constructively owns 10% or more of the voting stock of ING Groep N.V.;

•	a person that owns the securities as part of a straddle or conversion transaction for U.S. federal income tax purposes;

•	a person that purchases or sells the securities as part of a wash sale for U.S. federal income tax purposes; or

•	a U.S. holder (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

This section, insofar as it relates to U.S. federal income tax laws, is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, as well as the relevant provisions of the present double taxation treaty between The Netherlands and the United States (the “Treaty”), all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the securities.

For purposes of this section, you are a U.S. holder if you are a beneficial owner of a security and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation or other entity taxable as a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

You are a U.S. alien holder if you are the beneficial owner of a security and are, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a security.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances.

Material Tax Consequences of Owning Our Debt Securities

Netherlands Taxation

This section provides a general summary of the material Dutch tax issues and consequences of acquiring, holding, redeeming and/or disposing of the debt securities. This summary provides general information only and is restricted to the matters of Dutch taxation stated herein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the debt securities.

The prospective purchaser should consult his or her own tax advisor regarding Dutch tax consequences of acquiring, holding, redeeming and/or disposing of the debt securities.

This summary is based on the tax legislation, published case law, and other regulations in The Netherlands in force as of the date of this prospectus, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

We assume that the debt securities and income received or capital gains derived there from are not attributable to employment activities of the holder of the debt securities.

We assume that the holders of the debt securities do not hold a substantial interest in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is a natural person, his or her spouse, registered partner, certain other relatives or certain persons sharing the holder’s household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing 5% or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V.

Withholding Tax

All payments by ING Groep N.V. in respect of the debt securities can be made without withholdings or deductions for or on account of any taxes, duties or charges of any nature whatsoever that are or may be withheld or assessed by the Dutch tax authorities, any political subdivision thereof or therein or any of their representatives, agents or delegates, unless the debt securities should be reclassified as equity for Dutch corporate income tax purposes or in fact function as equity of ING Groep N.V. (as described below in the sub-section “— Debt that actually functions as equity”).

Taxes on Income and Capital Gains

Residents of The Netherlands.  Income derived from the debt securities or a gain realized on the disposal or redemption of the debt securities, by a holder of a debt security who is a resident or a deemed resident of The Netherlands for Dutch corporate income tax purposes and who is subject to Dutch corporate income tax, is generally taxable in The Netherlands at a rate of 25%, with a step up rate of 20% on the first €200,000 of taxable income (2015 rate).

Income derived or deemed to be derived from a debt security or a gain realized on the disposal or redemption of a debt security, by a holder of a debt security who is an individual who is a resident or a deemed resident of The Netherlands for Dutch personal income tax purposes, may, amongst others, be subject to Dutch personal income tax at progressive individual income tax rates up to 52% (2015 rate) if:

(i)	the individual carries on a business, or is deemed to carry on a business, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), to the assets of which such debt security is attributable; or

(ii)	such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which e.g. include activities with respect to the debt security that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If the conditions set out in paragraphs (i) and (ii) above do not apply to an individual holder of a debt security, actual received income derived from a debt security or gains realized on the disposal or redemption of a debt security are, in general, not taxable as such. Instead, such holder of a debt security will be taxed at a flat rate of 30% (2015 rate) on deemed income from “savings and investments” (sparen en beleggen). This deemed income amounts to 4% (2015 rate) of the individual’s “yield basis” (rendementsgrondslag) at the beginning of the calendar year (1 January) to the extent it exceeds a certain threshold. The fair market value of the debt security will be included in the individual’s yield basis.

Non-residents of The Netherlands.  A holder of a debt security who is neither resident nor deemed to be resident of The Netherlands for Dutch corporate or personal income tax purposes who derives income from such debt security, or who realizes a gain on the disposal or redemption of the debt security will not be subject to Dutch taxation on income or capital gains, unless:

(i)	such holder carries on a business, or is deemed to carry on a business or part thereof, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde) through a permanent establishment or a permanent representative in The Netherlands to which the debt security is attributable; or

(ii)	the holder is an individual, and such income or gain qualifies as income from miscellaneous activities in The Netherlands (resultaat uit overige werkzaamheden in Nederland), which e.g. include activities with respect to the debt security that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

Taxation of Gifts and Inheritances

Residents of The Netherlands.  Generally, gift and inheritance tax will be due in The Netherlands in respect of the acquisition of a debt security by way of a gift by, or on the death of, a holder of a debt security who is a resident or deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death. An individual of Dutch nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax if he or she was resident of The Netherlands at any time during the 10 years preceding the date of the gift or his or her death. An individual of any other nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift tax only if he or she was resident of The Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of The Netherlands. No Netherlands gift or inheritance taxes will arise on the transfer of a debt security by way of a gift by, or on the death of, a Holder who is neither resident nor deemed to be resident of The Netherlands, unless:

(i)	in case of a gift of the debt securities under a condition precedent by an individual who, at the date of the gift, was neither resident nor deemed to be resident of The Netherlands, such individual is resident or deemed to be resident of The Netherlands at the date (a) of the fulfillment of the condition; or (b) of his/her death and the condition of the gift is fulfilled after the date of his/her death; or

(ii)	in case of a gift of debt securities by an individual who, at the date of the gift or - in case of a gift under a condition precedent - at the date of the fulfillment of the condition, was neither resident nor deemed to be resident of The Netherlands, such individual dies within 180 days after the date of the gift or the fulfillment of the condition, while being resident or deemed to be resident of The Netherlands.

Value-Added Tax

No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the debt securities, whether in respect of payments of interest and principal or in respect of the transfer of a debt security.

Other Taxes

There will be no registration tax, capital contribution tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in The Netherlands in respect of or in connection with the mere issue, transfer, execution or delivery by legal proceedings of the debt securities or the performance of the ING Groep N.V.’s obligations under the relevant documents.

Residency

A holder of a debt security will not become, and will not be deemed to be, resident in The Netherlands merely by virtue of holding such debt security or by virtue of the execution, performance, delivery and/or enforcement of any relevant documents.

European Union Savings Directive, FATCA and the Common Reporting Standard

On June 3, 2003, the European Council of Economics and Finance Ministers adopted a Directive on the taxation of savings income in the form of interest payments (2003/48/EC). Under the Directive, Member States (and certain other non-EU jurisdictions, if equivalent measures have been introduced thereby and agreements are in place for the introduction of the same measures in such jurisdictions) are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period Luxembourg and Austria will instead be required (unless during that period they elect to provide information as described above) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). Luxembourg elected out of the withholding system in favor of an automatic exchange of information with effect from 1 January 2015.

The Council of the European Union has adopted an amended Directive (2014/48/EU) which will, when implemented, amend and broaden the scope of the requirements of the Savings Directive described above. The amended Directive will expand the range of payments covered by the Savings Directive, in particular to include additional types of income payable on securities, and the circumstances in which payments must be reported or paid subject to withholding. For example, payments made to (or for the benefit of) (i) an entity or legal arrangement effectively managed in an EU Member State that is not subject to effective taxation, or (ii) a person, entity or legal arrangement established or effectively managed outside of the EU (and outside any third country or territory that has adopted similar measures to the Savings Directive) which indirectly benefit an individual resident in an EU Member State, may fall within the scope of the Savings Directive, as amended. The amended Directive requires EU Member States to adopt national legislation necessary to comply with it by 1 January 2016, which legislation must apply from 1 January 2017.

A number of third countries and territories have adopted similar measures to the Savings Directive. On 1 July 2014, the Foreign Account Tax Compliance Act (“FATCA”) entered into force. The Netherlands has implemented FATCA in its domestic legislation, as a result of which it will start exchanging certain information with the United States on financial accounts that so-called U.S. persons maintain with Dutch Financial Institutions.

Furthermore, the Organization of Economic Co-operation and Development (“OECD”) released the Common Reporting Standard (“CRS”) and its Commentary on 21 July 2014. Over 60 countries, including The Netherlands, have publicly committed to implement the CRS. If implemented according to the current timelines, Dutch Financial Institutions will have to identify the account holder’s country of residence and in turn will start exchanging specified account information in 2017 to the home country’s tax administration over 2016. A similar proposal was proposed by the European Union. On 9 December 2014, Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation (‘DAC2’) which provides for mandatory automatic exchange of financial information as foreseen in the OECD global standard. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU (‘DAC1’).

Debt That Actually Functions As Equity

In case the debt securities should be reclassified as equity for Dutch corporate income tax purposes because the debt securities in fact function as equity of ING Groep N.V., interest payments received in respect of the debt securities are regarded as dividends and as such generally subject to Dutch dividend withholding tax at a rate of 15% (2015 rate).

If dividends are distributed to a corporate holder of the debt securities that qualifies in respect of the debt securities for the participation exemption, as defined in the Dutch Corporate Income Tax Act of 1969, and the debt securities are attributable to an enterprises carried out in The Netherlands, such dividends are exempt from Dutch dividend withholding tax, provided that the recipient of the dividends can be considered the beneficial owner of the dividends. Subject to certain conditions, an exemption from Dutch dividend withholding tax will apply with respect to dividends distributed to entities that are resident in a Member State of the European Union, Iceland, Norway or Liechtenstein and that hold a qualifying participation in ING Groep N.V., provided that the holder of the debt securities can be considered the beneficial owner of the dividends.

Subject to certain conditions, a legal entity resident of The Netherlands that is not subject to Dutch corporate income tax may request a refund of the tax withheld, provided it is not an exempt investment institution as defined in article 6a of the Dutch Corporate Income Tax Act of 1969 and it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends. In addition, subject to certain conditions, an entity resident of a Member State of the European Union, Iceland, Norway or Liechtenstein that is not subject to a profit based tax in that Member State, and, should that entity be a resident of The Netherlands, not be subject to Dutch corporate income tax, may request a refund of the tax withheld provided it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends. This may also apply, subject to certain conditions, to similar entities that are resident in a State which has a treaty with The Netherlands which provides for the exchange of information.

A holder of a debt security resident outside The Netherlands may be entitled to a full or partial exemption from or refund of Dutch dividend withholding tax under an applicable double taxation convention depending on its terms and conditions and subject to compliance by the holder of the Securities with those terms and conditions.

Generally, a holder of a debt security that is resident, or is deemed to be resident, of The Netherlands will be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the debt securities. On the basis of the anti-abuse provisions regarding dividend stripping transactions, a holder of debt securities that is resident, or is deemed to be resident, of The Netherlands will only be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the debt securities if the holder of the debt securities that is entitled to the dividends is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends.

U.S. Taxation

This subsection deals only with debt securities that are issued in registered form for U.S. federal income tax purposes and are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are issued in bearer form for U.S. federal income tax purposes or debt securities that are to mature more than 30 years from their date of issue and any other special U.S. federal income tax consequences applicable to a particular series of debt securities will be discussed in the applicable prospectus supplement.

U.S. Holders

The following describes the tax consequences to a U.S. holder. If you are not a U.S. holder, this does not apply to you and you should refer to “— U.S. Alien Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount — General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “— Original Issue Discount”) and any additional amounts paid with respect to withholding tax on the debt securities, including withholding tax on payments of such additional amounts (“additional amounts”) constitute income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest and original issue discount and additional amounts will, depending on your circumstances, either be “passive” category or “general” category income for purposes of computing the foreign tax credit allowable to a U.S. holder.

Cash Basis Taxpayers.  If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.

Accrual Basis Taxpayers.  If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.

Original Issue Discount

General.  If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold for money to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “— Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding together the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium.  If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “— General,” the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by an amount equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security, divided by

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest.  An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	such payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount of interest payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption.  Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in your prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You will determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount.  You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “— General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities.  Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2) 15% of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1) one or more qualified floating rates;

2) a single fixed rate and one or more qualified floating rates;

3) a single objective rate; or

4) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1) a fixed multiple that is greater than 0.65 but not more than 1.35 or

2) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities.  In general, if you are an individual or other cash-basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual-basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash-basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to currently include OID in income, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities.  If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual-basis U.S. holder, as described under “— U.S. Holders — Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined under “Original Issue Discount—General” and

•	the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to currently include market discount in income over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Where you elect to include market discount in income currently, the amount of market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average rate in effect during the accrual period. Exchange gain or loss realized with respect to such accrued market discount will be determined in accordance with the rules relating to accrued interest described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount note, in excess of the stated redemption price at maturity), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, determined on a constant-yield basis based on your debt security’s yield to maturity. If you make this election and your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash-basis taxpayer, or an accrual-basis taxpayer that so elects, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax adjusted basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Market Discount”; or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductability of capital losses is subject to limitations.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year (or “undistributed net investment income” in the case of an estate or trust) and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Indexed Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations.

Perpetual, Convertible and Exchange Debt Securities

The material U.S. federal income tax consequences of owning perpetual debt securities or debt securities that are convertible into or exchangeable for other securities will be set forth in the applicable prospectus supplement.

U.S. Alien Holders

This subsection describes the U.S. federal tax consequences to a U.S. alien holder. If you are a U.S. holder, this section does not apply to you.

Under present U.S. federal income and estate tax law, and subject to the discussion of FATCA withholding and backup withholding below, if you are a U.S. alien holder of a debt security, interest on a debt security paid to you will not be subject to U.S. federal income tax unless the interest is “effectively connected” with your conduct of a trade or business within the United States, and the interest is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases, you generally will be taxed in the same manner as a U.S. holder.

Purchase, Sale, Retirement and Other Disposition of the Debt Securities.  If you are a U.S. alien holder of a debt security, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

For purposes of the U.S. federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Foreign Account Tax Compliance Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting or certification requirements and withholding requirements in respect of their direct and indirect United States shareholders and/or United States accountholders (“FATCA withholding”). To avoid becoming subject to the FATCA withholding, we and other non-U.S. financial institutions may be required to report information to the Internal Revenue Service regarding the holders of the debt securities and to withhold on a portion of payments under the debt securities to certain holders that fail to comply with the relevant information reporting requirements (or hold debt securities directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before January 1, 2017. The rules for the implementation of this legislation have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of debt securities.

We will not pay any additional amounts in respect of FATCA withholding, so, if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your debt securities. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any amounts withheld.

Treasury Regulations Requiring Disclosure of Reportable Transactions

U.S. Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a U.S. holder (or a U.S. alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (a “Reportable Transaction

Disclosure Statement”) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. You are urged to consult your tax advisor regarding the application of this reporting requirement to their ownership of the debt securities.

Backup Withholding and Information Reporting

If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally would apply to payments of principal and interest on a debt security within the United States, and the payment of proceeds to you from the sale of a debt security effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a debt security effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid Internal Revenue Service Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Amounts withheld under the backup withholding rules are not additional taxes You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a timely refund claim with the Internal Revenue Service.

Material Tax Consequences of Owning our Capital Securities

The applicable prospectus supplement will discuss certain additional U.S. federal income and Dutch tax consequences of owning our capital securities.

Material Tax Consequences of Owning Bearer Depositary Receipts Representing Our Ordinary Shares or American Depositary Shares

The following describes the material Dutch tax consequences, and U.S. federal income tax consequences, of the ownership of ADSs or bearer depositary receipts representing our ordinary shares.

The summary is a general description of the present Dutch and U.S. federal income tax laws and practices as well as the relevant provisions of the Treaty. It should not be read as extending to matters not specifically discussed, and prospective investors should consult their own advisors as to the tax consequences of their purchase, ownership and disposal of ADSs or bearer depositary receipts representing our ordinary shares. The Dutch rules applying to holders of a “substantial interest” are not addressed in the summary. The summary is based in part upon the representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms.

In general, for U.S. federal income and Dutch tax purposes, holders of bearer depositary receipts representing our ordinary shares will be treated as the owners of the ordinary shares underlying the bearer depositary receipts, holders of ADRs evidencing ADSs will be treated as the owners of the ordinary shares evidenced by bearer depositary receipts, and exchanges of ordinary shares for bearer depositary receipts representing our ordinary shares and then for ADRs, and exchanges of ADRs for bearer depositary receipts representing our ordinary shares and then for ordinary shares, will not be subject to U.S. federal or Dutch income tax.

It is assumed for purposes of this summary that you are entitled to the benefits of the Treaty.

Netherlands Taxation

This section provides a general summary of the material Dutch tax issues and consequences of acquiring, holding, redeeming and/or disposing of the bearer depositary receipts or ADSs. This summary provides general information only and is restricted to the matters of Dutch taxation stated therein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the bearer depositary receipts or ADSs.

The prospective purchaser should consult his or her own tax advisor regarding Dutch tax consequences of acquiring, holding, redeeming and/or disposing of the bearer depositary receipts or ADSs.

This summary is based on the tax legislation, published case law, and other regulations in The Netherlands in force as at the date of this prospectus, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

We assume that the holders of the bearer depositary receipts or ADSs do not hold a substantial interest in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is a natural person, his or her spouse, registered partner, certain other relatives or certain persons sharing the holder’s household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing 5% or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V. Furthermore, we assume that the bearer depositary receipts or ADSs and income received or capital gains derived there from are not attributable to employment activities of the holder of the bearer depositary receipts or ADSs.

Withholding tax

Dividends received from the bearer depositary receipts or ADSs are generally subject to Dutch dividend withholding tax at a rate of 15% (2011 rate). The term “dividends” includes but is not limited to:

(i)	distributions in cash or in kind, including deemed and constructive distributions;

(ii)	liquidation proceeds on redemption of the bearer depositary receipts or ADSs in excess of the average paid-in capital as recognized for Dutch dividend withholding tax purposes and, as a rule, the consideration for the repurchase of the bearer depositary receipts or ADSs by ING Groep N.V. in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes, unless such repurchase is (a) for temporary investment or (b) exempt on the basis of the Dutch Dividend Tax Act of 1965;

(iii)	the par value in respect of the issue of bonus shares to a holder of the bearer depositary receipts or ADSs, or an increase in the par value of the bearer depositary receipts or ADSs, in exchange for a lower consideration, except where the issue or increase is funded out of ING Groep N.V.’s paid-in capital as recognized for Dutch dividend withholding tax purposes;

(iv)	partial redemption of the bearer depositary receipts or ADSs to the extent this constitutes a repayment of contributed capital (as understood under the Dutch Dividend Tax Act of 1965), and to the extent ING Groep N.V. has net profits (as that expression is understood for Dutch dividend withholding tax purposes), unless the shareholders of ING Groep N.V. have resolved in general meeting to make such repayment, and the par value of the bearer depositary receipts or ADSs concerned has been reduced by a corresponding amount by way of an amendment of the articles of association of ING Groep N.V.

If dividends are distributed to a corporate holder of the bearer depositary receipts or ADSs that qualifies in respect of the bearer depositary receipts or ADSs for the participation exemption, as defined in the Dutch Corporate Income Tax Act of 1969, and if such bearer depositary receipts or ADSs are attributable to an enterprise carried out in The Netherlands, such dividends are exempt from Dutch dividend withholding tax, provided that the recipient of the dividends can be considered the beneficial owner of the dividends. Subject to certain conditions, an exemption from Dutch dividend withholding tax will apply with respect to dividends distributed to entities that are resident in a Member State of the European Union, Iceland, Norway or Liechtenstein and that hold a qualifying participation in ING Groep N.V., provided that the holder of the bearer depositary receipts or ADSs can be considered the beneficial owner of the dividends.

Subject to certain conditions, a legal entity resident of The Netherlands that is not subject to Dutch corporate income tax may request a refund of the tax withheld, provided it is not an exempt investment entity as defined in article 6a of the Dutch Corporate Income Tax Act of 1969 and it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends. In addition, subject to certain conditions, an entity resident of a Member State of the European Union, Iceland, Norway or Liechtenstein that is not subject to a profit based tax in that Member State, and, should that entity be a resident of The Netherlands, not be subject to Dutch corporate income tax, may request a refund of the tax withheld, provided it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends. This may, subject to certain conditions, also apply to similar entities that are resident of a State which has a treaty with The Netherlands which provides for the exchange of information.

A holder of a bearer depositary receipt or ADS resident outside The Netherlands may be entitled to a full or partial exemption from or refund of Dutch dividend withholding tax under an applicable double taxation convention depending on its terms and conditions and subject to compliance by the holder of the bearer depositary receipts or ADSs with those terms and conditions.

Generally, a holder of a bearer depositary receipt or ADS that is resident, or is deemed to be resident, of The Netherlands will be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the bearer depositary receipts or ADSs. On the basis of the anti-abuse provisions regarding dividend stripping transactions, a holder of the bearer depositary receipt or ADSs that is resident, or is deemed to be resident, of The Netherlands will only be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the bearer depositary receipts or ADSs if the holder of the bearer depositary receipts or ADSs that is entitled to the dividends is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends.

Currently ING Groep N.V. may, with respect to certain dividends received from qualifying non-Dutch subsidiaries, credit taxes withheld from those dividends against Dutch withholding tax imposed on a dividend paid by ING Groep N.V., up to a maximum of the lesser of (i) 3% of the portion of the gross amount of the dividend paid by ING Groep N.V. that is subject to withholding; and (ii) 3% of the gross amount of the dividends received from qualifying non-Dutch subsidiaries. The credit reduces the amount of dividend withholding tax that ING Groep N.V. is required to pay to The Netherlands tax administration but does not reduce the amount of tax ING Groep N.V. is required to withhold from dividends. ING Groep N.V. will endeavor to provide you with information concerning the extent to which it has applied the reduction described above with respect to dividends paid to U.S. holders.

Taxes on income and capital gains

Residents of The Netherlands.  Income derived from the bearer depositary receipt or ADSs or a gain realized on the disposal or redemption of the ADSs, by a holder of a bearer depositary receipt or ADS who is a resident or a deemed resident of The Netherlands for Dutch corporate income tax purposes and who is subject to Dutch corporate income tax, is generally taxable in The Netherlands at a rate of 25%, with a step up rate of 20% on the first EUR 200,000 of taxable income (2015 rate).

Income derived or deemed to be derived from a bearer depositary receipt or ADS or a gain realized on the disposal or redemption of a bearer depositary receipt or ADS, by a holder of a bearer depositary receipt or ADS who is an individual who is a resident or a deemed resident of The Netherlands for Dutch personal tax purpose may, amongst others, be subject to Dutch income tax at progressive individual income tax rates up to 52% (2015 rate) if:

(i)	the individual carries on a business, or is deemed to carry on a business, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), to the assets of which such bearer depositary receipt or ADS is attributable, or

(ii)	such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which e.g. include activities with respect to the bearer depositary receipt or ADS that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If the conditions set out in paragraphs (i) and (ii) above do not apply to an individual holder of a bearer depositary receipt or ADS, actual received income derived from a bearer depositary receipt or ADS or gains realized on the disposal or redemption of a bearer depositary receipt or ADS are, in general, not taxable as such. Instead, such holder of a bearer depositary receipt or ADS will be taxed at a flat rate of 30% (2015 rate) on deemed income from “savings and investments” (sparen en beleggen). This deemed income amounts to 4% (2015 rate) of the individual’s “yield basis” (rendementsgrondslag) at the beginning of the calendar year (1 January) to the extent it exceeds a certain threshold. The fair market value of the bearer depositary receipt or ADS will be included in the individual’s yield basis.

Non-residents of The Netherlands.  A holder of a bearer depositary receipt or ADS who is neither resident nor deemed to be resident of The Netherlands for Dutch corporate or personal tax purposes who derives income from such bearer depositary receipt or ADS, or who realizes a gain on the disposal or redemption of the bearer depositary receipt or ADS will not be subject to Dutch taxation on income or capital gains, unless:

•	such holder carries on a business, or is deemed to carry on a business or part thereof, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde) through a permanent establishment or a permanent representative in The Netherlands to which the ADS is attributable; or

•	the holder is an individual, and such income or gain qualifies as income from miscellaneous activities in The Netherlands (resultaat uit overige werkzaamheden in Nederland), which e.g. include activities with respect to the ADS that exceed regular, active portfolio management (normaal actief vermogensbeheer).

Taxation of gifts and inheritances

Residents of The Netherlands.  Generally, gift and inheritance tax will be due in The Netherlands in respect of the acquisition of a bearer depositary receipt or ADS by way of a gift by, or on the death of, a holder of a bearer depositary receipt or ADS who is a resident or deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death. An individual of Dutch nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax if he or she was resident of The Netherlands at any time during the 10 years preceding the date of the gift or his or her death. An individual of any other nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift tax only if he or she was resident of The Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of The Netherlands.    No Netherlands gift or inheritance taxes will arise on the transfer of a bearer depositary receipt or ADS by way of a gift by, or on the death of, a Holder who is neither resident nor deemed to be resident of The Netherlands, unless:

(i)	in case of a gift of the bearer depositary receipt or ADS under a condition precedent by an individual who, at the date of the gift, was neither resident nor deemed to be resident of The Netherlands, such individual is resident or deemed to be resident of The Netherlands at the date (a) of the fulfillment of the condition; or (b) of his/her death and the condition of the gift is fulfilled after the date of his/her death; or

(ii)	in case of a gift of a bearer depositary receipt or ADS by an individual who, at the date of the gift or - in case of a gift under a condition precedent - at the date of the fulfillment of the condition, was neither resident nor deemed to be resident of The Netherlands, such individual dies within 180 days after the date of the gift or the fulfillment of the condition, while being resident or deemed to be resident of The Netherlands.

Value-added tax

No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the bearer depositary receipts or ADSs, whether in respect of payments of interest and principal or in respect of the transfer of a bearer depositary receipt or ADS.

Other taxes

There will be no registration tax, capital contribution tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in The Netherlands in respect of or in connection with the mere issue, transfer, execution or delivery by legal proceedings of the bearer depositary receipts or ADSs or the performance of the ING Groep N.V.’s obligations under the relevant documents.

Residency

A holder of a bearer depositary receipt or ADS will not become, and will not be deemed to be, resident of The Netherlands merely by virtue of holding such bearer depositary receipt or ADS or by virtue of the execution, performance, delivery and/or enforcement of any relevant documents.

European Union Savings Directive, FATCA and the Common Reporting Standard

On June 3, 2003, the European Council of Economics and Finance Ministers adopted a Directive on the taxation of savings income in the form of interest payments (2003/48/EC). Under the Directive, Member States (and certain other non-EU jurisdictions, if equivalent measures have been introduced thereby and agreements are in place for the introduction of the same measures in such jurisdictions) are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period Luxembourg and Austria will instead be required (unless during that period they elect to provide information as described above) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). Luxembourg elected out of the withholding system in favor of an automatic exchange of information with effect from 1 January 2015.

The Council of the European Union has adopted an amended Directive (2014/48/EU) which will, when implemented, amend and broaden the scope of the requirements of the Savings Directive described above. The amended Directive will expand the range of payments covered by the Savings Directive, in particular to include additional types of income payable on securities, and the circumstances in which payments must be reported or paid subject to withholding. For example, payments made to (or for the benefit of) (i) an entity or legal arrangement effectively managed in an EU Member State that is not subject to effective taxation, or (ii) a person, entity or legal arrangement established or effectively managed outside of the EU (and outside any third country or territory that has adopted similar measures to the Savings Directive) which indirectly benefit an individual resident in an EU Member State, may fall within the scope of the Savings Directive, as amended. The amended Directive requires EU Member States to adopt national legislation necessary to comply with it by 1 January 2016, which legislation must apply from 1 January 2017.

A number of third countries and territories have adopted similar measures to the Savings Directive. On 1 July 2014, the Foreign Account Tax Compliance Act (“FATCA”) entered into force. The Netherlands has implemented FATCA in its domestic legislation, as a result of which it will start exchanging certain information with the United States on financial accounts that so-called U.S. persons maintain with Dutch Financial Institutions.

Furthermore, the Organization of Economic Co-operation and Development (“OECD”) released the Common Reporting Standard (“CRS”) and its Commentary on 21 July 2014. Over 60 countries, including The Netherlands, have publicly committed to implement the CRS. If implemented according to the current timelines, Dutch Financial Institutions will have to identify the account holder’s country of residence and in turn will start exchanging specified account information in 2017 to the home country’s tax administration over 2016. A similar proposal was proposed by the European Union. On 9 December 2014, Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation (‘DAC2’) which provides for mandatory automatic exchange of financial information as foreseen in the OECD global standard. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU (‘DAC1’).

U.S. Taxation

Taxes on Distributions

U.S. Holders.    Under the U.S. federal income tax laws, and subject to the passive foreign investment company, or PFIC, rules discussed below, if you are a U.S. holder, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation as dividend income. If you are a noncorporate U.S. holder, dividends paid to you that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you meet certain requirements, including that you hold the ADSs or bearer depositary receipts representing our ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Subject to the PFIC rules discussed below, dividends we pay with respect to the ADSs or bearer depositary receipts representing our ordinary shares generally will be qualified dividend income.

You must include any Dutch tax withheld from the distribution in the gross amount of dividend income even though you do not in fact receive it. The dividend is taxable to you when the Trust receives the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the ADSs or bearer depositary receipts representing our ordinary shares and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with U.S. federal income tax principles. Accordingly, you should expect to generally treat distributions we make as dividends.

Subject to certain limitations, any Dutch tax withheld and paid over to The Netherlands will be creditable or deductible against your U.S. federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential rates applicable to qualified dividend income. However, to the extent a refund of the tax withheld is available to you under Dutch Law or under the Treaty, the amount that is refundable will not be eligible for credit or deduction against your U.S. federal income tax liability. Furthermore, the Dutch withholding tax may not be creditable or deductible against your U.S. federal income tax liability to the extent that ING Groep N.V. is allowed to reduce the amount of dividend withholding tax paid over to Dutch tax administration by crediting withholding tax imposed on certain dividends paid to ING Groep N.V. Currently ING Groep N.V. may, with respect to certain dividends received from qualifying non-Dutch subsidiaries, credit taxes withheld from those dividends against Dutch withholding tax imposed on a dividend paid by ING Groep N.V., up to a maximum of the lesser of (i) 3% of the portion of the gross amount of the dividend paid by ING Groep N.V. that is subject to withholding; and (ii) 3% of the gross amount of the dividends received from qualifying non-Dutch subsidiaries. The credit reduces the amount of dividend withholding tax that ING Groep N.V. is required to pay to The Netherlands tax administration but does not reduce the amount of tax ING Groep N.V. is required to withhold from dividends. ING Groep N.V. will endeavor to provide you with information concerning the extent to which it has applied the reduction described above with respect to dividends paid to U.S. holders.

Dividends will be income from sources outside the United States, and will, depending on your circumstances, either be “passive” category or “general” category income for purposes of computing the foreign tax credit allowable to you.

Because payments of dividends with respect to ADSs and bearer depositary receipts representing our ordinary shares will be made in euros, you will generally be required to determine the amount of dividend income by translating the euros into United States dollars at the “spot rate” on the date the dividend distribution is includible in your income. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend distribution is includible in your income to the date such payment is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. Such gain or loss will generally be income from sources within the United States for foreign tax credit limitation purposes.

A distribution of ordinary shares pursuant to a distribution in which shareholders have the right to choose to receive cash or shares will be taxable to the same extent that a dividend of cash would be taxable.

U.S. Alien Holders.  If you are a U.S. alien holder, dividends paid to you in respect of ADSs or bearer depositary receipts representing our ordinary shares will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases, you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxes on Capital Gains

U.S. Holders.  Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your ADSs or bearer depositary receipts representing our ordinary shares, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ADSs or bearer depositary receipts representing our ordinary shares. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

U.S. Alien Holders.  If you are a U.S. alien holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of your ADSs or bearer depositary receipts representing our ordinary shares unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Passive Foreign Investment Company

We do not expect to be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, and therefore believe that the ADSs or bearer depositary receipts representing our ordinary shares should not be treated as stock of a PFIC, but this conclusion is a factual determination made annually and thus may be subject to change. In general, we will be a PFIC with respect to you if, for any taxable year in which you hold the ADSs or bearer depositary receipts representing our ordinary shares, either (i) at least 75% of our gross income for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income (including cash). If we were a PFIC, gain recognized by you on a sale or other disposition of the ADSs or bearer depositary receipts representing our ordinary shares would be allocated ratably over your holding period for the ADSs or bearer depositary receipts representing our ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that taxable year, and the interest charge generally applicable to underpayments of tax would be imposed on the resulting tax liability. Similar treatment may apply to certain distributions. In addition, dividends that you receive from us will not be eligible for the special tax rates applicable to qualified dividend income if we are a PFIC either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income. You should consult your tax advisers regarding the potential application of the PFIC regime.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year (or “undistributed net investment income” in the case of an estate or trust) and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold

(which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally includes its dividend income and its net gains from the disposition of ADSs or bearer depositary receipts representing our ordinary shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the ADSs or bearer depositary receipts representing our ordinary shares.

Foreign Account Tax Compliance Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting or certification requirements and withholding requirements in respect of their direct and indirect United States shareholders and/or United States accountholders (“FATCA withholding”). To avoid becoming subject to FATCA withholding, we and other non-U.S. financial institutions may be required to report information to the Internal Revenue Service regarding the holders of ADSs or bearer depositary receipts representing our ordinary shares and to withhold on a portion of payments under ADSs or bearer depositary receipts representing our ordinary shares to certain holders that fail to comply with the relevant information reporting requirements (or hold ADSs or bearer depositary receipts representing our ordinary shares directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before January 1, 2017. The rules for the implementation of this legislation have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of ADSs or bearer depositary receipts representing our ordinary shares.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. You are urged to consult your tax advisor regarding the application of this reporting requirement to your ownership of the ADSs or bearer depositary receipts representing our ordinary shares.

Backup Withholding and Information Reporting

Information reporting rules and backup withholding generally apply to dividend payments and to the proceeds of the sale of ADSs or bearer depositary receipts representing our ordinary shares in the same manner that they apply to payments of interest and to the sale of debt securities, respectively. See “Material Tax Consequences of Owning Our Debt Securities — Backup Withholding and Information Reporting” above for a complete discussion of these rules.

Material Tax Consequences of Owning Rights to Purchase Bearer Depositary Receipts

The material U.S. federal income and Dutch tax consequences of owning rights to purchase bearer depositary receipts will be set forth in your prospectus supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or conversion of securities offered hereby by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the securities offered hereby are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of securities offered hereby. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided, further, that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of securities offered hereby or any interest therein will be deemed to have represented by its purchase and holding of securities offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing or converting the securities offered hereby on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the securities offered hereby will not constitute a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing securities offered hereby on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of securities offered hereby have exclusive responsibility for ensuring that their purchase and holding of securities offered hereby do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any securities offered hereby to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in your prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in your prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Your prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overalloting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, ING Groep N.V. and its subsidiaries.

In addition, we expect to offer the securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

ING Financial Markets LLC, an affiliate of ING Groep N.V., may participate as an underwriter in distribution of securities issued pursuant to this prospectus. Rule 5121 of the Consolidated Financial Industry Regulatory Authority (FINRA) Rulebook imposes certain requirements when a FINRA member, such as ING Financial Markets LLC, distributes an affiliated company’s securities, such as our securities. ING Financial Markets LLC has advised ING Groep N.V. that any offering in which ING Financial Markets LLC acts as an underwriter will comply with the applicable requirements of Rule 5121.

Should ING Financial Markets LLC participate in the distribution of securities issued pursuant to this prospectus, the underwriters will not confirm initial sales to accounts over which they exercise discretionary authority without the prior written approval of the customer.

The maximum compensation we pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

If so indicated in the prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

Market-Making Resales by Affiliates

This prospectus may be used by ING Financial Markets LLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, ING Financial Markets LLC may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, ING Financial Markets LLC may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. ING Financial Markets LLC may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of ING Groep N.V. may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

ING Groep N.V. does not expect to receive, directly, any proceeds from market-making transactions. ING Groep N.V. does not expect that ING Financial Markets LLC or any other affiliate that engages in these transactions will pay, directly, any proceeds from its market-making resales to ING Groep N.V., although ING Groep N.V. may indirectly, for instance through the payment of dividends, receive all or a portion of such proceeds.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless ING Groep N.V. or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list a particular series of securities on a securities exchange or quotation system. We have been advised by ING Financial Markets LLC that it may make a market in the securities, and any underwriters to whom we sell securities for public offering may also make a market in those securities. However, neither ING Financial Markets LLC nor any underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the terms “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

VALIDITY OF THE SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities, capital securities, ordinary shares, bearer depositary receipts and rights, entitling the holder to purchase bearer depositary receipts representing our ordinary shares, Sullivan & Cromwell LLP, New York, New York, our U.S. counsel, and Davis Polk & Wardwell London LLP, U.S. counsel for any underwriters will pass on certain matters relating to the validity of the securities under U.S. law. Linklaters LLP, Amsterdam, The Netherlands, or such other Dutch counsel as may be identified in the relevant prospectus supplement, will pass on certain matters relating to the validity of the securities under Dutch law.

PwC Belastingadviseurs N.V., Amsterdam, The Netherlands, will pass on certain Dutch tax matters for us.

Sullivan & Cromwell LLP and Davis Polk & Wardwell London LLP may rely upon Dutch counsel with respect to all matters of Dutch law.

EXPERTS

The consolidated financial statements of ING Groep N.V. appearing in ING Groep N.V.’s Annual Report on Form 20-F for the year ended December 31, 2014, and for each of the years in the three-year period ended December 31, 2014 (including schedules appearing therein), and the effectiveness of ING Groep N.V.’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young Accountants LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and ING Groep N.V. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

NOTICES

All notices will be deemed to have been given upon the mailing by first class mail, postage prepaid, of those notices to holders of securities at their registered addresses as recorded in the register of holders of such securities.

ENFORCEMENT OF CIVIL LIABILITIES

ING Groep N.V. is a limited liability company incorporated under Netherlands law. Most of its Supervisory Board members, its Executive Board members and some of the experts named in this document, currently reside outside the United States. All or a substantial portion of its assets and the assets of these individuals are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon non-U.S. resident directors or upon ING Groep N.V. or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against ING Groep N.V. We understand there is doubt as to the enforceability in The Netherlands of original actions or in actions for enforcement of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States. As there is no treaty between the United States and The Netherlands providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards in civic and commercial matters), a judgment rendered by a court in the United States will not be recognized and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money based on civil liability rendered by a U.S. court which is enforceable in the United States (the “foreign judgment”) and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy.

PRINCIPAL EXECUTIVE OFFICE OF ING GROEP N.V.

ING GROEP N.V.

Bijlmerplein 888

1102 MG Amsterdam

P.O. Box 1800, 1000 BV Amsterdam

The Netherlands

LEGAL ADVISORS TO THE REGISTRANT

As to U.S. federal and New York law:

Sullivan & Cromwell LLP

24, rue Jean Goujon

75008 Paris

France

As to Dutch Civil & Corporate law:

Linklaters LLP

World Trade Centre Amsterdam

Tower H, 22nd floor

Zuidplein 180

1077 XV Amsterdam

The Netherlands

As to Dutch tax law:

PwC Belastingadviseurs N.V.

P.O. Box 90358

1006 BJ Amsterdam

The Netherlands

LEGAL ADVISOR TO THE UNDERWRITERS

As to U.S. federal and New York law:

Davis Polk & Wardwell London LLP

5 Aldermanbury Square

London EC2V 7HR

England

AUDITORS

Ernst & Young Accountants LLP

Antonio Vivaldistraat 150

1083 HP Amsterdam

The Netherlands

ING Groep N.V.

$1,000,000,000 6.000% Perpetual Additional Tier 1 Contingent Convertible Capital Securities

$1,250,000,000 6.500% Perpetual Additional Tier 1 Contingent Convertible Capital Securities

Prospectus Supplement

April 9, 2015

(to Prospectus dated March 19, 2015)

Joint Lead Managers and Joint Bookrunners

Citigroup	ING	J.P. Morgan	UBS Investment Bank
	(Joint Structuring Coordinator)	(Joint Structuring Coordinator)

Joint Lead Managers

Barclays	BofA Merrill Lynch	COMMERZBANK	HSBC	Natixis	Société Générale Corporate & Investment Banking